SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ACCERIS COMMUNICATIONS INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1001 Brinton Road
Pittsburgh, Pennsylvania 15221

July 6, 2005

Dear Stockholder:

It is my pleasure to invite you to Acceris Communications Inc.’s annual meeting of stockholders (the “Annual Meeting”). We will hold the meeting on August 5, 2005 at 2:00 PM local time at the offices of Acceris located at 1001 Brinton Road, Pittsburgh, Pennsylvania 15221.

In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the Notice of Annual Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about our company. This proxy statement is being mailed to all shareholders on or about July 8. We urge you to read the enclosed information carefully.

Please note that only stockholders of record at the close of business on June 9, 2005 may vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly. If you are a stockholder of record and do attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,

Allan C. Silber
Chairman of the Board and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date: Time: Place:	August 5, 2005 2:00 PM EST 1001 Brinton Road Pittsburgh, PA 15221

To the Stockholders of Acceris Communications Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Acceris Communications Inc. will be held at 1001 Brinton Road, Pittsburgh, PA 15221, on August 5, 2005, at 2:00PM EST, for the following purposes, which are fully described in the accompanying proxy statement:

1.	To elect three Class II directors each to serve for three years and until their successors have been duly elected and qualified;

2.	To approve the sale of substantially all assets of our wholly-owned subsidiary, Acceris Communications Corp.;

3.	To approve an amendment to our Articles of Incorporation changing our name to “C2 Technologies Inc.”;

4.	To ratify the appointment of BDO Seidman LLP, as independent auditors for the year ended December 31, 2005; and

5.	To transact any other business that may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

If you were a stockholder of record at the close of business on June 9, 2005, you are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for examination by any stockholder of record at our principal executive offices located at 1001 Brinton Road, Pittsburgh, Pennsylvania 15221 for a period of ten days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

We have concluded that our stockholders may be entitled to assert appraisal rights under Chapter 607 of the Florida Business Corporation Act in connection with Proposal 2 to be voted upon at the Annual Meeting. A copy of Sections 607.1301-607.1333 of the Florida Business Corporation Act concerning appraisal rights under Florida laws is included with this proxy statement for your reference.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

        By Order of the Board of Directors,

Stephen A. Weintraub
Secretary and Senior Vice President
Pittsburgh, Pennsylvania
July 6, 2005

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

Why did you send me this proxy statement?	1
How many votes do I have?	1
What proposals will be addressed at the Annual Meeting?	1
Why would the Annual Meeting be postponed?	2
How do I vote in person?	2
How do I vote by proxy?	2
May I revoke my proxy?	2
Where are Acceris’ principal executive offices?	3
What vote is required to approve the proposals?	3
Are there any appraisal rights?	4
Who bears the cost of soliciting proxies?	4
How can I obtain additional information regarding Acceris?	4
INFORMATION ABOUT ACCERIS STOCK OWNERSHIP	5

Which stockholders own at least 5% of Aceris?	5
How much stock is owned by directors and executive officers?	6
Do any of the officers and directors have an interest in the matters to be acted upon?	7
Did directors, executive officers and greater-than-10% stockholders comply with Section 16(a) beneficial ownership reporting requiring in 2004?	7
Directors and Executive Officers	7

Legal Matters	10
Nominees to the Board of Directors	11
The Board of Directors	12
Audit Committee Report	13
Code of Conduct	15
Compensation of Executive Officers and Directors	15
Compensation Committee Report on Executive Compensation	17
Comparison of Cumulative Total Return Among Acceris Incorporated, The Russell 2000 Index and A Peer Group	19
Director Compensation	19
Employment Contracts and Termination of Employment and Change-in-Control Arrangements	20
Stock Option Plans	21
Compensation Committee Interlocks and Insider Participation	24
Certain Relationships and Related Transactions	24
Independent Public Accounting Firm	29

Proposal 1	33
Proposal 2	34
Proposal 3	47
Proposal 4	49
Other Proposed Action	49
Stockholder Proposal and Submissions	49
Information Included with this Proxy Statement	50
Appendix A - Florida Business Corporation Law Sections 607.1301-607.1333	52
Appendix B - Certificate of Amendment of the Articles of Incorporation regarding name change	64
Appendix C - Pro Forma presentation	65
Appendix D - Asset Purchase Agreement, dated as of May 19, 2005	80
Appendix E - Management Services Agreement, dated as of May 19, 2005	132
Appendix F - Letter from Counsel Corporation dated as of May 16, 2005	141
Appendix G - Security Agreement, dated as of May 19, 2005	143
Appendix H - Secured Promissory Note, dated as of May 19, 2005	151
Appendix I - Irrevocable Proxy, dated as of May 19, 2005	153
Appendix J - Guaranty, dated as of May 19, 2005	157

ACCERIS COMMUNICATIONS INC.

Proxy Statement
Dated July 6, 2005
Annual Meeting of Stockholders

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because the board of directors of Acceris Communications Inc., a Florida corporation (“Acceris”), is soliciting your vote at the 2005 annual meeting of stockholders (“Annual Meeting”). This proxy statement summarizes the information you need to vote in an informed manner on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

How many votes do I have?

We will be sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about July 8, 2005 to all stockholders. Stockholders who owned Acceris common stock at the close of business on June 9, 2005 (“Record Date”) are entitled to one vote for each share of common stock they held on that date on all matters properly brought before the Annual Meeting. Similarly, holders of Series N preferred stock are entitled to vote with the common stock, voting together and not as separate classes, on an “as-converted” basis.

On the Record Date, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of common stock is entitled to one vote, and each share of Series N preferred stock is entitled to 40 votes.

Class of Stock	Shares Outstanding	Equivalent Votes

Common stock	19,237,135	19,237,135
Series N preferred stock	618	24,720
Total Votes at Annual Meeting:		19,261,855

What proposals will be addressed at the Annual Meeting?

We will address the following proposals at the Annual Meeting:

1.	Election of three Class II directors each to serve for three years and until their successors have been duly elected and qualified;
2.	Approval of the sale of substantially all assets of our wholly-owned subsidiary, Acceris Communications Corp.;
3.	Approval of an amendment to our Articles of Incorporation changing our name to “C2 Technologies Inc.”;
4.	Ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2005; and
5.	Transaction of any other business that may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Why would the Annual Meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on August 5, 2005. If shares representing more than 50% of the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the Annual Meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

If you plan to attend the Annual Meeting on August 5, 2005, or at a later date if it is postponed, at the offices of Acceris located at 1001 Brinton Road, Pittsburgh, Pennsylvania 15221 and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“For” the election of three Class II directors;

•	“For”the approval of the sale of substantially all assets of our wholly-owned subsidiary, Acceris Communications Corp.;

•	“For” the approval of an amendment to our Articles of Incorporation changing our name to “C2 Technologies Inc.”; and

•	“For”the ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2005

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date.

•
You may notify Acceris in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices, before the Annual Meeting, that you are revoking your proxy.

•	You may vote in person at the Annual Meeting.

Where are Acceris’ principal executive offices?

Our principal executive offices are located at 1001 Brinton Road, Pittsburgh, PA 15221. Our telephone number is (412) 244-2100.

What vote is required to approve the proposals?

Proposal 1:	To elect three Class II directors each to serve for three years and until their successors have been duly elected and qualified

A plurality of votes cast is required to elect director nominees. A nominee who receives a “plurality” means he has received more votes than any other nominee for the same director’s seat. There are three nominees for the three Class II seats. In the event no other nominations are received, management’s nominees will be elected upon receiving one or more votes. All shares of our common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. So, if you do not vote for the nominee, or you indicate “withhold authority to vote” for the nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2:	To approve the sale of substantially all assets of our wholly-owned subsidiary Acceris Communications Corp.

All shares of Acceris’ common stock and Series N preferred stock voting on an as-converted basis and voting as a single class will be entitled to vote. The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and the Series N preferred stock is required for approval of Proposal 2. Therefore, since a majority of all votes entitled to be cast is required, any shares that are not voted, including shares represented by a proxy which is marked “abstain”, will, in effect, count “against Proposal 2.

We have concluded that our stockholders may be entitled to assert appraisal rights under Chapter 607 of the Florida Business Corporation Act in connection with Proposal 2 to be voted upon at the Annual Meeting. A copy of Sections 607.1301-607.1333 of the Florida law concerning appraisal rights under Florida laws is included as Appendix A to this proxy statement for your reference. In addition, we have included various agreements underlying the proposed asset sale transaction as well as a pro forma presentation relating to the effect of the asset sale transaction as Appendices C-J to this proxy statement, also for your reference.

Proposal 3:	To approve an amendment to our Articles of Incorporation changing our name to “C2 Technologies Inc.”

All shares of Acceris’ common stock and the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and the Series N preferred stock is required for approval of Proposal 3. Therefore, since a majority of all votes entitled to be cast is required, any shares that are not voted, including shares represented by a proxy which is marked “abstain,” will, in effect, count “against” Proposal 3.

Upon approval by the required stockholder vote, the amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Department of State of the State of Florida, which filing is anticipated to occur during or shortly following the Annual Meeting. A copy of the Amendment to the Articles of Incorporation is included as Appendix B to this proxy statement.

Proposal 4:	To ratify of the appointment of BDO Seidman, LLP.

Ratification of the appointment of BDO Seidman LLP as our independent auditors for the year ended December 31, 2005 requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

Counsel CorporationVoting on the Proposals

As of the Record Date, Counsel Communications LLC, a Delaware limited liability company formerly known as Counsel Springwell Communications LLC (“Counsel Communications”), and Counsel Corporation (US), both indirect wholly-owned subsidiaries of Counsel Corporation, collectively hold 17,517,269 shares of our common stock, representing approximately 91% of the votes entitled to be cast on any proposal brought before our stockholders. Counsel Corporation has informed us that it intends to vote such shares FOR proposals 1, 2, 3 and 4. In such case, all such proposals will be approved.

Are there any appraisal rights?

Except for Proposal 2, our Board has not proposed any action for which the laws of the State of Florida, our Articles of Incorporation or By-laws provide a right of a stockholder to dissent and obtain payment for shares. Under Proposal 2, our stockholders may have a right to assert appraisal rights if the sale of substantially all assets of our wholly-owned subsidiary, Acceris Communications Corp., is approved and to receive the “fair value” of their shares upon compliance with the requirements of the Florida laws. These rights are explained in detail in the Proposal 2 discussion in the section entitled “Appraisal Rights” which begins on page 45 of this Proxy Statement. The appraisal rights provisions of the Florida laws are included as Appendix A to this Proxy Statement. We urge you to read the “Appraisal Rights” discussion of this Proxy Statement and the attached provisions of the Florida Act if you wish to exercise your appraisal rights with respect to Proposal 2.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting the execution of such materials. We estimate that the costs associated with solicitations of the proxies requested by this proxy statement will be approximately $75,000.

How can I obtain additional information regarding Acceris?

Acceris is subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”), which requires that Acceris file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Acceris, that file electronically with the SEC. In addition, our Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. We have provided a direct link to our SEC filings on the SEC website through our Internet website, http://www.acceris.com (follow Investor Relations tab to link to “SEC Filings”), including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All written requests to Acceris should be directed to: Stephen Weintraub, Secretary and Senior Vice President, 1001 Brinton Road, Pittsburgh, PA 15221.

INFORMATION ABOUT ACCERIS STOCK OWNERSHIP

Which stockholders own at least 5% of Acceris?

The common stock and the Series N preferred stock, which votes on an as-converted basis with the common stock, constitute the only voting securities of Acceris. As of the Record Date, each share of Series N preferred stock is convertible, at the option of its holder, into 40 shares of common stock. The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of the common stock, or “beneficial owners” of a sufficient number of shares of Series N preferred stock to be converted into at least 5% of the common stock. On the Record Date, there were 19,237,135 shares of common stock and 618 shares of Series N preferred stock issued and outstanding.

Name and address of owner (1)	Number of shares beneficially owned	% of common stock beneficially owned (2)

Counsel Corporation and subsidiaries (“Counsel”) 40 King Street West Scotia Plaza Suite 3200 Toronto, Ontario M5H 3Y2	20,921,651 (3)	92%
__________________________

(1)
Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(2)
As to each person or entity named as beneficial owners, such person’s or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(3)
Includes 3,404,382 shares of Acceris’ common stock issuable upon conversion of a convertible promissory note in the principal amount (and including accrued interest) of approximately $17,090 as of March 31, 2005, at the conversion price of $5.02 per share, under the terms of the Senior Convertible Loan and Security Agreement, dated March 1, 2001, as amended on May 8, 2001 (“Loan Agreement”). In accordance with the terms of agreements with Wells Fargo Foothill, Inc. (“Foothill”) and Laurus Master Fund, Ltd. (“Laurus”), all of the shares owned by Counsel Corporation have been pledged as security for the Laurus and Foothill indebtedness. On June 30, 2005, Foothill assigned its senior lending facility to Acceris Management and Acquisition, LLC, a wholly-owned subsidiary of North Central Equity LLC. For more details regarding this assignment, please refer to the “Certain Relationships and Related Transactions” section in this proxy statement.

How much stock is owned by directors and executive officers?

The following table sets forth information regarding the ownership of our common stock as of the Record Date by: (i) each director or nominee for director; (ii) each of the Named Officers in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. As of the Record Date, all of the present directors, as a group of four persons, own beneficially 26,419 shares (a beneficial ownership of less than 1%), and all of our present directors and executive officers, as a group of ten persons, own beneficially 71,419 shares (a beneficial ownership of less than 1%) of our common stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(2)
Allan C. Silber	0	(3)	*	%
Hal B. Heaton	7,948	(4)	*	%
Henry Y.L. Toh	18,471	(5)	*	%
Samuel L. Shimer	0	(6)	*	%
Kelly D. Murumets	0		*	%
Stephen A. Weintraub	0		*	%
Gary M. Clifford	0		*	%
James G. Ducay	37,500	(4)	*	%
David B. Silverman	0		*	%
Eric S. Lipscomb	7,500	(4)	*	%
All Executive Officers and Directors as a Group (10 people)	71,419		*	%

*	Indicates less than one percent

(1)
Unless otherwise noted, all listed shares of common stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. All addresses are c/o Acceris Communications Inc. unless otherwise indicated.

(2)
As to each person or entity named as beneficial owners, that person’s or entity’s percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days have been exercised or converted, as the case may be.

(3)
Mr. Silber is Chairman, Chief Executive Officer and President of Counsel, and a beneficial owner of approximately 4,710,376 shares or 9.9% of the outstanding stock of Counsel. In September 2001, Mr. Silber became a Director of Acceris. Mr. Silber was appointed Chairman in November 2001. Mr. Silber was appointed Chief Executive Officer and Interim President of Acceris in December 2002 and served as such until November 2003 when the Board appointed Ms. Murumets to succeed Mr. Silber as President. Mr. Silber was succeeded as Chairman of the Board by Mr. James Meenan in October 2004. Mr. Silber remained a Director and Chief Executive Officer of Acceris until March 2005, at which time he was re-appointed Chairman when Mr. Meenan resigned from the board in connection with the Company’s expected sale of the Telecommunications segment. Mr. Silber disclaims beneficial ownership of the shares of Acceris’ common stock beneficially owned by Counsel.

(4)	Represents shares of common stock issuable within 60 days of the date hereof pursuant to options.

(5)
Represents shares of common stock issuable within 60 days of the date hereof pursuant to options. Does not include shares held of record by Four M International, Ltd., of which Mr. Toh is a director. Mr. Toh disclaims any beneficial ownership of such shares.

(6)
Mr. Shimer is not an employee of Acceris; however he is a member of the Board of Directors. He was previously a managing director of Counsel. He is a beneficial owner of approximately 819,011 shares in Counsel, which represents 1.7% beneficial ownership of Counsel.

Do any of the officers and directors have an interest in the matters to be acted upon?

Other than in such capacities, no directors or officers, to the best of Acceris’ knowledge, have an interest, direct or indirect, in any of the matters to be acted upon.

Did directors, executive officers and greater-than-10% stockholders comply with Section 16(a) beneficial ownership reporting requirements in 2004?

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of equity securities of Acceris with the SEC. Officers, directors, and greater than ten percent stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, and Forms 5 with respect to our most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary, by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2004, except that William Lomicka (no longer a director), David Silverman, James Meenan (no longer a director) and Samuel Shimer each failed to file a timely Form 3 and Hal Heaton, Albert Reichmann (no longer a director), and Henry Toh each had one transaction which was not timely reported on Form 4, and Counsel Corporation had 4 transactions which were not timely reported on Form 4. As of the date hereof, the foregoing reporting persons are in compliance with Section 16(a) reporting requirements.

Directors and Executive Officers

Our Board of Directors is divided into three classes, with each director serving a term of three years. As of December 31, 2004, our Board consisted of eight members: Messrs. Shimer and Tanki (Class I directors), Messrs. Toh, Heaton and Silber (Class II directors), and Messrs. Lomicka and Meenan and Ms. Murumets (Class III directors). However, on March 31, 2005 Messrs. Meenan, Tanki, Lomicka and Ms. Murumets, resigned from the Board. None of these director resignations were for cause. As a result of these changes to the Board membership, our Board consists of four members: one Class I director, Mr. Shimer, three Class II directors, Messrs. Toh, Heaton and Silber, and no Class III directors.

The following table sets forth the names, ages and positions with Acceris of the persons who currently serve as our directors and executive officers. There are no family relationships between any present executive officers and directors.

	Age
Name	(1)	Title
Allan C. Silber	56	Chairman of the Board
Hal B. Heaton (2), (3), (4), (5)	54	Director
Henry Y.L. Toh (2), (3), (4), (5)	47	Director
Samuel L. Shimer	41	Director
Kelly D. Murumets	41	President
Stephen A. Weintraub	57	Senior Vice President and Secretary
Gary M. Clifford	36	Vice President of Finance and Chief Financial Officer
James G. Ducay	46	Executive Vice President and Chief Operating Officer
David B. Silverman	40	Senior Vice President and General Counsel
Eric S. Lipscomb	36	Vice President of Accounting, Controller, and Chief Accounting Officer

(1)	As of the Record Date.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Special Committee of Independent Directors.
(5)	Independent Director.

Allan C. Silber, Chairman of the Board since March 30, 2005 and Chief Executive Officer. Mr. Silber was elected to the Board of Directors as a Class II director in September 2001 and appointed as Chairman of the Board in November 2001, a position he held until October, 2004, at which point he was succeeded by Mr. James Meenan. Upon Mr. Meenan’s resignation from the board in March 2005, in connection with the Company’s expected sale of the telecommunications segment, Mr. Silber was re-appointed Chairman. Mr. Silber is the Chairman and CEO of Counsel Corporation, which he founded in 1979. Mr. Silber attended McMaster University and received a B.S. degree from the University of Toronto.

Hal B. Heaton, Director. Dr. Heaton was appointed by the Board of Directors as a Class II director on June 14, 2000 to fill a board vacancy. From 1982 to present he has been a professor of Finance at Brigham Young University and between 1988 and 1990 was a visiting professor of Finance at Harvard University. Dr. Heaton is a director of MITY Enterprises, Inc., a publicly traded manufacturer of furniture in Orem, Utah. Dr. Heaton holds a B.A. degree in Computer Science/Mathematics and an M.B.A. degree from Brigham Young University as well as a M.A. degree in Economics and a Ph.D. degree in Finance from Stanford University.

Henry Y.L. Toh, Director. The Board of Directors elected Mr. Toh as a Class II director and as Vice Chairman of the Board of Directors in April 1992. Mr. Toh became President of Acceris in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. Mr. Toh serves as a director of: National Auto Credit, Inc. (previously an originator of sub-prime automobile financing that is transitioning into new lines of business) since December 1998; Teletouch Communications, Inc., a retail provider of Internet, cellular and paging services, beginning in November 2001; Isolagen, Inc., a biotechnology company, since 2003; Crown Financial Group, Inc., a publicly traded registered broker-dealer, since March 2004; and Vaso Active Pharmaceuticals Inc., a development stage company formed for the purpose of marketing and distributing over the counter pharmaceuticals, since August 2004. He has also served as a director and Chief Executive Officer of Four M International Inc., a private investment firm, and as a director and Chief Executive Officer of Amerique Investments since 1992. He is a graduate of Rice University.

Samuel L. Shimer, Director. Mr. Shimer was appointed by the Board of Directors as a Class I director on April 15, 2001 to fill a board vacancy and was appointed Senior Vice President, Mergers & Acquisitions and Business Development on February 12, 2003. From 1997 to February 2003 he was employed by Counsel Corporation, serving as a Managing Director since 1998. From 1991 to 1997, Mr. Shimer worked at two merchant banking funds affiliated with Lazard Frères & Co., Center Partners and Corporate Partners, ultimately serving as a Principal. Mr. Shimer earned a B.S. degree in Economics degree from The Wharton School of the University of Pennsylvania, and an M.B.A. degree from Harvard Business School. Mr. Shimer terminated his employment with the Company on February 27, 2004 to join Whitney & Co., an asset management company. He remains a member of the Board.

Kelly D. Murumets, President. Ms. Murumets became a Class III director in February 2003. Ms. Murumets resigned from the Board in March 2005. Ms. Murumets joined Counsel Corporation as Executive Vice President in February 2002 and was appointed President of Acceris in November 2003. Prior to joining Counsel and Acceris, Ms. Murumets was a Vice President with Managerial Design where she was a valued advisor to clients throughout North America. Ms. Murumets received her B.A. degree from Bishop’s University, her M.B.A. degree from the University of Western Ontario’s Ivey School of Business and her M.S.W. degree from Wilfrid Laurier University, where she was the recipient of the Gold Medal and Governor General’s Award.

Stephen A. Weintraub, Senior Vice President and Secretary since December 2002. Mr. Weintraub was elected as a Class I director on November 26, 2003, and served as a director until June 15, 2004. Mr. Weintraub joined Counsel in June 1983 as Vice President, Finance and Chief Financial Officer. He has been and is an officer and director of various Counsel subsidiaries. He has been Secretary of Counsel since 1987 and Executive Vice President since January 2005. Mr. Weintraub received a B.A. degree in Commerce from the University of Toronto in 1969, qualified as a Chartered Accountant with Clarkson, Gordon (now Ernst & Young LLP) in 1972 and received his law degree (LL.B.) from Osgoode Hall Law School, York University in 1975. Mr. Weintraub is a director of Counsel Corporation, the parent company of Acceris.

Gary M. Clifford, Vice President of Finance since December 2002 and Chief Financial Officer since February 2003. Mr. Clifford joined Counsel Corporation in November 2002 as its Chief Financial Officer. In December 2004 Mr. Clifford also became Executive Vice President. From June 1998 to October 2002, Mr. Clifford held various senior roles at Leitch Technology Corporation in Finance, Operations and Corporate Development. From February 1996 to June 1998, Mr. Clifford worked for NetStar Communications Inc. Mr. Clifford is a Chartered Accountant, who articled with Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Clifford serves as a board member of QuStream Corporation, a Canadian public company in the high technology sector. A graduate of the University of Toronto, with a B.A. degree in Management, he has also lectured at Ryerson Polytechnic University in Toronto, Canada.

James G. Ducay, Executive Vice President and Chief Operating Officer. Mr. Ducay was named Executive Vice President and Chief Operating Officer of Acceris in October 2003. From December 2002 until October 2003, Mr. Ducay served as President of the Company’s Enterprise business. Previously, from April 2000 to December 2002, Mr. Ducay was Executive Vice President and Chief Operating Officer of RSL COM USA (“RSL COM”) with responsibility for Marketing, Sales and Account Services, Engineering and Operations and Information Technology. RSL COM filed for bankruptcy protection under Chapter 11 in March 2001. Before joining RSL COM, Mr. Ducay was Vice President of Marketing and Sales for Ameritech Interactive Media Services from February 1998 to April 2000 where he was responsible for managing Ameritech’s Internet products and related sales channels. He also served as Managing Director and Vice President for Bell Atlantic/NYNEX. Mr. Ducay has a M.A. degree in Engineering from the University of Illinois and an M.B.A. degree from the University of Chicago.

David B. Silverman, Senior Vice President and General Counsel. Mr. Silverman was named Senior Vice President and General Counsel of Acceris in April 2004. From April 2000 to April 2004, Mr. Silverman served as Corporate Counsel, Director of Legal Affairs of XO Communications, Inc., a telecommunications company in Reston, VA providing communications services for small and growing businesses, larger enterprises and carriers. From September 1997 to April 2000, he was an associate attorney at the law firm of Wiley Rein and Fielding, located in Washington, DC. Mr. Silverman received his B.S. in Journalism from the University of Kansas and his J.D. from Northwestern University School of Law.

Eric S. Lipscomb, Vice President of Accounting, Controller and Chief Accounting Officer since March 9, 2005. Mr. Lipscomb was appointed Vice President of Accounting and Controller in December 2003. Prior to his employment with Acceris, Mr. Lipscomb was an independent consultant from February 2001 to December 2003. From July 1995 to February 2001, he held various senior roles at Viacom Inc. in accounting and finance. Mr. Lipscomb is a Certified Public Accountant (CPA), as well as a Certified Management Accountant (CMA) and a Certified Financial Manager (CFM). Mr. Lipscomb earned a B.A. degree in Accounting from Pennsylvania State University and an M.B.A. degree from the University of Pittsburgh.

Each officer of Acceris is appointed by the Board of Directors and holds his/her office at the pleasure and direction of the Board of Directors or until such time of his/her resignation or death.

Legal Matters

On April 16, 2004, certain of our stockholders (“Plaintiffs”) filed a putative derivative complaint in the Superior Court of the State of California in and for the County of San Diego, (“Complaint”) against Acceris, WorldxChange Corporation (sic), Counsel Communications LLC, and Counsel Corporation as well as certain of our present and former officers and directors, some of whom also are or were directors and/or officers of the other corporate defendants (“Defendants”). The Complaint alleges, among other things, that the Defendants, in their respective roles as our controlling stockholder and directors and officers committed breaches of the fiduciary duties of care, loyalty and good faith and were unjustly enriched, and that the individual Defendants committed waste of corporate assets, abuse of control and gross mismanagement. The Plaintiffs seek compensatory damages, restitution, disgorgement of allegedly unlawful profits, benefits and other compensation, attorneys’ fees and expenses in connection with the Complaint. We believe that these claims are without merit and intend to continue to vigorously defend this action.

We and several of our current and former executives and board members were named in a securities action filed in the Superior Court of the State of California in and for the County of San Diego on April 16, 2004, in which the plaintiffs made claims nearly identical to those set forth in the Complaint in the derivative suit described above. We believe that these claims are without merit and intend to continue to vigorously defend this action.

In connection with our efforts to enforce its patent rights, Acceris Communications Technologies Inc., our wholly owned subsidiary, filed a patent infringement lawsuit against ITXC Corp. (“ITXC”) in the United States District Court of the District of New Jersey on April 14, 2004. The complaint alleges that ITXC’s VoIP services and systems infringe our U.S. Patent No. 6,243,373, entitled “Method and Apparatus for Implementing a Computer Network/Internet Telephone System.” On May 7, 2004, ITXC filed a lawsuit against Acceris Communications Technologies Inc., and us, in the United States District Court for the District of New Jersey for infringement of five ITXC patents relating to VoIP technology, directed generally to the transmission of telephone calls over the Internet and the completion of telephone calls by switching them off the Internet and onto a public switched telephone network. We believe that the allegations contained in ITXC’s complaint are without merit and we intend to continue to provide a vigorous defense to ITXC’s claims.

At our Adjourned Meeting of Stockholders held on December 30, 2003, our stockholders, among other things, approved an amendment to our Articles of Incorporation, deleting Article VI thereof (regarding liquidations, reorganizations, mergers and the like). Stockholders who were entitled to vote at the meeting and advised us in writing, prior to the vote on the amendment, that they dissented and intended to demand payment for their shares if the amendment was effectuated, were entitled to exercise their appraisal rights and obtain payment in cash for their shares under Sections 607.1301 - 607.1333 of the Florida Business Corporation Act (“Florida Act”), provided their shares were not voted in favor of the amendment. In January 2004, we sent appraisal notices in compliance with Florida corporate statutes to all stockholders who had advised us of their intention to exercise their appraisal rights. The appraisal notices included our estimate of fair value of our shares, at $4.00 per share on a post-split basis. These stockholders had until February 29, 2004 to return their completed appraisal notices along with certificates for the shares for which they were exercising their appraisal rights. Approximately 33 stockholders holding approximately 74,000 shares of our stock returned completed appraisal notices by February 29, 2004. A stockholder of 20 shares notified us of his acceptance of our offer of $4.00 per share, while the stockholders of the remaining shares did not accept our offer. Subject to the qualification that, in accordance with the Florida Act, we may not make any payment to a stockholder seeking appraisal rights if, at the time of payment, our total assets are less than our total liabilities, stockholders who accepted our offer to purchase their shares at the estimated fair value will be paid for their shares within 90 days of our receipt of a duly executed appraisal notice. If we should be required to make any payments to dissenting stockholders, Counsel will fund any such amounts through the purchase of shares of our common stock. Stockholders who did not accept our offer were required to indicate their own estimate of fair value, and if we do not agree with such estimates, the parties are required to go to court for an appraisal proceeding on an individual basis, in order to establish fair value. Because we did not agree with the estimates submitted by most of the dissenting stockholders, we have sought a judicial determination of the fair value of the common stock held by the dissenting stockholders. On June 24, 2004, we filed suit against the dissenting stockholders seeking a declaratory judgment, appraisal and other relief in the Circuit Court for the 17th Judicial District in Broward County, Florida. On February 4, 2005, the declaratory judgment action was stayed pending the resolution of the direct and derivative lawsuits filed in California. This decision was made by the judge in the Florida declaratory judgment action due to the similar nature of certain allegations brought by the defendants in the declaratory judgment matter and the California lawsuits described above. When the declaratory judgment matter resumes, there is no assurance that this matter will be resolved in our favor and an unfavorable outcome of this matter could have a material adverse impact on our business, results of operations, financial position or liquidity.

We are involved in various other legal matters arising out of our operations in the normal course of business, none of which are expected, individually or in the aggregate, to have a material adverse effect on our operations.

Nominees to the Board of Directors.

Messrs. Toh, Heaton and Silber (all Class II directors) are the nominees for election to the Board of Directors. Messrs. Toh, Heaton and Silber have been nominated as Class II directors which means their term of office will expire at our 2008 Annual Meeting.

The Board of Directors

Our Board oversees our business affairs and monitors the performance of management. The Board of Directors held fifteen meetings during the fiscal year ended December 31, 2004. The Board of Directors has designated three standing committees: the Audit Committee, the Compensation Committee, and the Special Committee of Independent Directors. We do not have a nominating or a corporate governance committee or any committees serving similar functions. However, corporate governance functions are included in the Audit Committee Charter and performed by the Audit Committee.

Committees of the Board of Directors

Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of independent accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and independent registered public accounting firm’s independence. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. Subsequent to Mr. Tanki’s resignation in March 2005, its membership is currently comprised of Messrs. Heaton and Toh. The Board has determined that each member of the Audit Committee is an independent director as required under the criteria for independence under the Nasdaq Stock Market standards. The Audit Committee held six meetings during the last fiscal year. On June 9, 2000, the Board of Directors approved Acceris’ Audit Committee Charter, which was subsequently revised and amended on July 10, 2001 and again on February 12, 2003 in order to incorporate certain updates in light of the most recent regulatory developments, including the Sarbanes-Oxley Act of 2002. A copy of the current Audit Committee Charter was attached to our Definitive Proxy Statement sent to stockholders in October 2003 in connection with the 2003 Annual Meeting of Stockholders and is also available on our Internet website at http://www.acceris.com. The Audit Committee Charter is reviewed annually and was last reviewed by the Board of Directors on March 23, 2004, at which time no amendments were proposed.

Audit Committee Financial Expert. Subsequent to Mr. Tanki’s resignation in March 2005, Mr. Henry Toh is the sole Audit Committee financial expert as defined under Section 401(k) of Regulation S-K.

Compensation Committee. The Compensation Committee reviews and approves the compensation for executive employees. Subsequent to Mr. Meenan’s resignation in March 2005, its membership is currently comprised of Messrs. Heaton and Toh. The Compensation Committee held one meeting during the last fiscal year. A copy of the Compensation Committee Charter is also available at our Internet website at http://www.acceris.com.

Special Committee of Independent Directors. The Special Committee of Independent Directors reviews and makes recommendations to the Board of Directors on potential merger and acquisition activities of the business and potential financings. The Committee was formed on December 7, 2004 and is currently comprised of Messrs. Heaton and Toh (Mr. Meenan resigned in March 2005). The Special Committee held no meetings during the last fiscal year.

Stockholder Communications with Directors

Persons wishing to write to our Board, or to a specified director or Board committee, should send correspondence to the Corporate Secretary at 1001 Brinton Road, Pittsburgh, PA 15221. Electronic submissions of stockholder correspondence will not be accepted. The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to our affairs. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Stockholder Nominations of Directors

Security holders may recommend to the Board a candidate for director by submitting to our Corporate Secretary in writing biographical information about the candidate, a description of the candidate’s qualifications and the candidate’s consent to the recommendation. If the candidate is to be considered for nomination at the next Annual Meeting of stockholders, the submission must be received by the date and in accordance with the procedures described under “Stockholder Proposals and Submissions.”

The Board will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, through reviews of biographical and other information, input from others, including executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments.

Board Member Attendance at Annual Meetings

The Board has no formal policy regarding attendance at Annual Meetings, however directors are encouraged to attend. Four of our then current directors attended the 2003 Annual Meeting of Stockholders.

Audit Committee Report

The information contained in the Proxy Statement with respect to the Audit Committee Report and Charter, and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act. This information shall also not be deemed to be incorporated by reference into any filings by Acceris with the SEC, notwithstanding the incorporation of this Proxy Statement into any filings.

During the fiscal year ended December 31, 2004, the Audit Committee performed the following functions:

•	completed the annual review of the Audit Committee and Compensation Committee charters;

•	reviewed and approved the Company’s Disclosure Policy;

•	reviewed the Audit Plan with Acceris management and the independent auditors;

•	reviewed audit and non-audit services of Acceris’ independent auditors;

•	accepted the resignation of PricewaterhouseCoopers LLP as Acceris’ independent auditors;

•	appointed BDO Seidman LLP, as Acceris’ independent auditors;

•	reviewed the registration statement made by Acceris in respect of the October 2004 third party financing;

•	reviewed and discussed Acceris’ interim quarterly unaudited financial statements with management and the independent auditors;

•	reviewed and discussed Acceris’ audited financial statements with management and the independent auditors;

•
discussed with Acceris’ independent auditors the matters required to be discussed by SAS 61 (“Codification of Statements on Auditing Standards, AU §380”); SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements;

•
received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and discussed with the independent auditors their independence in accordance with SEC Rule 201-2.01 and other applicable law; and

•	based on the review and discussions above, the Audit Committee approved the periodic filings that Acceris made with the SEC throughout 2004.

By the members of the Audit Committee:

Henry Y. L. Toh, Chairman
Hal B. Heaton

Code of Conduct

We have adopted a code of ethics, within the meaning of Item 401(b) of Regulation S-K of the Securities Act of 1933, that applies to all employees, including our principal executive, financial and accounting officers. A copy of this code can be found on our website at http://www.acceris.com (follow Corporate Governance link to Governance Documents tab). We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendments to, or waivers from, a provision of the Code that applies to our principal executive, financial and accounting officers by posting such information on our website at the website address set forth above. The Code is modified from time to time and is signed annually by all of our employees in conjunction with annual performance reviews.

Compensation of Executive Officers and Directors

The following table sets forth the aggregate cash compensation paid for services rendered during the last three years by each person serving as our Chief Executive Officer during the last year and our other most highly compensated executive officers during the year ended December 31, 2004 whose compensation was in excess of $100,000 (“Named Officers”).

					Long-Term Compensation
	Annual Compensation (in absolute dollars)				Awards		Payouts
Name and Principal Position(5)	Year	Salary($)	Bonus($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation($)
Allan Silber(1)	2004	$275,000	—	—	—	—	—	—
Director and Chief Executive Officer	2003	—	—	—	—	—	—	—
	2002	—	—	—	—	—	—	—

Kenneth L. Hilton (2)	2004	$275,000	$—	$2,010	—	—	—	—
Executive Vice President,	2003	275,000	55,000	—	—	150,000	—	—
Sales and Marketing	2002	183,333	—	—	—	—	—	—

James G. Ducay (3)	2004	$275,000	$100,000	$450	—	—	—	—
Executive Vice President,	2003	275,000	—	—	—	150,000	—	—
Chief Operating Officer	2002	12,500	—	—	—	—	—	—

David B. Silverman(4)	2004	$133,864	$60,000	$200	—	75,000	—	—
Senior Vice President and	2003	—	—	—	—	—	—	—
General Counsel	2002	—	—	—	—	—	—	—

(1)
Mr. Silber was appointed interim Chief Executive Officer and President of Acceris as of December 19, 2002. Mr. Silber is entitled to an annual salary of $275,000 and a discretionary bonus equal to 100% of his base salary. For 2004, 2003 and 2002, no bonus was awarded. In 2003, Mr. Silber elected to assign his salary payable at December 31, 2003 of $275,000 to Counsel. On November 26, 2003, Kelly D. Murumets was appointed President, succeeding Mr. Silber in his capacity as President. She resigned as a director of the Company effective as of March 29, 2005.

On May 16, 2005, ACI modified its compensation arrangement with Mr. Silber in his capacity as Chief Executive Officer of ACI. Effective July 1, 2005, Mr. Silber’s annual compensation will be reduced from $275,000, plus a discretionary bonus of 100% of the base salary, to $137,500, plus a discretionary bonus of 100% of the base salary. The foregoing modification was made in light of the reduced complexity of Acceris’ business following the expected disposition of the telecommunications business.

(2)
Mr. Hilton became the Executive Vice President, Sales and Marketing, of Acceris on January 1, 2003. Mr. Hilton’s employment was terminated effective as of May 30, 2005. The termination was not for cause.

(3)	Mr. Ducay became the President of the Enterprise customer base of Acceris on December 10, 2002. In October 2003, Mr. Ducay became the Executive Vice-President and Chief Operating Officer for Acceris.

(4)	Mr. Silverman became Senior Vice President and General Counsel of Acceris in April 2004.

(5)
Kelly Murumets (President), Gary Clifford (Vice President of Finance and Chief Financial Officer), and  Stephen Weintraub (Senior Vice President and Corporate Secretary) did not receive any direct compensation from Acceris in 2003 or 2004. On December 31, 2004, Acceris Communications Inc. (the “Company”) entered into a management services agreement (the “Agreement”) with Counsel Corporation, the Company’s majority stockholder, and its wholly-owned subsidiaries (collectively, “Counsel”). Under the terms of the Agreement, the Company agreed to make payment to Counsel for the past and future services to be provided by Counsel personnel (excluding Allan C. Silber, Counsel’s Chairman, President and Chief Executive Officer and the Company’s Chairman and Chief Executive Officer) to the Company for the calendar years of 2004 and 2005. The basis for such services charged will be an allocation, on a cost basis, based on time incurred, of the base compensation paid by Counsel to those employees providing services to the Company. The cost of such services was $280,000 for the year ended December 31, 2004. Services for 2005 will be determined on the same basis. For each fiscal quarter, Counsel will provide the details of the charge for services by individual, including respective compensation and their time allocated to the Company. In accordance with the Foothill and Laurus agreements, amounts owing to Counsel cannot be repaid while amounts remain owing to Foothill and Laurus. The foregoing fees for 2004 and 2005 are due and payable within 30 days following the respective year ends, subject to applicable restrictions. Any unpaid fee amounts will bear interest at 10% per annum commencing on the day after such year end.

In the event of a change of control, merger or similar event of the Company, all amounts owing, including fees incurred up to the date of the event, will become due and payable immediately upon the occurrence of such event. The Agreement does not guarantee the personal services of any specific individual at the Company throughout the term of the agreement and the Company will have to enter into a separate personal services arrangement with such individual should their specific services be required. The Company’s Board of Directors approved the Agreement on December 23, 2004.

Option Grants in Last Fiscal Year

The following table shows information about stock option grants to the Named Officers during fiscal 2004. These options are included in the Summary Compensation Table above. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by Securities and Exchange Commission rules, and are not our estimate or projection of future stock prices.

Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Of Base Price		Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Granted (#)	Fiscal Year	($/Sh)	Expiration Date	5% ($)	10% ($)

Allan C. Silber	—	—	—	—	—	—
Kenneth L. Hilton	—	—	—	—	—	—
James G. Ducay	—	—	—	—	—	—
David B. Silverman	75,000	20.9%	$1.39	July 19, 2011	$42,440	$98,904

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2004, and the value of their unexercised options at the end of fiscal 2004. Value realized, or gain, is measured as the difference between the exercise price and market value or the price at which the shares were sold on the date of exercise.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year- End (#) Exercisable/Unexercisable			Value of Unexercised In- The-Money Options At Fiscal Year-End ($) Exercisable/Unexercisable (1)
Allan C. Silber	—	—	—	/	—	—	/	—
Kenneth L. Hilton	—	—	37,500	/	112,500	—	/	—
James G. Ducay	—	—	37,500	/	112,500	—	/	—
David B. Silverman	—	—	—	/	75,000	—	/	—

(1) None of the unexercised options above are in the money, based on the closing price of our common stock on December 31, 2004, which was $0.60 per share.

Compensation Committee Report on Executive Compensation

The Company believes that the executive compensation program should align the interests of shareholders and executives. The Company’s primary objective is to maximize shareholder value. The Compensation Committee seeks to forge a strong link between the Company’s strategic business goals and its compensation goals. The Company’s executive compensation program is consistent with the Company’s overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company’s strategic objectives, the greater the Company’s success on both a short term and long term basis. The Company’s executive compensation program has been designed to support the overall Company strategy and objective of creating shareholder value by:

•	emphasizing pay for performance by having a significant portion of executive compensation “at risk”;

•
directly aligning the interests of executives with the long term interests of shareholders by awarding stock options at current market prices which have value to the executives only through stock appreciation over the long run;

•	providing compensation opportunities that attract and retain talented and committed executives on a long term basis; and

•	appropriately balancing the Company’s short term and long-term business, financial and strategic goals.

The Company’s strategic goals are:

•	profitability: to maximize financial returns to its shareholders;

•	growth: to expand the operations of the Company in such a manner as not to imperil the achievement of other objectives; and

•	stability: to be seen as a desirable employer and a responsible corporate citizen.

Currently, the Company’s executive compensation program is comprised of three components: base salary, annual cash incentive (bonus) and long-term incentive opportunity through stock options. The annual executive pay targets (base salary plus incentive) are intended to be market competitive with similar companies when the Company or the individual business units meet or exceed their respective annual operating goals. Additional compensation may be awarded based on achievement of specific extraordinary projects or assignments.

A. BASE SALARY

Unless determined pursuant to their employment agreements, the base salaries of the Company’s executive officers are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee considers achievement of the Company’s strategic goals, level of responsibility, individual performance, and internal equity and external pay practices.

B. ANNUAL INCENTIVES

Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. Company executives may earn a bonus based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets.

C. LONG TERM INCENTIVES

The Company’s long-term incentive compensation program consists of stock options, which are related to improvement in long-term shareholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long term results that benefit the Company and long-term shareholders. The option grants to executive officers offer the right to purchase common shares at their fair market value on the date of the grant. These options will have value only if the Company’s share price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company.

Compensation for the Chief Executive Officer (“CEO”):

The CEO of the Company, Mr. Allan Silber, is also the CEO of Counsel. For 2004, the CEO was entitled to an annual salary of $275,000 and a discretionary bonus equal to 100% of his base salary. For 2004, no bonus was awarded. The bonus is awarded at the sole discretion of the Compensation Committee and is based on the performance of the Company. Mr. Silber has elected to assign his salary payable at December 31, 2003 of $275,000 to Counsel. This amount was recorded as a liability to Counsel in the financial statements of Acceris at December 31, 2003.

By the Compensation Committee:

Hal B. Heaton, Chairman
Henry Y. L. Toh
William H. Lomicka (Former Director and Committee member)

Comparison of Cumulative Total Return Among Acceris Incorporated, The Russell 2000 Index and A Peer Group

Performance Graph

The following graph compares our cumulative total stockholder return with that of the Russell 2000 index of small-capitalization companies and a peer group index. During 2004 and beginning with this Proxy Statement, Acceris reevaluated the Composition of its performance peer group and determined that a change was appropriate. Acceris chose the companies comprising the 2004 peer group because they are similar in size, are similar in their lines of business to Acceris and represent Acceris’ competitors in various geographical markets subsequent to the most recent changes in Acceris’ business.

During this transition year, both the 2003 peer group (consisting of ATX Communications, Inc., Deltathree, Inc., Universal Access Global Holdings, Inc., IDT Corporaation, Inc., Buyers United, Inc., and Primas Telecommunications Group, Inc.) and the new 2004 peer group (consisting of Buyers United, Inc., Z Tel Technologies, Inc., US LEC Corp., Talk America Holdings, Inc., IDT Corporation, and Primus Telecommunications Group, Inc.) Indexes are shown so that stockholders may compare them for the most recent five year performance period. The graph assumes an initial investment of $100.00 made on December 31, 1999, and the reinvestment of dividends (where applicable). We have never paid a dividend on our common stock.

Total Return to Stockholders
(Assumes $100 investment on 12/31/99)
$300
$250
$200
$150
$100
$50
$0
12/31/1999
12/31/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
Acceris Communications, Inc.
New Peergroup
Old Peergroup
Russell 2000 Index

Total Return Analysis
	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Acceris Communications Inc.	$100.00	$28.09	$2.70	$4.49	$3.92	$1.08
New Peergroup	$100.00	$12.24	$10.72	$14.67	$34.74	$21.72
Old Peergroup	$100.00	$74.72	$95.02	$94.31	$279.37	$16.40
Russell 2000 Index	$100.00	$95.80	$96.78	$75.90	$110.33	$129.09

Director Compensation

Commencing in June 2004, Board members who are not employed by Counsel or Acceris receive a $20,000 per year cash retainer, $1,000 per meeting attended in person or by telephone, and a grant of stock options to purchase 10,000 shares of common stock each year. In addition, the Chairman of the Audit Committee receives a cash retainer of $10,000 per year, Audit Committee members who are not the Chairman receive a cash retainer of $5,000 per year, and other committee Chairmen receive an annual cash retainer of $2,000 per annum. Prior to June 2004, all directors then serving who were not employed by Acceris or Counsel other than in their capacity as directors received an option to purchase 1,000 shares of common stock and for each committee on which the director served, an option to purchase 250 shares of common stock. In addition, each independent director was compensated $1,000 for each in-person board meeting attended and $500 for each telephonic board meeting attended. The directors were also eligible to receive options under our stock option plans at the discretion of the Board of Directors. No discretionary stock options were awarded to directors during 2004. In 2004, Mr. Meenan received approximately $8,000 pursuant to a management consulting services agreement.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Kenneth L. Hilton Employment Contract. Acceris and Kenneth L. Hilton entered into an employment agreement pursuant to which Mr. Hilton became the Executive Vice President, Sales and Marketing, of Acceris, effective January 1, 2003. Mr. Hilton’s annual salary is $275,000, and he is eligible for a discretionary bonus of up to 100% of his annual salary in an amount to be determined pursuant to a performance management system, based on performance criteria established at the beginning of each fiscal year. Additionally, in June 2002, the Company made a relocation loan of $100,000 to Mr. Hilton. The loan is due on the earlier of August 1, 2005 or upon sale of Mr. Hilton’s former residence. Commencing October 1, 2004, monthly payments of the accrued interest, at the prime rate and calculated beginning September 1, 2004, were required with respect to this loan. Additionally, no amount in respect of Mr. Hilton’s bonus, or any termination or severance payment, shall be paid to him while any of the loan remains outstanding. Mr. Hilton’s employment was terminated effective as of May 30, 2005. The termination was not for cause.

James G. Ducay Employment Contract. Acceris and James G. Ducay entered into an employment agreement, which became effective on January 1, 2004. Mr. Ducay’s annual salary is $275,000, and he is eligible for a discretionary bonus of up to 100% of his annual salary in an amount to be determined pursuant to a performance management system, based on performance criteria established at the beginning of each fiscal year. For 2004, Mr. Ducay received a bonus of $100,000.

David B. Silverman Employment Contract. Acceris and David B. Silverman entered into an employment agreement, effective April 4, 2004, pursuant to which Mr. Silverman became the Senior Vice President and General Counsel of Acceris. Mr. Silverman’s annual salary is $190,000, and he is eligible for a discretionary bonus of up to 60% of his annual salary in an amount to be determined pursuant to a performance management system, based on performance criteria established at the beginning of each fiscal year. For 2004, Mr. Silverman received a bonus of $60,000.

Eric S. Lipscomb Employment Contract. Acceris and Eric S. Lipscomb entered into an employment agreement, effective March 9, 2005, pursuant to which Mr. Lipscomb became the Vice President of Accounting, Controller and Chief Accounting Officer of Acceris. Mr. Lipscomb’s annual salary is $150,000, and he is eligible for a discretionary bonus of up to 25% of his annual salary in an amount to be determined pursuant to a performance management system, based on performance criteria established at the beginning of each fiscal year. Mr. Lipscomb’s discretionary bonus is not linked to our financial performance. Prior to this contract Mr. Lipscomb was the Vice President of Accounting and Controller.

Counsel Management Services Agreement. On December 31, 2004, Acceris entered into a management services agreement with Counsel Corporation, Acceris’ majority shareholder, and its wholly-owned subsidiaries, (collectively, “Counsel”). Under the terms of the agreement, Acceris agreed to make payment to Counsel for the past and future services to be provided by Counsel personnel (excluding Allan C. Silber, Counsel’s Chairman, President and Chief Executive Officer and Acceris’ Chief Executive Officer) to Acceris for each of 2004 and 2005. The basis for such services charged will be an allocation, on a cost basis, based on time incurred, of the base compensation paid by Counsel to those employees providing services to Acceris. For the year ended December 31, 2004, the cost of such services was $280,000. Services for 2005 will be determined on the same basis. For each fiscal quarter, Counsel will provide the details of the charge for services by individual, including respective compensation and their time allocated to Acceris. The fees for 2004 and 2005 are due and payable within 30 days following the respective year ends, subject to applicable restrictions. Any unpaid fee amounts will bear interest at 10% per annum commencing on the day after such year end.

In the event of a change of control, merger or similar event of Acceris, all amounts owing, including fees incurred up to the date of the event, will become due and payable immediately upon the occurrence of such event. The agreement does not guarantee the personal services of any specific individual at Acceris throughout the term of the agreement and Acceris will have to enter into a separate personal services arrangement with such individual should their specific services be required. Our Board of Directors approved the agreement on December 23, 2004.

On May 16, 2005, ACI modified its compensation arrangement with  Allan Silber in his capacity as Chief Executive Officer of ACI. Effective July 1, 2005, Mr. Silber’s annual compensation will be reduced from a base salary of $275,000, plus a discretionary bonus of 100% of the base salary, to $137,500, plus a discretionary bonus of 100% of the base salary. The foregoing modification was made in light of the reduced complexity of Acceris’ business following the expected disposition of the telecommunications business.

In addition, on May 19, 2005 we entered into a Management Services Agreement (“MSA”) with Acceris Management and Acquisition LLC, a wholly-owned subsidiary of North Central Equity LLC, in connection with the asset sale transaction. The terms of the MSA are fully described in Proposal 2 of this proxy statement.

Stock Option Plans

At December 31, 2004, we have several stock-based employee compensation plans. All share amounts disclosed below reflect the effect of the 1-for-20 reverse stock split which was approved by the stockholders on November 26, 2003.

Director Stock Option Plan

Our Director Stock Option Plan authorizes the grant of stock options to our directors. Options granted under the Director Stock Option Plan are non-qualified stock options exercisable at a price equal to the fair market value per share of common stock on the date of any such grant. Options granted under the Director Stock Option Plan are exercisable not less than six months or more than ten years after the date of grant.

As of December 31, 2004, options for the purchase of 117 (2003 - 233) shares of common stock at a price of $17.50 (2003 - $17.50 to $77.50) per share were outstanding, all of which are exercisable. In connection with the adoption of the 1995 Director Stock Option and Appreciation Rights Plan, the Board of Directors authorized the termination of future grants of options under the Director Stock Option Plan; however, outstanding options will continue to be governed by the terms thereof until exercise or expiration of such options. In 2004, 116 options expired.

1995 Director Stock Option and Appreciation Rights Plan

The 1995 Director Stock Option and Appreciation Rights Plan (the “1995 Director Plan”) provides for the issuance of incentive stock options, non-qualified stock options and stock appreciation rights (“SARs”) to our directors up to 12,500 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events).

The 1995 Director Plan also provides for the grant of non-qualified options on a discretionary basis, to each member of the Board of Directors then serving, to purchase 500 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Each option is immediately exercisable for a period of ten years from the date of grant. We have 9,500 shares of common stock reserved for issuance under the 1995 Director Plan. As of December 31, 2004, options to purchase 8,500 shares of common stock at prices ranging from $20.00 to $25.00 per share are outstanding and exercisable. No options were granted or exercised under this plan in 2004 and 2003.

1995 Employee Stock Option and Appreciation Rights Plan

The 1995 Employee Stock Option and Appreciation Rights Plan (the “1995 Employee Plan”) provides for the issuance of incentive stock options, non-qualified stock options, and SARs. Our directors are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as incentive stock options under Section 422 of the Internal Revenue Code, to be issued to officers who are employees and other employees, as well as non-qualified options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of incentive and non-qualified options.

The 1995 Employee Plan provides for the grant of incentive options, non-qualified options and SARs of up to 20,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). To the extent that an incentive option or non-qualified option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercisable portion. If any incentive option, non-qualified option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares or both. We have 20,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of December 31, 2003, there were no options outstanding under the 1995 Employee Plan. During 2003, options to purchase 6,763 shares of common stock were forfeited or expired. No options were granted or exercised in 2004 under the 1995 Employee Plan.

1997 Recruitment Stock Option Plan

In October 2000, our stockholders approved an amendment of the 1997 Recruitment Stock Option Plan (the “1997 Plan”) which provides for the issuance of incentive stock options, non-qualified stock options and SARs up to an aggregate of 370,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by our Board of Directors; however, in all instances the exercise price is never less than the fair market value of our common stock on the date the option is granted.

As of December 31, 2004, there were options to purchase 56,736 shares of our common stock outstanding under the 1997 Plan. The outstanding options vest over three years at exercise prices of $1.40 to $127.50 per share. Options issued under the 1997 Plan must be exercised within ten years of grant and can only be exercised while the option holder is our employee. We have not awarded any SARs under the 1997 Plan. During 2004 and 2003, options to purchase 3,744 and 45,067 shares of common stock, respectively, were forfeited or expired. There were no options granted or exercised during 2004.

2000 Employee Stock Purchase Plan

During 2000, we obtained approval from its stockholders to establish the 2000 Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan provides for the purchase of common stock, in the aggregate, up to 125,000 shares. This plan allows all our eligible employees to have payroll withholding of 1 to 15 percent of their wages. The amounts withheld during a calendar quarter are then used to purchase common stock at a 15 percent discount off the lower of the closing sale price of our stock on the first or last day of each quarter. This plan was approved by the Board of Directors, subject to stockholder approval, and was effective beginning the third quarter of 2000. We issued 1,726 shares to employees based upon payroll withholdings during 2001. There were no issuances in 2004, 2003 or 2002.

The purpose of the Stock Purchase Plan is to provide incentives for all our eligible employees (or employees of any of our subsidiaries), who have been employees for at least three months, to participate in stock ownership of Acceris by acquiring or increasing their proprietary interest in Acceris. The Stock Purchase Plan is designed to encourage employees to remain in our employ. It is our intention to have the Stock Purchase Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code, as amended, to issue shares of common stock to all of our eligible employees (or employees of any of our subsidiaries) who have been employees for at least three months.

2003 Stock Option and Appreciation Rights Plan

In November 2003, our stockholders approved the 2003 Stock Option and Appreciation Rights Plan (the “2003 Plan”), which provides for the issuance of incentive stock options, non-qualified stock options and stock appreciation rights up to an aggregate of 2,000,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by our Board of Directors or its committee; however, in the case of incentive stock options the exercise price shall not be less than the fair market value of our common stock on the date the option is granted. As of December 31, 2004, there were options to purchase 1,359,625 shares of our common stock outstanding under the 2003 Plan. The outstanding options vest over four years at exercise prices ranging from $0.60 to $4.60 per share. During 2004, options to purchase 433,726 shares of common stock were forfeited or expired. There were no options granted or exercised during 2004, and no SARs have been issued under the 2003 Plan.

Compensation Committee Interlocks and Insider Participation

Mr. Toh was formerly an officer of the Company, as described above. No Compensation Committee members or other directors served as a member of the compensation committee of another entity, whose executive officers served as a director of Acceris.

Certain Relationships and Related Transactions

Transactions with Management and Others

See above for descriptions of the terms of employment, consulting and other agreements between the Company and certain officers, directors and other related parties.

Transactions with Counsel Corporation

Initial Acquisition of Acceris and Senior Convertible Loan

On March 1, 2001, Acceris entered into a Senior Convertible Loan and Security Agreement, (the “Senior Loan Agreement”) with Counsel. Pursuant to the terms and provisions of the Senior Loan Agreement, Counsel agreed to make periodic loans to Acceris in the aggregate principal amount not to exceed $10.0 million, which was subsequently increased to $12.0 million through amendment on May 8, 2001. Advances against the Senior Loan Agreement were structured as a 3-year convertible note with interest at 9% per annum, compounded quarterly. Counsel initially could convert the loan into shares of common stock of Acceris at a conversion price of $11.20 per common share. The terms of the Senior Loan Agreement also provide that at any time after September 1, 2002, the outstanding debt including accrued interest will automatically be converted into common stock using the then current conversion rate, on the first date that is the twentieth consecutive trading day that the common stock has closed at a price per share that is equal to or greater than $20.00 per share. The Senior Loan Agreement also provides that the conversion price is in certain cases subject to adjustment and includes traditional anti-dilution protection for the lender and is subject to certain events of default, which may accelerate the repayment of principal plus accrued interest. Total proceeds available to the Company were $12.0 million, less debt issuance costs of $0.6 million, amortized over three years. The Senior Loan Agreement has been amended several times and the maturity date of the loan plus accrued interest has been extended to April 30, 2006. The Senior Loan Agreement has further been extended to December 31, 2006, conditional upon the closing of the transaction with Acceris Management and Acquisition LLC, a wholly-owned subsidiary of North Central Equity LLC, for the sale of substantially all assets of the Company’s wholly-owned subsidiary, Acceris Communications Corp. As a result of the application of the anti-dilution provisions of the Senior Loan Agreement, the conversion price has been adjusted to $5.02 per common share. As of December 31, 2004, the total outstanding debt under the Note (including principal and accrued interest) was $16.714 million which is convertible into approximately 3,329,482 shares of common stock.

In connection with the above Senior Loan Agreement, Acceris granted Counsel a security interest in all of Acceris’ assets owned at the time of execution of the Senior Loan Agreement or subsequently acquired, including but not limited to Acceris’ accounts receivable, intangibles, inventory, equipment, books and records, and negotiable instruments held by the Company (collectively, the “Collateral”).

In addition to the foregoing agreements, Acceris and Counsel executed a Securities Support Agreement, dated March 1, 2001 (the “Support Agreement”) for the purpose of providing certain representations and commitments by Acceris to Counsel, including demand registration rights for common stock issuable upon conversion of the related loan. Counsel relied on these representations and commitments in its decision to enter a separate agreement (the “Securities Purchase Agreement”) with Winter Harbor and First Media L.P., a limited partnership and the parent company of Winter Harbor (collectively the “Winter Harbor Parties”), Counsel agreed to purchase from the Winter Harbor Parties all of their equity securities in Acceris, including shares of Class M and Class N preferred stock of Acceris, beneficially owned by the Winter Harbor Parties for aggregate consideration of $5.0 million in cash.

On March 1, 2001, as part of the agreements discussed above, Counsel converted all of the Class M and N convertible preferred stock it obtained from Winter Harbor into 3,098,303 shares of Acceris’ common stock. The Class N shares were converted at $25.00 per common share and Class M at $11.20 per common share, in accordance with their respective conversion rights. Pursuant to the Securities Purchase Agreement, certain shares of common stock owned by the Winter Harbor Parties were held in escrow pending resolution of certain events.

Under the Support Agreement of March 1, 2001, Acceris also agreed to engage appropriate advisors and proceed to take all steps necessary to merge Nexbell Communications, Inc. (a subsidiary of Counsel) into Acceris. The merger was completed on April 17, 2001 and Counsel received 871,724 shares of common stock in Acceris as consideration.

In October 2004, Counsel agreed to subordinate its loan and security interest to that of Wells Fargo Foothill, Inc., (“Foothill”), the Company’s asset-based lender, and Laurus Master Fund, Ltd. (“Laurus”), a third party financier, in connection with the Senior Convertible Loan.

On June 30, 2005, Foothill assigned its senior lending facility to Acceris Management and Acquisition, LLC, a wholly-owned subsidiary of North Central Equity LLC (“Buyer”). Specifically, ACI, ACC and the Buyer executed a certain Amendment Number Ten to the Foothill Loan Agreement (the “Amendment”). The Amendment was executed in connection with the execution and delivery of a certain Assignment and Acceptance Agreement between Foothill and the Buyer. Following the assignment, the senior lending facility was amended as follows:

•	the maturity date has been extended from June 30, 2005 to December 31, 2005. No fees were incurred to extend the senior lending facility.

•	a provision has been added to cause acceleration of the senior lending facility’s maturity should the Asset Purchase Agreement (“APA”) and Management Services Agreement (“MSA”) terminate.

•	the interest rate has been fixed at 10% per annum, as compared to the previous floating interest rate of prime rate plus 1.75% with an interest rate floor of 6%.

•	the maximum borrowing available under the $18 million senior lending facility is $5 million. At assignment, approximately $3 million was outstanding under the senior lending facility.

•	advances under the senior lending facility will be made at the sole discretion of the Buyer as compared to the various advance rates that were previously in effect.

ACI and ACC, among other parties, also executed certain Confirmation Agreements in favor of the Buyer, in which agreements they confirm that the Buyer will be deemed the Company’s senior lender. For additional details relating to the terms and provisions of the proposed asset sale transaction with the Buyer as well as the terms of the APA and MSA, please refer to Proposal 2 of this proxy statement.

Assignment of Winter Harbor Common Stock and Debt Interests

Pursuant to the terms of a settlement between Counsel and the Winter Harbor Parties effective August 29, 2003, the Winter Harbor Parties relinquished their right to 118,750 shares of the common stock of Acceris to Counsel. These shares were released from escrow and delivered to Counsel.

The Winter Harbor Parties further assigned to Counsel all of their rights with respect to a note payable by Acceris of $1.999 million drawn down pursuant to a Letter of Credit issued November 3, 1998 to secure certain obligations of Acceris together with any accrued interest thereon. The assigned amount together with accrued interest amounted to $2.577 million on August 29, 2003. As a result of the settlement and assignment, Acceris entered into a new loan agreement with Counsel the terms of which provide that from August 29, 2003 the loan balance of $2.577 million shall bear interest at 10% per annum compounded quarterly with the aggregate balance of principal and accrued interest payable on maturity of the loan on April 30, 2006. This loan agreement was subsequently amended and restated to increase the principal of the loan by a further $0.1 million for funding provided by Counsel to enable Acceris to acquire a Voice over Internet Protocol patent in December 2003 and to allow for the making of further periodic advances thereunder at Counsel’s discretion. The loan increased due to operating advances in 2004 of $1.918 million. There are no conversion features associated with this loan. This loan has further been extended to December 31, 2006, conditional upon the closing of the transaction with Acceris Management and Acquisition LLC, a wholly-owned subsidiary of North Central Equity LLC, for the sale of substantially all assets of the Company’s wholly-owned subsidiary, Acceris Communications Corp. The terms of the loan agreement provide that certain events of default may accelerate the repayment of principal plus accrued interest. As of December 31, 2004, the total outstanding debt under the loan (including principal and accrued interest) was $6.808 million. In October of 2004, Counsel agreed to subordinate its loan repayment rights to the Foothill and Laurus debts.

On June 30, 2005, Foothill assigned its senior lending facility to Acceris Management and Acquisition, LLC, a wholly-owned subsidiary of North Central Equity LLC. For more details regarding this assignment, please refer to the Initial Acquisition of Acceris and Senior Convertible Loan, above.

Loan and Security Agreement and Amended Debt Restructuring

On June 6, 2001, Acceris and Counsel entered into a Loan and Security Agreement (the “Loan Agreement”). Any funds advanced to Acceris between June 6, 2001 and April 15, 2002, (not to exceed $10.0 million) were governed by the Loan Agreement and due on June 6, 2002. The loan was secured by all of the assets of Acceris. As of December 31, 2001, advances under this loan agreement totaled $10.0 million. On June 27, 2002 the Loan Agreement was amended to an amount of $24.307 million, which included additional capital advances from Counsel to Acceris made from December 31, 2001 through June 6, 2002. The amended agreement also further provided for additional advances as needed to Acceris, which advances totaled $2.087 million through December 31, 2002 and $0.65 million through November 30, 2003.

On July 25, 2002 Acceris and Counsel entered into a Debt Restructuring Agreement (“Debt Restructuring Agreement”) which was amended on October 15, 2002 pursuant to an Amended and Restated Debt Restructuring Agreement (“Amended Agreement”). The Amended Agreement included the following terms:

1)    Principal ($24.307 million) and associated accrued interest ($2.284 million), as of October 15, 2002, under the Loan Agreement, as amended, would be exchanged for common stock of Acceris at $3.77 per share (representing the average closing price of Acceris’ common stock during May 2002).

2)    Funding provided by Counsel pursuant to the Loan Agreement, as amended, ($2.087 million) and associated accrued interest ($1.996 million) from October 15, 2002 to December 31, 2002, would be exchanged for common stock of Acceris at $3.77 per share (representing the average closing price of Acceris’ common stock during May 2002).

3)    Counsel would advance to Acceris all amounts paid or payable by Acceris to its stockholders that exercised their dissenters’ rights in connection with the transactions subject to the debt restructuring transactions and advance the amount of the annual premium to renew the existing directors and officers’ insurance coverage through November 2003.

4)    Counsel would reimburse Acceris for all costs, fees and expenses, in connection with the Debt Restructuring Agreement and the Amended Agreement and transactions contemplated thereby including all expenses incurred and yet to be incurred, including the Special Committee’s costs to negotiate these agreements and costs related to obtaining stockholder approval. During 2003 and 2002, Counsel reimbursed Acceris $0.132 million and $0.499 million, respectively, for certain reimbursable expenses, which have been recorded as additional paid-in capital.

5)    The issuance of common stock by Acceris pursuant to this Agreement would result in a weighted average conversion price adjustment pursuant to the provisions of the March 1, 2001 Loan Agreement. Whereas the conversion price for the March 1, 2001 Loan Agreement had initially been $11.20, the new conversion price would be adjusted as a result of the anti-dilution provisions of the Senior Loan Agreement. At December 31, 2004, the conversion price was $5.02 per common share.

Effective November 30, 2003, 8,681,096 shares of common stock were issued to Counsel in settlement of the underlying debt and accrued interest totaling $32.721 million on the date of the conversion.

Convertible Promissory Note to Fund RSL COM USA, Inc. (“RSL”) Acquisition

In connection with the acquisition of certain assets of RSL in December 2002, Acceris issued a $7.5 million convertible note payable (the “Convertible Note”) to Counsel, bearing interest at 10% per annum compounded quarterly which, as amended, was due on June 30, 2005. The Convertible Note was convertible into common stock of Acceris at a conversion rate of $1.68 per share. Effective November 30, 2003 Counsel exercised its right to convert the Convertible Note plus accrued interest to that date totaling $7.952 million into common stock of Acceris. This resulted in the issuance of 4,747,522 shares of Acceris common stock.

Collateralized Promissory Note and Loan Agreement

During the fourth quarter of 2003, Counsel advanced the sum of $5.6 million to Acceris evidenced by a promissory note effective October 1, 2003. In January 2004 Acceris and Counsel entered into a loan agreement and an amended and restated promissory note pursuant to which an additional $2.0 million was loaned to Acceris and pursuant to which additional periodic loans may be made from time to time (collectively and as amended, the “Promissory Note”). The Promissory Note matures on April 30, 2006 and accrues interest at 10% per annum compounded quarterly from the date funds are advanced. The Promissory Note has further been extended to December 31, 2006, conditional upon the closing of the transaction with Acceris Management and Acquisition LLC, a wholly-owned subsidiary of North Central Equity LLC, for the sale of substantially all assets of the Company’s wholly-owned subsidiary, Acceris Communications Corp. The Promissory Note is secured by the assets of the Company and is subject to certain events of default which may accelerate the repayment of principal plus accrued interest. In October of 2004, Counsel agreed to subordinate its loan and security interest in connection with the issuance of the Promissory Note to that of Foothill and Laurus. There are no conversion features associated with the Promissory Note. The loan increased primarily due to operating advances in 2004 of $10.662 million. The outstanding balance at December 31, 2004 (including principal and accrued interest) was $17.554 million.

Secured Loan to Acceris

To fund the acquisition of the WorldxChange Communications, Inc. assets purchased and liabilities assumed by Acceris, on June 4, 2001 Counsel provided a loan (the “Initial Loan”) to Acceris in the aggregate amount of $15.0 million. The loan was subordinated to a revolving credit facility with Foothill, was collateralized by all the assets of the Company and, as amended, had a maturity date of June 30, 2005. On October 1, 2003 Counsel assigned the balance owed in connection with the Initial Loan of $9.743 million including accrued interest  to Acceris in exchange for a new loan bearing interest at 10% per annum compounded quarterly maturing on January 31, 2006 (“the New Loan”); this was subsequently extended to April 30, 2006. The New Loan has further been extended to December 31, 2006, conditional upon the closing of the transaction with Acceris Management and Acquisition LLC, a wholly-owned subsidiary of North Central Equity LLC, for the sale of substantially all assets of the Company’s wholly-owned subsidiary, Acceris Communications Corp. Consistent with the terms of the Initial Loan, subject to certain conditions, the New Loan provides for certain mandatory prepayments upon written notice from Counsel including an event resulting in the issuance of new shares by Acceris to a party unrelated to Counsel where the funds are not used for an approved expanded business plan, the purchase of the Company’s accounts receivable by a third party or where Acceris has sold material assets in excess of cash proceeds of $1.0 million and certain other events. The New Loan is subject to certain events of default which may accelerate the repayment of principal plus accrued interest. Pursuant to a Stock Pledge Agreement as amended, the New Loan is secured by the common stock held directly by Acceris in its operating subsidiary. Effective October 2004, Counsel’s loan and security interest have been subordinated in favor of Foothill and Laurus. There are no conversion features associated with the New Loan. As of December 31, 2004, the total outstanding debt under the New Loan (including principal and accrued interest) was $11.024 million.

On June 30, 2005, Foothill assigned its senior lending facility to Acceris Management and Acquisition, LLC, a wholly-owned subsidiary of North Central Equity LLC. For more details regarding this assignment, please refer to the Initial Acquisition of Acceris and Senior Convertible Loan, above.

Counsel Keep Well

Counsel has committed to fund, through long-term intercompany advances or equity contribution, all capital investment, working capital or other operational cash requirements of Acceris through June 30, 2005 (“Keep Well”). On May 16, 2005, conditional upon the closing of the transaction with North Central Equity LLC for the sale of substantially all assets of our wholly-owned subsidiary, Acceris Communications Corp., Counsel agreed to extend the Keep Well, which was scheduled to expire on June 30, 2005, to December 31, 2006. The Keep Well requires Counsel to fund, through long-term intercompany advances or equity contributions, all capital investment, working capital or other operational cash requirements of Acceris. The extension is also subject to the condition precedent as described in Proposal 2 in this proxy statement.

Counsel Guarantee, Subordination and Stock Pledge

Counsel has guaranteed the debt that the Company owes to Foothill, Laurus and any potential break-up fee owing to Acceris Management and Acquisition, LLC. Counsel has also agreed to subordinate all of its debt owed by the Company, and to subrogate all of its related security interests in favor of its asset-based lender, Foothill, to Laurus, and any potential break-up fee owing to Acceris Management and Acquisition, LLC. Counsel further agreed to pledge all of its shares owned in Acceris as security for the related debts. Counsel has also guaranteed various other debts of the Company, including its debt obligations in respect of its lease of telecommunications equipment as well as its obligations owed to a network carrier. In accordance with the Foothill and Laurus agreements, amounts owing to Counsel cannot be repaid while amounts remain owing to Foothill and Laurus.

Counsel Management Services

In December 2004, Acceris entered into a management services agreement (the “Agreement”) with Counsel. Under the terms of the Agreement, Acceris agreed to make payment to Counsel for the past and future services to be provided by certain Counsel personnel to Acceris for each of 2004 and 2005. The basis for such services charged will be an allocation, based on time incurred, of the cost of the base compensation paid by Counsel to those employees providing services to Acceris, primarily Messrs. Clifford and Weintraub and Ms. Murumets. For the year ended December 31, 2004, the cost of such services was $0.28 million. The foregoing fees for 2004 and 2005 are due and payable within 30 days following the respective year ends, subject to any subordination restrictions then in effect. Any unpaid fee amounts will bear interest at 10% per annum commencing on the day after such year-end. In the event of a change of control, merger or similar event of the Company, all amounts owing, including fees incurred up to the date of the event, will become due and payable immediately upon the occurrence of such event, subject to any subordination restrictions then in effect. In accordance with the Foothill and Laurus agreements, amounts owing to Counsel cannot be repaid while amounts remain owing to Foothill and Laurus.

Counsel provided management services to Acceris in 2003, for which no amounts were charged to Acceris, resulting in the conferral of a benefit of $0.13 million.

Independent Registered Public Accountnting Firm

On May 4, 2004, PricewaterhouseCoopers LLP (“PwC”), our then independent auditor, communicated to us that PwC would decline to stand for re-election. PwC confirmed this communication in a letter submitted to us dated May 5, 2004, stating that PwC’s client-auditor relationship with Acceris would cease upon completion of services related to the issuance by Acceris of the condensed consolidated financial statements as of and for the quarter ended March 31, 2004.

The PwC audit reports on our consolidated financial statements, and those of our subsidiaries, as of and for the fiscal years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion; nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

PwC’s report on the consolidated financial statements of the Company and subsidiaries as  of and for the years ended at December 31, 2003 and 2002, contained a separate  paragraph stating as follows: “The accompanying consolidated financial statements have  been prepared assuming that the Company will continue as a going concern. As  discussed in Note 2 to the financial statements, the Company has suffered recurring  losses from operations and has a stockholders’ deficit. These matters raise substantial  doubt about the Company’s ability to continue as a going concern. Management’s plans  in regard to these matters are also described in Note 2. The financial statements do not  include any adjustments that might result from the outcome of this uncertainty.”

In connection with PwC’s audits of the Company’s financial statements as of December 31, 2003 and 2002, and for the years then ended, and through May 4, 20041:

(i)
the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports, and

(ii)
except as noted in the succeeding paragraph, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K (as used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K):

On three occasions, the Company’s Chief Executive Officer and Chief Financial Officer, having conducted an evaluation of the Company’s internal controls and procedures, concluded that the Company’s controls and procedures were not effective to record, process, summarize and report information to be disclosed by the Company in its reports to be filed or submitted under the Securities Exchange Act of 1934, as amended, within the time periods specified by the U.S. Securities and Exchange Commission.

Specifically, in the Company’s Form 10-Q for the quarter ended September 30, 2002, management reported a deficiency in the Company’s disclosure controls and procedures; in the Company’s Form 10-K for the year ended December 31, 2002, management reported three material weaknesses in the Company’s internal controls; and in the Company’s Form 10-Q for the quarter ended September 30, 2003, management reported a significant deficiency in the Company’s internal controls. The Company’s previous public filings that describe these matters are incorporated by reference into this proxy and are as follows:

(i)	Paragraphs 3-14 of Item 4. Controls and Procedures, Part I of the Company’s Quarterly Report on Form 10-Q/A#3 for the period ended September 30, 2002, filed on January 5, 2005

(ii)	Paragraphs 3-13 of Item 14. Controls and Procedures, Part IV of the Company’s Amended Annual Report on Form 10-K/A#4 for the period ended December 31, 2002, filed on January 5, 2005, and

(iii)	Paragraphs 2-8 of Item 4. Controls and Procedures, Part I of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed on January 5, 2005.

As reported on Current Report on Form 8-K filed on May 19, 2004, on May 15, 2004, the Audit Committee of the Board of Directors of the Company authorized the Audit  Committee Chairman to appoint BDO Seidman, LLP (“BDO”) to serve as the  Company’s independent auditors for the fiscal year ending December 31, 2004. The appointment of BDO as the Company’s independent auditors occurred on May 17, 2004 and was effective immediately. BDO audited and reported on the Company’s consolidated balance sheet as of December 31, 2004 and the consolidated statement of operations, stockholders’ equity and cash flows for the same fiscal period. BDO also performed reviews of the unaudited condensed consolidated quarterly financial statements included in the Company’s quarterly reports on Form 10-Q which reviews included financial quarters ending June 30, 2004 and September 30, 2004.

During each of the Company’s two most recent fiscal years and through May 17, 2004, (a) Acceris had not engaged BDO as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) Acceris or someone on its behalf did not consult BDO with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

______________________________________
1 As reported on Current Report on Form 8-K filed on September 29, 2004, the Company announced a restatement of its financial results from the fourth quarter of 2002 through to the first quarter of 2004 pursuant to an accounting error. In conjunction with the above-noted error, the Company’s Certifying Officers concluded that this error constituted a material deficiency in control for each affected period, as reported in the Current Report on Form 10-K, as amended, for the years ended December 31, 2002 and 2003, and the Current Report on Form 10-Q, as amended, for the quarters ended September 30, 2002, March 31, June 30 and September 30, 2003, and March 31, 2004.

Fees Paid to Independent Auditors

In May 2004 the Company’s Audit Committee engaged BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2004. Previously, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP.

Fees paid to PricewaterhouseCoopers LLP, our independent auditors for 2003 and 2004 are set forth below. All fees paid to our independent auditor were pre-approved by the Audit Committee.

	Year Ended December 31, (in thousands)
	2003	2004
Audit fees	$767	$834
Audit-related fees	176	—
Tax fees	182	203
All other fees	—	—
Total	$1,125	$1,037

Fees paid to BDO Seidman ,LLP, our independent auditors for the period May 19 - December 31, 2004 are set forth below. All fees paid to our independent auditor were pre- approved by the Audit Committee.

Year Ended December 31, (in thousands)
2004
Audit fees	$676
Audit-related fees	61
Tax fees	106
All other fees	—
Total	$843

Audit Fees

Audit fees were for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2003 and 2004, the reviews of the financial statements included in our quarterly reports on Form 10-Q for the years ended December 31, 2003 and 2004, and services in connection with our statutory and regulatory filings for the years ended December 31, 2003 and 2004, and amounted to $0.767 million and $1.51 million, respectively.

Audit-Related Fees

Audit related fees were for assurance and related services rendered that are reasonably related to the audit and reviews of our financial statements for the years ended December 31, 2003 and 2004, exclusive of the fees disclosed as Audit Fees above. These fees include benefit plan audits, accounting consultations and audits in connection with acquisitions, which amounted to $176,000 and $61,000.

Tax Fees

Tax fees were for services related to tax compliance, consulting and planning services rendered during the years ended December 31, 2003 and 2004 and included preparation of tax returns, review of restrictions on net operating loss carryforwards and other general tax services. Tax fees paid amounted to $182,000 and $129,000.

All Other Fees

We did not incur fees for any services, other than the fees disclosed above relating to audit, audit-related and tax services, rendered during the years ended December 31, 2003 and 2004.

Audit and Non-Audit Service Pre-Approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Audit Committee has adopted an informal approval policy that it believes will result in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.

Audit Services. Audit services include the annual financial statement audit (including quarterly reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our financial statements. The Audit Committee may pre-approve specified annual audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, which historically have been provided to us by the independent registered public accounting firm, and are consistent with the SEC’s rules on auditor independence. The Audit Committee may pre-approve specified audit-related services within pre-approved fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Services. The Audit Committee may pre-approve specified tax services that the Audit Committee believes would not impair the independence of the independent registered public accounting firm and that are consistent with SEC rules and guidance. All other tax services must be specifically approved by the Audit Committee.

All Other Services. Other services are services provided by the independent registered public accounting firm that do not fall within the established audit, audit-related and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

Procedures. All requests for services to be provided by the independent registered public accounting firm which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to the Chief Financial Officer. The Chief Financial Officer authorizes services that have been pre-approved by the Audit Committee. If there is any question as to whether a proposed service fits within a pre-approved service, the Audit Committee chair is consulted for a determination. The Chief Financial Officer submits requests or applications to provide services that have not been pre-approved by the Audit Committee, which must include an affirmation by the Chief Financial Officer and the independent registered public accounting firm that the request or application is consistent with the SEC’s rules on auditor independence, to the Audit Committee (or its Chair or any of its other members pursuant to delegated authority) for approval.

Proposal 1

To elect three Class II directors, each to serve for three years and until his successor has been duly elected and qualified.

Our Board of Directors has concluded that the election of Messrs. Toh, Heaton and Silber as Class II Directors is in Acceris’ best interests and recommends approval of their election. Biographical information for these director nominees can be found under “Information about Directors and Executive Officers.” The sole remaining Class I director, Mr. Shimer, will continue to serve in his position for the remainder of his term.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Messrs. Toh, Heaton and Silber. Although our Board does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of any other person our Board may choose as a substitute nominee.

Vote Required and Board Recommendation

All shares of Acceris’ common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 1. Each of the director nominees must receive a plurality of the votes cast in order to be elected. Our Board unanimously recommends a vote FOR the election of the director nominees.

Proposal 2

To approve the sale of substantially all assets of our wholly-owned subsidiary,
Acceris Communications Corp.

Summary

This summary highlights selected information regarding the proposed sale. To understand fully the proposed sale of our assets, you should carefully read the entire description of Proposal 2 in this proxy statement and the documents that we have attached as Appendices A-J to this proxy statement.

Background of the Asset Sale

We currently operate two distinct but related businesses: a Voice over Internet Protocol (“VoIP”) technologies business (“Technologies”) and a telecommunications business (“Telecommunications”).

Our Technologies business offers a proven network convergence solution for voice and data in VoIP communications technology and includes a portfolio of communications patents. This segment of our business is primarily focused on licensing our technology, supported by our patents, to carriers and equipment manufacturers and suppliers in the internet protocol (“IP”) telephony market.

Our Telecommunications business, which generated substantially all of our revenue in 2004, is a broad-based communications segment servicing residential, small and medium-sized businesses, and corporate accounts in the United States. We provide a range of products, including local dial tone, domestic and international long distance voice services and fully managed, integrated data and enhanced services, to residential and commercial customers through a network of independent agents, telemarketing and our direct sales force.

On May 19, 2005, our management, with the assistance and consultation of its independent advisors, CIT Capital Securities LLC (“CIT Capital Securities”), completed an evaluation of our future business direction that had commenced in June 2004. Based upon its review and consideration of the analysis prepared by management and CIT Capital Securities, our Board of Directors (the “Board”) has elected to dispose of our Telecommunications business in the asset sale transaction described below.

The markets in which our Telecommunications business competes are characterized by the presence of numerous competitors which are of significant size relative to Acceris, while many others are similar or smaller in size. Acceris has been adversely affected by the global price compression brought on by technology advancements and deregulation in the telecommunications industry both domestically and internationally. To manage the effects of price compression, we previously worked with suppliers to reduce telecommunications costs and to regularly optimize its U.S. based network to reduce its fixed costs of operations, while working to integrate the back office functions of the business.

We have built our Telecommunications business through the acquisition of distressed or bankrupt assets, integrating the back office, broadening product/service offerings that consumers are demanding, and developing alternative channels to market. Our plan to become profitable on an operating income basis during 2004 was not achieved primarily due to our decision to halt the geographic expansion of our local dial tone offering as a direct result of regulatory uncertainty in our domestic markets, particularly in the areas of the Unbundled Network Element Platform (“UNE-P”), and growing Universal Service Fund (“USF”) contribution levels for traditional carriers. In 2004, we commenced offering local services in five states and realized revenue of $6.9 million, finishing the year with approximately 22,000 local subscribers. In March 2005, we decided to suspend efforts to attract new local customers in Pennsylvania, New Jersey, New York, Florida and Massachusetts, while continuing to support its existing local customers in those states. The decision was a result of the Federal Communications Commission’s (“FCC”) revision of its wholesale rules, originally designed to introduce competition in local markets, which went into effect on March 11, 2005. The reversal of local competition policy by the FCC has permitted the Regional Bell Operating Companies (“RBOCs”) to substantially raise wholesale rates for the services known as unbundled network elements (“UNEs”), and required that we re-assess our local strategy while we attempt to negotiate long-term agreements for UNEs on competitive terms. Should we not enter into a wholesale contract for UNE services in the future, the natural attrition cycle will result in a reduction in the number of our local customers and related revenues in 2005.

Domestic regulatory uncertainty, coupled with continued international deregulation of telecommunication services and technology advancements, is changing the underlying business model for our Telecommunications business. We believe that to bring long term sustainable success to our Telecommunications business we need to acquire additional scale through acquisition. However, we do not believe that we have the ability to raise, on acceptable terms, the capital required for telecommunications acquisitions.

As a result of the trends that we have experienced the Board set out in June 2004 to assess the viability of the Telecommunications business, and to determine whether the business is viable over the long-term, whether we should grow the business through acquisition, or consider the disposition of our Telecommunications business.

In September 2004, we engaged CIT Capital Securities, a subsidiary of the CIT Group Inc., a commercial finance firm providing financing and leasing products and advisory services, to assist us in, among other things:

•	the review of our existing business plans,

•	preparation of an offering memorandum,

•	the identification of strategic solutions available to us, and

•	the arranging of potential capital or business combinations.

CIT Capital Securities made several presentations to our Board in connection with its engagement by the company. CIT Capital Securities did not provide a fairness opinion to the Board, and is not making any recommendation to any stockholder of the company regarding how such stockholder should vote or act on any matter relating to the proposed sale. Specifically, CIT Capital Securities presented its industry trends analysis, as applied to corporate and residential customers, to the Board. In addition, CIT Capital Securities conducted a detailed assessment of strengths and challenges facing Acceris as well as an informal valuation analysis of the Company. CIT Capital Securities also reviewed other transaction alternatives, including raising private equity for the company. With management’s approval, CIT Capital Securities contacted a number of the most probable strategic partners and distributed an information package to the broader audience of candidates. However, as we entered into discussions with prospects, we were unable to identify attractive acquisition targets for the company. In addition, we concluded in consultation with CIT Capital Securities that it was unlikely that a suitable equity investor would be identified to invest in the company. Consequently, management and CIT Capital Securities began to seek opportunities that would involve the sale of Acceris Communications Corp., either in whole or in part.

CIT Capital Securities and management reviewed many potential merger and acquisition partners and developed a list of approximately 60 companies/equity sponsors that were contacted about the opportunity. In addition, CIT Capital Securities and management conducted extensive conversations and due diligence with approximately 10 candidates and sent approximately 90 information packages to less likely or lesser-known acquisition candidates and some of those who were unresponsive to direct calls. Many potential partners turned down the opportunity due to various reasons, including, among others: a lack of strong geographic overlap, concerns about splitting out the customer base, cash burn, general integration issues, and uncertainty of consumer strategy.

In the course of this process, we received offers from several entities. Subsequently, management with the assistance of CIT Capital Securities narrowed down the offers to a group of finalists and analyzed their offer terms in greater detail. Having reviewed various offers, CIT Capital Securities and our management expressed several concerns, including, among others, no cash payments at closing, and regulatory complaints against some of the candidates.

As this review process progressed, we focused our attention on the terms of the North Central Equity offer and noted that North Central Equity’s offer had several advantages:

•	the offer did not require any additional funding

•	closing within the next few months

•	prepared to take over the operations immediately (subject to certain transition support from the senior management of Acceris)

Subsequent to and as a result of the foregoing analysis, management with assistance from CIT Capital Securities concluded that while there could be no assurance that a better offer could not be obtained in the future, the Company’s flexibility was limited unless a funding source could be identified to provide the time necessary to explore other options. On May 19, 2005, our Board concluded that the sale of assets to the Buyer would have the highest probability of returning the greatest value to our stockholders and unanimously approved the sale of substantially all of our Telecommunications assets to the Buyer on the terms described below.

On May 25, 2005, we filed a Current Report on Form 8-K disclosing the material terms and conditions of the proposed sale on our financial operations and attaching the underlying documents as 8-K exhibits.

Parties to the Asset Sale

Sellers and Seller Parties

Acceris Communications Inc. (“ACI” or the “Company”) is a Florida corporation. Its principal offices are located at 1001 Brinton Road, Pittsburgh, PA 15221. Its telephone number is (412) 244-2100.

Acceris Communications Corp. (“ACC”) is a Delaware corporation and a wholly-owned subsidiary of ACI. Its principal offices are also located at 1001 Brinton Road, Pittsburgh, PA 15221. Its telephone number is (412) 244-2100.

Counsel Corporation (“Counsel”) is an Ontario, Canada corporation and a majority stockholder of ACI. Counsel is a diversified company engaged primarily in the ownership and development of companies that provide services and products in the United States and Canada. In 2004 and 2003, Counsel focused on acquiring and building businesses in two specific sectors: communications in the United States and real estate in Canada. Its principal offices are located at Scotia Plaza, Suite 3200, 40 King Street West, Toronto, Ontario M5H 3Y2. Its telephone number is (416) 866-3000.

ACI and ACC are the “Sellers” and ACI, ACC and Counsel are the “Seller Parties”.

Buyer

Acceris Management and Acquisition LLC, (the “Buyer”) a Minnesota limited liability company and wholly-owned subsidiary of North Central Equity LLC (“NCE”). NCE is a Minnesota-based privately owned holding company, established in 2004, with experience in the telecommunications industry. Its principal offices are located at 60 South Sixth Street, Suite 2535, Minneapolis, MN 55402. Its telephone number is (602) 465-0260.

 General

On May 19, 2005, our Board of Directors approved and authorized our executive management to enter into an Asset Purchase Agreement (“APA”) by and between the Seller Parties on the one hand, and the Buyer and NCE, on the other hand, to sell substantially all of the assets and to assign certain liabilities of ACC to the Buyer. The assets included in the asset sale transaction include substantially all of the designated assets of the Telecommunications segment (the “Acquired Assets”) as reported by ACI in its Annual Report on Form 10-K for the year ended December 31, 2004, with a book value as at April 30, 2005 of approximately $19.2 million. The consideration for the Acquired Assets and operations is the Buyer’s assumption of certain designated liabilities of the Telecommunications segment (the “Assumed Liabilities”) in the aggregate amount of approximately $24.2 million. This transaction will result in an estimated gain on disposition of $4.6 million, net of closing costs of $0.4 million. The calculation of the expected gain requires judgment and is subject to material error, due to the uncertainty involved in measuring, at this point in time, all items that will significantly impact the ultimate closing value of this transaction.

The assets to be retained by ACI following the asset sale transaction include substantially all of the designated assets of the Technologies segment, together with the designated corporate assets, as reported by ACI in its Annual Report on Form 10-K for the year ended December 31, 2004, with a book value as at April 30, 2005 of approximately $1.8 million.

All amounts disclosed in this proxy with respect to the asset sale transaction have been calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The calculation of these amounts requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the transaction date, and the reported amounts of gains and costs. On an on-going basis, management evaluates its estimates and judgments, including those related to intangible assets, contingencies, collectibility of receivables and litigation. Management bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of the assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The material terms of the APA are summarized below. The following description does not purport to describe all of the terms and conditions of the APA and the related agreements. Full texts of these agreements are attached to this proxy statement as Appendices D-J and are incorporated by reference into this discussion. All stockholders are urged to read the entire texts of these agreements.

Assets to be Sold

The Acquired Assets proposed to be sold to the Buyer consist of virtually all of the assets currently used to operate ACI’s Telecommunications business, including (but not limited to):

•	cash, accounts receivable, prepaid items and prepaid deposits of the Sellers that are held by the Sellers as of the closing date;

•	real property, leaseholds, subleaseholds, improvements, fixtures, fittings, easements, rights-of-way and other appurtenants;

•
tangible personal property, including machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, computers, automobiles, trucks, tractors, trailers, tools, jigs and dies, wherever located;

•
(a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations; (b) all trademarks, service marks, trade dress, logos, trade names, slogans, Internet domain names, Internet addresses, corporate names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations and including all associated goodwill, and all applications, registrations and renewals; (c) all copyrightable works, all copyrights, and all applications, registrations and renewals; (d) all mask works and all applications, registrations and renewals; (e) all trade secrets and confidential business information, including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals; (f) all computer software, including all source code, object code, executable code, firmware, development tools, files, records, data, data bases and related documentation, regardless of the media on which it is recorded, and all Internet sites (and all contents of the sites); (g) all advertising and promotional materials; (h) all other proprietary rights; (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (j) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing; as well as associated goodwill, licenses and sublicenses, remedies against infringements, and rights to protection of interests under any law;

•	leases and subleases, agreements, contracts, indentures, mortgages, instruments, security interests, guaranties and other similar arrangements, accounts, notes and other receivables;

•	securities, except for the capital stock in its subsidiaries;

•	claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off and rights of recoupment;

•	all material licenses, permits, franchises, authorizations and approvals issued or granted for use by ACI by any governmental entity, including, but not limited to, the FCC;

•
customer agreements, customer lists, books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials.

The Buyer will (i) not acquire certain excluded assets of the Sellers, e.g. the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of any of the Seller Parties as an entity, but will (ii) assume certain liabilities incurred by ACC related to its business recorded on ACC’s balance sheet on April 30, 2005 as well as all liabilities in the ordinary course of business incurred by ACC between April 30, 2005 and the closing and the costs (other than litigation related costs and expenses) incurred during the same period (the “Assumed Liabilities”).

For more information about the designated assets of the Telecommunications segment, stockholders are referred to ACI’s Annual Report on Form 10-K for the year ended December 31, 2004, a copy of which report is accompanying this proxy statement.

Assets to be Retained

The assets proposed to be retained by the Sellers consist of all of the assets currently used to operate ACI’s Technologies business, as well as its corporate assets.

For more information about the designated assets of the Technologies segment, and the corporate assets, stockholders are referred to ACI’s Annual Report on Form 10-K for the year ended December 31, 2004, a copy of which report is accompanying this proxy statement.

Purchase Price

At the closing the Buyer agrees to assume and become responsible for the Assumed Liabilities in the aggregate amount of approximately $24.2 million in exchange for the Sellers’ transfer, conveyance and delivery of the Acquired Assets. As soon as practicable following the execution date of the APA, the Buyer, with its regular outside accountants, is entitled to review the ACC balance sheet at April 30, 2005 and if the Buyer determined that the ACC balance sheet as of that date contains material errors and omissions which affect the amount and type of the Assumed Liabilities, the Buyer will deliver to the Sellers a revised balance sheet at April 30, 2005 which must be prepared by the Buyer and its regular outside accountants in accordance with GAAP. If within 10 days of the completion of the final balance sheet of ACC, such balance sheet indicates financial assets less than $14,435,246, or assumed liabilities in excess of $24,204,569, then Counsel or ACI agreed either (i) to pay to ACC an amount equal to such deficiency or excess, as applicable, or (ii) to accept a reduction to the assumed liabilities equal to such deficiency or excess, as applicable. The book value of total assets being sold, of $19,168,217 (inclusive of $14,435,246 financial assets) is made up of the following:

Cash	$584,694
Accounts receivable	11,518,725
Other current assets	1,448,915
13,552,334

Furniture, fixtures and equipment, net	2,690,845
Intangible assets, net	1,094,839
Goodwill	947,287
Other long term assets	882,912
5,615,883

Total assets being sold	$19,168,217

The $24,204,569 of liabilities being assumed is made up of the following:

Revolving credit facility (1)	$3,533,180
Accounts payable and accrued liabilities	18,215,247
Unearned revenue	883,754
Notes payable	763,611
Obligations under capital leases	808,777
Total liabilities being assumed	$24,204,569

(1) On June 30, 2005, Wells Fargo Foothill, Inc. (“Foothill”), our asset-based senior lender, assigned its senior lending facility to the Buyer. Specifically, ACI, ACC and the Buyer executed a certain Amendment Number Ten to the Foothill Loan Agreement (the “Amendment”). The Amendment was executed in connection with the execution and delivery of a certain Assignment and Acceptance Agreement between Foothill and the Buyer. Following the assignment, the senior lending facility was amended as follows:

•	the maturity date has been extended from June 30, 2005 to December 31, 2005. No fees were incurred to extend the senior lending facility.

•	a provision has been added to cause acceleration of the senior lending facility’s maturity should the APA and Management Services Agreement (“MSA”) terminate.

•	the interest rate has been fixed at 10% per annum, as compared to the previous floating interest rate of prime rate plus 1.75% with an interest rate floor of 6%.

•	the maximum borrowing available under the $18 million senior lending facility is $5 million. At assignment, approximately $3 million was outstanding under the senior lending facility.

•	advances under the senior lending facility will be made at the sole discretion of the Buyer as compared to the various advance rates that were previously in effect.

ACI and ACC, among other parties, also executed certain Confirmation Agreements in favor of the Buyer, in which agreements they confirm that the Buyer will be deemed the Company’s senior lender.

Guaranty

NCE has provided the Sellers a general corporate guaranty over the full performance and payment of the Buyer’s obligations under the APA.

Break-up Fee and Related Agreements

The APA, among other things, contemplates a secured break-up fee in the event of termination or if the parties otherwise fail to close on the transaction contemplated therein. The parties to the APA executed several ancillary agreements relating to the break-up fee provisions of the APA, which agreements are described herein.

A.  Security Agreement. Under the terms and provisions of a Security Agreement by and between ACC and ACI, on the one hand, and the Buyer, on the other hand, dated as of the effective date of the APA (“Security Agreement”), ACC and ACI granted to the Buyer a security interest in all of ACI’s and ACC’s assets and property and certain other assets as set forth in the Security Agreement, including (without limitation):

•
accounts, documents, instruments, investment property, letter-of-credit rights, letters of credit, chattel paper, general intangibles, other rights to payment, deposit accounts, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, payment intangibles, inventory, equipment, and fixtures;

•	accessions, additions and improvements to, replacements of, and substitutions for any of the foregoing;

•	all products and proceeds of any of the foregoing; and

•	books, records and data in any form relating to any of the foregoing.

ACC and ACI granted the security interest in the above-referenced assets to secure the payment and performance of their obligations. ACC’s or ACI’s failure to pay their respective obligations when due constitutes an “event of default”, which, in turn, triggers remedies available to the Buyer under the terms of the Security Agreement and applicable commercial laws.

B.  Secured Promissory Note.  In addition, ACC and ACI executed a Secured Promissory Note (“Note”) payable to the Buyer in a principal sum equal to (a) any advances made by the Buyer to ACC which were made in connection with any written agreements between the parties, less the amount of any such advances already recovered by the Buyer; plus (b) an amount equal to ACC’s net income from the period beginning on April 30, 2005 and ending on APA’s termination date; plus (c) an amount equal to 5% of ACC’s net income during the same period. No interest shall accrue on the principal amount of the Note. The Note is in effect from the first advance until legal closing.

C.  Irrevocable Proxy. Further, under the terms and provisions of an Irrevocable Proxy (“Proxy”) by and between Counsel and the Buyer, Counsel agreed to vote all of its security interest in ACI in favor of the asset sale transaction at any meetings of the ACI stockholders called to consider and vote to approve the transaction. As of the date hereof, Counsel owns 17,517,269 shares, or approximately 91%, of ACI’s outstanding stock.

D.  Guaranty. Counsel executed a Guaranty (“Guaranty”) in favor of the Buyer as security for ACI’s and ACC’s obligations under the Note whereby it absolutely and unconditionally guaranteed to the Buyer such payments and performance when due and payable.

Indemnification

We agreed to indemnify the Buyer and its affiliates from any third party claims and any liabilities incurred, to the extent such liabilities arise out of or result from any one or more of the following:

•	any breach of any representation or warranty of the Sellers;

•	any breach of or default in the performance of any covenant or agreement of the Sellers;

•	any liabilities arising from the excluded assets or the excluded liabilities.

  However, the aggregate amount of indemnification obligations for all liabilities may not exceed $2 million.

Interests of our Directors and Executive Officers

To the best of our knowledge, none of our officers or directors have an interest, direct or indirect, in the asset sale transaction.

 Other Terms

In the APA, the Sellers make representations and warranties to the Buyer, including (but not limited to) our corporate status, authority to complete the asset sale, intellectual property, financial statements, liabilities, litigation, insurance, employee matters, tax matters, product claims and warranties and title to the Acquired Assets. The Buyer, in turn, makes representations and warranties to the Sellers its corporate organization, authorization, consents and approvals.

The APA also contains covenants of the parties, including (but not limited to) insurance, assets, corporate name and website, stockholder approval, non-solicitation and covenant not to compete, confidentiality, governmental approvals and consents, etc.

Management Services Agreement

On May 19, 2005, the Buyer, on the one hand, and ACC and ACI, on the other hand, executed a Management Services Agreement (“MSA”), wherein the Buyer, on an exclusive basis, agreed to establish and implement operational policies and to provide general management and direction of day-to-day operations of ACC, subject to reporting duties to the Chief Executive Officer of ACC and its Board.

As its compensation for management services under the MSA, the Buyer shall be entitled to a fee equal to ACC’s net income during the period the MSA is in effect, plus 5% of such net income. Further, the Buyer has agreed to provide, from time to time, funds to ACC to fund its continued operations. Such advances will be forgiven should the transaction close and will be considered additional purchase consideration at closing. In the event that the transaction does not close, amounts advanced during the term of the MSA are due and payable to the Buyer. All amounts advanced are secured by a promissory note. In the event that ACC’s net income is not sufficient to entitle the Buyer to a management fee under the MSA, then the Buyer shall not be entitled to any reimbursement from ACC for funds it may have advanced to ACC or its creditors and such advances instead shall be considered non-reimbursable expenses incurred by the Buyer in the performance of its duties under the MSA (other than the break-up fee described above). Further, any reimbursement by ACC to the Buyer for such funds paid over to ACC shall not exceed the amount of the net income. The term of the MSA is from May 19, 2005 to the earlier of: (i) the APA closing date, or (ii) the termination of the APA.

Stockholder, Regulatory and Other Approvals

The proposed asset sale is contingent upon obtaining the approval of the ACI stockholders, the approval of the FCC and various state public utilities commissions (collectively, “Regulatory”), the approval of ACI’s and ACC’s senior and subordinated lenders (as applicable), and other customary closing conditions. Foothill, prior to the assignment of the senior lending facility, consented to the proposed asset sale. ACI stockholder approval is required as the Company is proposing to dispose of substantially all of its assets. Regulatory approval is required because the Company operates telecommunication services which may only be delivered by certificated entities. The provider of ACC’s revolving credit facility (ACI’s and ACC’s “Senior Lender”) has first call over all of the assets of the Company. To complete a sale, the Senior Lender will need to release its security interest so that we can deliver the Acquired Assets unencumbered, as required by the APA. We may be required to repay amounts owing under the revolving credit facility in order to have the security interest in our assets released, to facilitate the sale. There is no certainty that we will be able to obtain the necessary funds. The holder of ACI’s convertible term note (ACI’s and ACC’s “Subordinated Lender”) has second call over all of our assets. To complete a sale, the Subordinated Lender will need to release its security interest so that the Company can deliver the assets unencumbered, as required by the APA. We may be required to repay amounts owing under the convertible term note in order to have the security interest in our assets released to facilitate the sale. There is no certainty that the Company will be able to obtain the necessary funds.

We must comply with certain federal and state regulatory requirements as a condition of the proposed asset sale. ACC is the holder of various state and federal authorizations and licenses (“Licenses”) pursuant to which ACC has been granted the necessary authority to provide communications services to its customers. Under the terms of the APA, ACC has agreed to seek permission from the issuers of its Licenses to transfer the Licenses to the Buyer:

•
FCC Authorizations - ACC will seek permission from the FCC to transfer to the Buyer the ACC assets, including its authorizations to provide international telecommunications services (“FCC 214s”) through the streamlined procedures set forth in 47 C.F.R., Section 63.03. ACC believes that its application for transfer of the FCC 214s to the Buyer will qualify for streamlined treatment, which allows for the transfer (in the absence of objection) upon the 31st day following the issuance by the FCC of a public notice stating that ACC’s application has been accepted for filing as a streamlined application. ACC will also make the appropriate filings to notify the FCC of the transaction and provide notice to consumers prior to the transfer in order to comply with FCC carrier change procedures.

•
State Authorizations - ACC will also seek permission to transfer to the Buyer its various Licenses granted by state public utility commissions authorizations to provide intrastate and local communications services. These authorizations are granted individually, on a state-by-state basis, and approvals for transfer (where permitted) will, likewise, require permission from each of the issuing authorities. The timeline for approval in each of the various jurisdictions varies, but ACC believes that such transfers may be achieved within approximately 120 days of the filing of its transfer requests.

Obtaining the necessary Regulatory approval is not without risk. There is a risk that one or more of the various regulators does not approve the asset transfer, or that a transfer is not approved on a timely basis. Either or both of these events may cause the Buyer and the Seller to not proceed with the contemplated transaction.

If our stockholders approve the proposed asset sale to the Buyer, we plan, subject to the Regulatory and other approvals discussed above, to close the proposed sale as soon as possible and currently expect the closing to occur on or about September 30, 2005.

The Buyer’s Reasons for the Asset Purchase

The Buyer is a wholly-owned subsidiary of NCE, which has experience in the telecommunications industry. The acquisition of ACC’s assets will allow NCE to expand its portfolio of telecommunications companies.

Use of Proceeds from the Proposed Asset Sale

The company will receive no cash proceeds from the asset sale transaction since the Buyer is assuming the Assumed Liabilities and no cash consideration is involved.

Appraisal Rights

Our stockholders have a right to dissent in the event Proposal 2 is approved, and to receive the “fair value” of their shares upon compliance with the requirements of the Florida Business Corporation Act (“Florida Act”).

If you wish to dissent from approving Proposal 2 and you perfect your appraisal rights, you will be entitled to payment of the fair value of some or all of your shares of common stock or preferred stock, as elected by you, in accordance with the Florida Act if Proposal 2 is approved. In order to perfect your appraisal rights, you must fully comply with the statutory procedures of the Appraisal Rights Provisions summarized below, the full text of which is set forth herein for your reference. We urge you to read those sections in their entirety and to consult with your legal advisor.

In order to exercise your appraisal rights, you must (1) deliver to us at our headquarters before the vote on Proposal 2 is taken at the Annual Meeting written notice of your intent to demand payment if Proposal 2 is effectuated (“Notice of Demand”), and (2) not vote (or cause or permit to be voted) any of your shares in favor of Proposal 2. Please note that you will forfeit your appraisal rights if you do not file the Notice of Demand as provided above or if you vote any of your shares in favor of approval of Proposal 2.

If Proposal 2 is approved at the Annual Meeting and becomes effective, Acceris, no later than 10 days following the Annual Meeting, and no earlier than the date Proposal 2 becomes effective, will deliver a written appraisal notice (“Appraisal Notice”) to all record stockholders who did not vote any of his shares in favor and who filed with Acceris a Notice of Demand. The Appraisal Notice will specify the date on which Proposal 2 became effective and request that the stockholder state the following information:

•	the stockholder’s name and address;

•	the number, classes and series of shares as to which the stockholder asserts appraisal rights;

•	that the stockholder did not vote for the transaction,

•	whether the stockholder accepts our offered estimated fair value, and

•	if our offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the stockholder’s estimated fair value plus interest.

Additionally, the form will provide the information as to where it must be sent, where certificates for certificated shares must be deposited and the date by which the form and those certificates must be deposited (not less than 40 nor greater than 60 days after the Appraisal Notice is sent). Please note that you shall waive the right to demand appraisal with respect to the shares unless the form is received by the Company by the date specified.

The form will also include (1) our estimate of the fair value of the shares and an offer to pay such fair value, and (2) the date by which your notice to withdraw from the appraisal process must be received (no more than twenty days from the date the form must be returned to the Company). The form will be accompanied by our financial statements consisting of a balance sheet, an income statement and cash flow statement for the most recent fiscal year and the latest available interim financial statements. You may request in writing that we provide to you the number of stockholders who return the forms by the specified date and the total number of shares owned by such stockholders.

If you accept our offer to purchase your shares at our estimated fair value, we will honor your request for payment within 90 days after we receive the duly executed form from you. Once the payment is made, you will cease to have any interest in the shares of Acceris held by you prior to the appraisal process.

If you do not accept our offer to pay our estimated fair value for your shares, you must notify us on the Appraisal Notice of your own estimate of fair value of your shares and demand payment of that estimate plus interest. If you fail to do so on a timely basis, you will waive your right to payment under the Florida Act.

If you do not execute and return the appraisal forms to us (or in the case of certificated shares, deposit your share certificates) as provided above, you will not be entitled to payment under the Florida Act. Once you return the executed forms demanding payment, you lose all rights as a stockholder unless you withdraw from the appraisal process by notifying Acceris in writing as provided in our Appraisal Notice. Once you withdraw as provided in the Appraisal Notice, you will again have the rights you had prior to the filing. Further, in the event that we, for any reason, do not proceed with the proposed asset sale, your right to receive fair value for your shares ceases and your status as our shareholder will be restored.

We will not be obligated to pay the estimated fair value of your shares if, after giving it effect: (1) we would not be able to pay our debts as they become due in the usual course of business; or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. In such event, you may, at your option (1) withdraw your notice of intent to assert appraisal rights; or (2) retain your status as a claimant against us and, if it is liquidated, be subordinated to the rights of our creditors, but have rights superior to the stockholders not asserting appraisal rights, and if it is not liquidated, retain your right to be paid for the shares, which right we will be obliged to satisfy when it is solvent. You must exercise these options by written notice filed with us within 30 days after we have given written notice that the payment for shares cannot be made because of the insolvency restrictions. If you fail to exercise these options, you will be deemed to have withdrawn your Notice of Demand.

The appraisal rights provisions of the Florida Act are included as Appendix A to this Proxy Statement. We urge you to read the attached provisions of the Florida Act if you wish to exercise your appraisal rights with respect to Proposal 2.

Vote Required and Board Recommendation

All shares of Acceris’ common stock and Series N preferred stock voting on an as-converted basis and voting as a single class will be entitled to vote. The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and the Series N preferred stock is required for approval of Proposal 2.

As of the Record Date, Counsel owns 17,517,269 shares of ACI’s outstanding stock, representing approximately 91% of the votes entitled to be cast on any proposal brought before our stockholders. Counsel has informed us that it intends to vote such shares FOR this proposal.

Our Board believes that the proposed asset sale is in the best interests of the company and our stockholders and recommends a vote FOR this proposal.

Proposal 3

To approve an amendment to our Articles of Incorporation changing our name to “C2 Technologies Inc.”

General

On May 24, 2005, our Board determined that it was in our best interests to amend our Articles of Incorporation to effect the name change from “Acceris Communications Inc.” to “C2 Technologies Inc.” and that the name change amendment be considered at the Annual Meeting. Upon approval of this proposal, this name change amendment will become effective by the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of the State of Florida.

Principal Effects of and Reasons for Name Change

Our Board concluded that changing our corporate name would be in our best interests in light of the sale of substantially all assets of our wholly-owned subsidiary, Acceris Communications Corp. As described in Proposal 2 of this proxy statement, we are seeking approval of our shareholders relating to this asset sale. Should Proposal 2 be approved by our shareholders and the asset sale take place, it will mark a change in the strategic direction of the company. Our Board believes that in light of the proposed asset sale transaction, the name change will better reflect our business model going forward since upon completion of the proposed sale transaction, the Buyer will own approximately 98% of our Telecommunications business.

In addition to the business reasons for the name change, we also have a contractual commitment to effect such change. Under the terms and provisions of the APA (described in detail in Proposal 2 above), we agreed to amend, within 60 days of the closing date of the proposed asset sale, our organizational documents so that those documents do not contain the word “Acceris” or any derivate or variation thereof. Also, we granted the Buyer a license to use the name “Acceris” or any derivative or variation thereof for the purpose of and for as long as necessary to allow the Buyer to give our customers any notice that may be required under applicable laws and to facilitate Buyer’s making required filings with governmental entities. The Buyer also will take control and own our website located at http://www.acceris.com effective as of the closing date of the asset sale transaction.

Our stock trading symbol will not be affected by the name change amendment, although we may seek to change our stock trading symbol to make it better reflect our new name once the name change amendment is effective. The name change amendment, if approved, will not affect the rights of any holder of our common stock, nor of any holder of any right to receive our common stock.

The amendment to the Articles of Incorporation will become effective upon approval by the stockholders and the filing of the Articles of Amendment to the Articles of Incorporation reflecting the Name Change Amendment with the Secretary of State of Florida. If approved by the stockholders, we anticipate that the Articles of Amendment will be filed as soon as practicable. The text of the proposed amendment to the Articles of Incorporation is provided in full in Appendix B of this proxy statement.

Vote Required and Board Recommendation

All shares of our common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 3. The affirmative vote of a majority of the outstanding shares of common stock and the Series N preferred stock on an as-converted basis is required for approval of an amendment of the Articles of Incorporation changing our name to “C2 Technologies Inc.” The Board unanimously recommends a vote FOR changing our name to “C2 Technologies Inc.”

Proposal 4

Ratification of the Appointment of BDO Seidman, LLP as Independent Auditors for the
Year ended December 31, 2005.

The Audit Committee has concluded that the ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2005 is in our best interests and recommends ratification of BDO’s appointment. Our stockholders are being asked to consider and ratify this appointment. BDO representative(s) are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to any appropriate questions. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the ratification of the appointment of BDO Seidman, LLP as independent auditors for the year ended December 31, 2005.

Vote Required and Board Recommendation

All shares of our common stock and the Series N preferred stock, voting on an as converted basis and voting together with the common stock as a single class, will be entitled to vote on this proposal. Ratification of the appointment of BDO Seidman, LLP as our independent auditors for the year ended December 31, 2005 requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. The Board unanimously recommends a vote FOR this proposal.

Other Proposed Action

Our Board does not intend to bring any other matters before the Annual Meeting, nor does the Board know of any matters that other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of our Board.

Stockholder Proposals and Submissions

You should be aware that our By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to our Board or our Secretary no later than the close of business on the 5th day following the day that notice of the annual meeting is first given to stockholders.

Our Board presently intends to hold our next Annual Meeting on or about August 4, 2006. A proxy statement and notice of this meeting will be mailed to all stockholders approximately one month prior to that date. In order to be eligible for inclusion in our proxy statement for the 2006 Annual Meeting, a proposal of a stockholder must be received at our principal executive offices located in Pittsburgh, PA no later than 120 days prior to the first anniversary of the date of this proxy statement (“Deadline”). All stockholder proposals received after the Deadline will be considered untimely and will not be included in the proxy statement for the 2006 Annual Meeting. The SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. The rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making stockholder proposals may be obtained by contacting our Corporate Secretary at our executive offices.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

Information Included with this Proxy Statement

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, containing the financial statements and notes to financial statements, together with quantitative and qualitative disclosures about market risk and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2004, is included with this Proxy Statement. Exhibits to the Form 10-K are available on the Company’s website at www.acceris.com, or alternatively will be provided upon written request and payment of an appropriate fee. All written requests should be directed to Acceris Communications Inc., Attention: Stephen A. Weintraub, Secretary, 1001 Brinton Road, Pittsburgh, PA 15221. In addition, we also include certain agreements and pro forma financial presentation in connection with the proposed asset sale transaction, which agreements and presentation are included with this proxy statement as Appendices C-J. We urge you to read this information in its entirety.

ACCERIS COMMUNICATIONS INC.

Stephen A. Weintraub
Secretary and Senior Vice President

PROXY

ANNUAL MEETING OF STOCKHOLDERS
OF
ACCERIS COMMUNICATIONS INC.

August 5, 2005

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Allen C. Silber and Stephen A. Weintraub and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of stockholders to be held on August 5, 2005 at 2 p.m. local time at the offices of Acceris located at 1001 Brinton Road, Pittsburgh, Pennsylvania 15221, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.	TO ELECT THREE CLASS II DIRECTORS EACH TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

☐FOR THE NOMINEES LISTED BELOW    ☐WITHHOLD AUTHORITY FOR ALL NOMINEES
☐FOR ALL EXCEPT (See instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: ●)

NOMINEES:    ¡ Henry Y.L. Toh  ¡ Allan Silber  ¡Hal B. Heaton

2.	TO APPROVE THE SALE OF SUBSTANTIALLY ALL ASSETS OF OUR WHOLLY-OWNED SUBSIDIARY, ACCERIS COMMUNICATIONS CORP.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO “C2 TECHNOLOGIES INC.”

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

4.	TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

5.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Dated:
Signature
Dated:
Signature, if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Appendix A

Florida Business Corporation Laws

607.1301 Appraisal rights; definitions.--The following definitions apply to ss. 607.1302-607.1333:

(1)
“Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)	“Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3)	“Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)	“Fair value” means the value of the corporation’s shares determined:

(a)	Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)
Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5)	“Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)	“Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)
“Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)	“Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)	“Shareholder” means both a record shareholder and a beneficial shareholder.

History.--s. 118, ch. 89-154; s. 21, ch. 2003-283.

607.1302 Right of shareholders to appraisal.--

(1)	A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a)
Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)
Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)
Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)
Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e)
With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.	Altering or abolishing any preemptive rights attached to any of his or her shares;

2.
Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.
Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.
Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.	Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6.	Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7.	Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation.

(2)	Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)	Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.
Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.
Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)	The applicability of paragraph (a) shall be determined as of:

1.	The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.	If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)
Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)	Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.
Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.
Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.
Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.
Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.
Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.
In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)
For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)
Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)	A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)
Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or

(b)	Was procured as a result of fraud or material misrepresentation.

History.--s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378.

 607.1303 Assertion of rights by nominees and beneficial owners.--

(1)
A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2)	A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)	Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)	Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

History.--s. 23, ch. 2003-283.

607.1320 Notice of appraisal rights.--

(1)
If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)
In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)
If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

History.--s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.

607.1321 Notice of intent to demand payment.--

(1)
If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)
Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

(b)	Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)	A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

History.--s. 25, ch. 2003-283; s. 7, ch. 2004-378.

607.1322 Appraisal notice and form.--

(1)
If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)	The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)	Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.	The shareholder’s name and address.

2.	The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.	That the shareholder did not vote for the transaction.

4.	Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5.	If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.

(b)	State:

1.
Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.
A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.	The corporation’s estimate of the fair value of the shares.

4.	An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5.
That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.	The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)	Be accompanied by:

1.
Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.	A copy of ss. 607.1301-607.1333.

History.--s. 26, ch. 2003-283.

607.1323 Perfection of rights; right to withdraw.--

(1)
A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)
A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3)
A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

History.--s. 27, ch. 2003-283.

607.1324 Shareholder’s acceptance of corporation’s offer.--

(1)
If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2)	Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

History.--s. 28, ch. 2003-283.

607.1326 Procedure if shareholder is dissatisfied with offer.--

(1)
A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)
A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

History.--s. 29, ch. 2003-283.

607.1330 Court action.--

(1)
If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2)
The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3)
All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)	Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.

(6)
The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

History.--s. 2, ch. 2004-378.

607.1331 Court costs and counsel fees.--

(1)
The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)	The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)
Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)
If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)
To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

History.--s. 30, ch. 2003-283; s. 98, ch. 2004-5.

607.1332 Disposition of acquired shares.—

(a)
Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

History.--s. 31, ch. 2003-283.

607.1333 Limitation on corporate payment.--

(1)
No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a)	Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)
Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)
The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History.--s. 32, ch. 2003-283.

Appendix B

ARTICLES OF AMENDMENT TO
THE ARTICLES OF INCORPORATION
OF
ACCERIS COMMUNICATIONS INC.

It is hereby certified that:

1.   The name of the corporation (the “Corporation”) is “Acceris Communications Inc.”

2.   The Article I of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety and shall read as follows:

“Article I.  The name of the corporation is C2 Technologies Inc.”

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment of the Articles of Incorporation to be executed by its authorized officer this __th day of August, 2005.

ACCERIS COMMUNICATIONS INC.

By:
Name: Gary M. Clifford
Title: Chief Financial Officer

Appendix C

Acceris Communications Inc.
Pro Forma Presentation

In regard to the proposed transaction described in Proposal 2 of this proxy, pro forma information has been provided as follows:

•	Pro forma condensed consolidated balance sheets as at March 31, 2005 and December 31, 2004 and 2003.

•	Pro forma statements of operations for the three months ended March 31, 2004 and 2005, and for the years ended December 31, 2002, 2003 and 2004.

The pro forma information presents ACI’s statements of operations and balance sheets as they would have appeared if the proposed transaction had closed on the financial statement dates, and therefore as if the operations, assets and liabilities relating to the APA had not been included in the operations, assets and liabilities of the periods reported.

The pro forma financial information is not necessarily indicative of the results that would have occurred if the business disposition had occurred on the dates indicated, or of the results which may occur in the future. Management undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to this pro forma information to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

This transaction is subject to risk. The Company’s risk factors are discussed in our Current Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 28, 2005. In addition to stockholder approval, this transaction is subject to a number of closing conditions, including regulatory and bank approvals. Please refer to our Current Report on Form 8-K, filed with the SEC on May 25, 2005. There is no certainty, if stockholder approval is obtained for the transaction described in Proposal 2, that the transaction will close, due to the uncertainties referenced above.

Adjustments to the Statements of Operations of ACI do not include the gain or closing costs relating to the transaction described in Proposal 2.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
as of March 31, 2005
(In thousands of US dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
	(unaudited)	(unaudited)		(unaudited)
		(Note 1)

Current assets:
Cash and cash equivalents	$491	$(489)	a	$2
Accounts receivable, net of allowance for doubtful accounts of $2,903	11,725	(11,725)	a	-
Other current assets	1,503	(1,322)	a	181
Total current assets	13,719	(13,536)		183

Long-term assets
Furniture, fixtures, equipment and software, net	3,120	(3,054)	a	66
Intangible assets, net	1,228	(1,152)	a	76
Goodwill	1,120	(947)	a	173
Investments	1,100	-		1,100
Other assets	1,076	(883)	a	193

Total assets	$21,363	$(19,572)		$1,791

Current liabilities
Revolving credit facility	$3,422	$(3,422)	b	$-
Accounts payable and accrued liabilities	25,181	(19,380)	b	5,801
Unearned revenue	959	(959)	b	-
Current portion of notes payable	1,944	(1,944)	b,c	-
Obligations under capital leases	968	(968)	b	-
Total current liabilities	32,474	(26,673)		5,801

Long-term liabilities
Notes payable, less current portion	3,119	(3,119)	b,c	-
Notes payable to a related party, net of unamortized discount	55,477	4,292	c	59,769

Total liabilities	91,070	(25,500)		65,570

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $10.00 par value, authorized 10,000,000 shares, issued and outstanding 618 at March 31,2005, liquidation preference of $618 at March 31, 2005	6	-		6
Common stock, $0.01 par value, authorized 300,000,000 shares, issued and outstanding 19,237,135 at March 31, 2005	192	-		192
Additional paid in capital	187,016	-		187,016
Accumulated deficit	(256,921)	5,928	a,b	(250,993)
Total stockholders’ deficit	(69,707)	5,928		(63,779)

Total liabilities and stockholders’ deficit	$21,363	$(19,572)		$1,791
Note 1
The pro forma information presents ACI’s balance sheet as it would have appeared if the APA had closed on the balance sheet date presented. Adjustments to the balance sheet are as follows:

a.	The removal of substantially all of the assets related to the Telecommunications business.

b.	The removal of the assigned liabilities related to the Telecommunications business, which are being assumed in conjunction with this transaction.

c.
The removal of amounts owing under a convertible debenture with a third party that is assumed to mature upon disposition ($1,765 current, $2,527 long-term). The debenture is assumed to be replaced with additional intercompany funding from the controlling stockholder under its Keep Well agreement.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
as of December 31, 2004
(In thousands of US dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
	(audited)	(unaudited)		(unaudited)
		(Note 1)

Current assets:
Cash and cash equivalents	$458	$(414)	a	$44
Accounts receivable, net of allowance for doubtful accounts of $2,163	13,079	(13,079)	a	-
Other current assets	1,473	(1,372)	a	101
Total current assets	15,010	(14,865)		145

Long-term assets
Furniture, fixtures, equipment and software, net	4,152	(4,152)	a	-
Intangible assets, net	1,404	(1,324)	a	80
Goodwill	1,120	(947)	a	173
Investments	1,100	-		1,100
Other assets	1,223	(1,012)	a	211

Total assets	$24,009	$(22,300)		$1,709

Current liabilities
Revolving credit facility	$4,725	$(4,725)	b	$-
Accounts payable and accrued liabilities	27,309	(21,668)	b	5,641
Unearned revenue	959	(959)	b	-
Current portion of notes payable	1,928	(1,928)	b,c	-
Obligations under capital leases	1,441	(1,441)	b	-
Total current liabilities	36,362	(30,721)		5,641

Long-term liabilities
Notes payable, less current portion	3,597	(3,597)	b,c	-
Notes payable to a related party, net of unamortized discount	46,015	4,719	c	50,734

Total liabilities	85,974	(29,599)		56,375

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $10.00 par value, authorized 10,000,000 shares, issued and outstanding 618 at December 31, 2004, liquidation preference of $618 at December 31, 2004	6	-		6
Common stock, $0.01 par value, authorized 300,000,000 shares, issued and outstanding 19,237,135 at December 31, 2004	192	-		192
Additional paid in capital	186,650	-		186,650
Accumulated deficit	(248,813)	7,299	a,b	(241,514)
Total stockholders’ deficit	(61,965)	7,299		(54,666)

Total liabilities and stockholders’ deficit	$24,009	$(22,300)		$1,709

Note 1
The pro forma information presents ACI’s balance sheet as it would have appeared if the APA had closed on the balance sheet date presented. Adjustments to the balance sheet are as follows:

a.	The removal of substantially all of the assets related to the Telecommunications business.

b.	The removal of the assigned liabilities related to the Telecommunications business, which are being assumed in conjunction with this transaction.

c.
The removal of amounts owing under a convertible debenture with a third party that is assumed to mature upon disposition ($1,767 current, $2,952 long-term). The debenture is assumed to be replaced with additional intercompany funding from the controlling stockholder under its Keep Well agreement.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
as of December 31, 2003
(In thousands of US dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
	(audited)	(unaudited)		(unaudited)
		(Note 1)

Current assets:
Cash and cash equivalents	$2,033	$(2,038)	a	$(5)
Accounts receivable, net of allowance for doubtful accounts of $1,764	18,018	(18,012)	a	6
Investments in convertible preferred and common stock	2,058	-		2,058
Other current assets	2,111	(1,956)	a	155
Net assets of discontinued operations	91	-		91
Total current assets	24,311	(22,006)		2,305

Long-term assets
Furniture, fixtures, equipment and software, net	8,483	(8,478)	a	5
Intangible assets, net	3,297	(3,197)	a	100
Goodwill	1,120	(947)	a	173
Investments	1,100	-		1,100
Other assets	743	(726)	a	17

Total assets	$39,054	$(35,354)		$3,700

Current liabilities
Revolving credit facility	$12,127	$(12,127)	b	$-
Accounts payable and accrued liabilities	28,272	(23,507)	b	4,765
Unearned revenue	5,678	(5,678)	b	-
Current portion of notes payable	1,254	(1,254)	b	-
Current portion of obligations under capital leases	2,715	(2,715)	b	-
Net liabilities of discontinued operations	841	-		841
Total current liabilities	50,887	(45,281)		5,606

Long-term liabilities
Notes payable, less current portion	772	(772)	b	-
Obligations under capital leases, less current portion	1,631	(1,631)	b	-
Notes payable to a related party, net of unamortized discount	28,717	-		28,717

Total liabilities	82,007	(47,684)		34,323

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $10.00 par value, authorized 10,000,000 shares, issued and outstanding 619 at December 31, 2003, liquidation preference of $619 at December 31, 2003	6	-		6
Common stock, $0.01 par value, authorized 300,000,000 shares, issued and outstanding 19,262,095 at December 31, 2003	192	-		192
Additional paid in capital	182,879	-		182,879
Accumulated deficit	(226,030)	12,330	a,b	(213,700)
Total stockholders’ deficit	(42,953)	12,330		(30,623)

Total liabilities and stockholders’ deficit	$39,054	$(35,354)		$3,700

Note 1
The pro forma information presents ACI’s balance sheet as it would have appeared if the APA had closed on the balance sheet date presented. Adjustments to the balance sheet are as follows:

a.	The removal of substantially all of the assets related to the Telecommunications business.

b.	The removal of the assigned liabilities related to the Telecommunications business, which are being assumed in conjunction with this transaction.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended March 31, 2004
(In thousands of US dollars)

	For the three months ended March 31, 2004

	As Reported	Pro Forma Adjustments		Pro Forma
	(unaudited)	(unaudited)		(unaudited)
		(Note 1)

Revenues:
Telecommunications services	$34,723	$(34,723)	a	$-
Technology licensing and development	450	-		450
Total revenues	35,173	(34,723)		450

Operating costs and expenses:
Telecommunications network expense
(exclusive of depreciation and amortization, shown below)	16,635	(16,635)	a	-
Selling, general and administrative	14,763	(13,987)	a	776
Provision for doubtful accounts	1,227	(1,227)	a	-
Research and development	-	-		-
Depreciation and amortization	1,704	(1,699)	a	5
Total operating costs and expenses	34,329	(33,548)		781

Operating income (loss)	844	(1,175)		(331)

Other income (expense):
Interest expense - related party	(2,803)	-		(2,803)
Interest expense - third party	(730)	701	a, b	(29)
Other income	1,377	(767)	a	610
Total other income (expense)	(2,156)	(66)		(2,222)

Loss from continuing operations	$(1,312)	$(1,241)		$(2,553)

Basic and diluted weighted average shares outstanding	19,262	19,262		19,262

Loss per common share - basic and diluted:
Loss from continuing operations	($0.07)	($0.06)		($0.13)

Note 1
The pro forma information presents ACI’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period reported. Adjustments to the statement of operations are as follows:

a.	Telecommunications operations were removed as if the transaction occured on the first day of the reported period.

b.	Reduction in interest expense of $302 related to the revolving credit facility, a liability which has been assigned to the acquirer.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended March 31, 2005
(In thousands of US dollars)

	As Reported	Pro Forma Adjustments		Pro Forma
	(unaudited)	(unaudited)		(unaudited)
		(Note 1)

Revenues:
Telecommunications services	$22,253	$(22,253)	a	$-
Total revenues	22,253	(22,253)		-

Operating costs and expenses:
Telecommunications network expense
(exclusive of depreciation and amortization, shown below)	13,730	(13,730)	a	-
Selling, general and administrative	10,978	(9,995)	a	983
Provision for doubtful accounts	1,055	(1,055)	a	-
Research and development	150	-		150
Depreciation and amortization	1,308	(1,299)	a	9
Total operating costs and expenses	27,221	(26,079)		1,142

Operating loss	(4,968)	3,826		(1,142)

Other income (expense):
Interest expense - related party	(2,487)	(144)	d	(2,631)
Interest expense - third party	(680)	680	b, c	-
Other income	27	(27)	a	-
Total other income (expense)	(3,140)	509		(2,631)

Loss from continuing operations	$(8,108)	$4,335		$(3,773)

Basic and diluted weighted average shares outstanding	19,237	19,237		19,237

Loss per common share - basic and diluted:
Loss from continuing operations	($0.42)	$0.22		($0.20)

Note 1
The pro forma information presents ACI’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period reported. Adjustments to the statement of operations are as follows:

a.	Telecommunications operations were removed as if the transaction occured on the first day of the reported period.

b.	Reduction in interest expense of $197 related to the revolving credit facility, a liability which has been assigned to the acquirer.

c.	Reduction in interest expense of $144 related to the assumed repayments of amounts owing under the convertible debenture with a third party.

d.
Addition of interest expense related to funding required from controlling stockholder, Counsel Corporation (“Counsel”) to facilitate the pay off of the convertible debenture. The additional debt from Counsel will be made pursuant to the existing Keep Well agreement. Interest related to both the revolving credit facility and the convertible note with an arms length party have been removed. Debt under the Counsel facility bears interest at 10% whereas debt under the convertible debenture bears interest at the prime rate as published in the Wall Street Journal (“WSJ”) plus 3% (but not less than 7% per annum), decreasing by 2% (but not less than 0%), for every 25% increase in the Market Price (as defined in the debenture agreement) above the fixed conversion price following the effective date of the registration statement covering the common stock issuable upon conversion of the convertible debenture. On this basis annual interest expense would decrease by $12.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended December 31, 2002
(In thousands of US dollars)

	For the year ended December 31, 2002

	As Reported	Pro Forma Adjustments		Pro Forma
	(audited)	(unaudited)		(unaudited)
		(Note 1)

Revenues:
Telecommunications services	$85,252	$(85,252)	a	$-
Technology licensing and development	2,837	-		2,837
Total revenues	88,089	(85,252)		2,837

Operating costs and expenses:
Telecommunications network expense
(exclusive of depreciation and amortization, shown below)	50,936	(50,936)	a	-
Selling, general and administrative	33,015	(28,507)	a	4,508
Provision for doubtful accounts	5,999	(5,999)	a	-
Research and development	1,399	-		1,399
Depreciation and amortization	4,270	(4,214)	a	56
Total operating costs and expenses	95,619	(89,656)		5,963

Operating loss	(7,530)	4,404		(3,126)

Other income (expense):
Interest expense - related party	(4,515)	2,164	a	(2,351)
Interest expense - third party	(3,680)	1,134	a, b	(2,546)
Other income	395	(357)	a	38
Total other income (expense)	(7,800)	2,941		(4,859)

Loss from continuing operations	$(15,330)	$7,345		$(7,985)

Basic and diluted weighted average shares outstanding	5,828	5,828		5,828

Loss per common share - basic and diluted:
Loss from continuing operations	($2.63)	$1.26		($1.37)

Note 1
The pro forma information presents ACI’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period reported. Adjustments to the statement of operations are as follows:

a.	Telecommunications operations were removed as if the transaction occured on the first day of the reported period.

b.	Reduction in interest expense of $394 related to the revolving credit facility, a liability which has been assigned to the acquirer.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended December 31, 2003
(In thousands of US dollars)

	For the year ended December 31, 2003

	As Reported	Pro Forma Adjustments		Pro Forma
	(audited)	(unaudited)		(unaudited)
		(Note 1)

Revenues:
Telecommunications services	$133,765	$(133,765)	a	$-
Technology licensing and development	2,164	-		2,164
Total revenues	135,929	(133,765)		2,164

Operating costs and expenses:
Telecommunications network expense
(exclusive of depreciation and amortization, shown below)	86,006	(86,006)	a	-
Selling, general and administrative	57,264	(52,881)	a	4,383
Provision for doubtful accounts	5,438	(5,432)	a	6
Research and development	-	-		-
Depreciation and amortization	7,125	(7,125)	a	-
Total operating costs and expenses	155,833	(151,444)		4,389

Operating loss	(19,904)	17,679		(2,225)

Other income (expense):
Interest expense - related party	(10,878)	1,279	a	(9,599)
Interest expense - third party	(2,391)	1,516	a, b	(875)
Other income	1,216	(78)	a	1,138
Total other income (expense)	(12,053)	2,717		(9,336)

Loss from continuing operations	$(31,957)	$20,396		$(11,561)

Basic and diluted weighted average shares outstanding	7,011	7,011		7,011

Loss per common share - basic and diluted:
Loss from continuing operations	($4.56)	$2.91		($1.65)

Note 1
The pro forma information presents ACI’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period reported. Adjustments to the statement of operations are as follows:

a.	Telecommunications operations were removed as if the transaction occured on the first day of the reported period.

b.	Reduction in interest expense of $830 related to the revolving credit facility, a liability which has been assigned to the acquirer.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

ACCERIS COMMUNICATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended December 31, 2004
(In thousands of US dollars)

	For the year ended December 31, 2004

	As Reported	Pro Forma Adjustments		Pro Forma
	(audited)	(unaudited)		(unaudited)
		(Note 1)

Revenues:
Telecommunications services	$112,595	$(112,595)	a	$-
Technology licensing and development	540	-		540
Total revenues	113,135	(112,595)		540

Operating costs and expenses:
Telecommunications network expense
(exclusive of depreciation and amortization, shown below)	60,067	(60,067)	a	-
Selling, general and administrative	54,430	(50,739)	a	3,691
Provision for doubtful accounts	5,229	(5,229)	a	-
Research and development	442	-		442
Depreciation and amortization	6,976	(6,955)	a	21
Total operating costs and expenses	127,144	(122,990)		4,154

Operating loss	(14,009)	10,395		(3,614)

Other income (expense):
Interest expense - related party	(8,488)	(50)	d	(8,538)
Interest expense - third party	(2,861)	2,847	b, c	(14)
Other income	2,471	(985)	a	1,486
Total other income (expense)	(8,878)	1,812		(7,066)

Loss from continuing operations	$(22,887)	$12,207		$(10,680)

Basic and diluted weighted average shares outstanding	19,256	19,256		19,256

Loss per common share - basic and diluted:
Loss from continuing operations	($1.19)	$0.64		($0.55)

Note 1
The pro forma information presents ACI’s statement of operations as it would have appeared if the operations relating to the APA had not been included in the operations of the period reported. Adjustments to the statement of operations are as follows:

a.	Telecommunications operations were removed as if the transaction occured on the first day of the reported period.

b.	Reduction in interest expense of $1,208 related to the revolving credit facility, a liability which has been assigned to the acquirer.

c.	Reduction in interest expense of $50 related to the assumed repayments of amounts owing under the convertible debenture with a third party.

d.
Addition of interest expense related to funding required from controlling stockholder, Counsel Corporation (“Counsel”) to facilitate the pay off of the convertible debenture. The additional debt from Counsel will be made pursuant to the existing Keep Well agreement. Interest related to both the revolving credit facility and the convertible note with an arms length party have been removed. Debt under the Counsel facility bears interest at 10% whereas debt under the convertible debenture bears interest at the prime rate as published in the Wall Street Journal (“WSJ”) plus 3% (but not less than 7% per annum), decreasing by 2% (but not less than 0%), for every 25% increase in the Market Price (as defined in the debenture agreement) above the fixed conversion price following the effective date of the registration statement covering the common stock issuable upon conversion of the convertible debenture. On this basis annual interest expense would decrease by $12.

The pro forma financial information is not necessarily indicative of the results which would have occurred if the business disposition had occurred on the date indicated, or of the results which may occur in the future.

Appendix D

___________________________________

ASSET PURCHASE AGREEMENT
BY AND AMONG
ACCERIS COMMUNICATIONS INC.,
ACCERIS COMMUNICATIONS CORP.,
COUNSEL CORPORATION,
ACCERIS MANAGEMENT AND ACQUISITION LLC,
AND
NORTH CENTRAL EQUITY LLC
_________________________________

Dated as of May 19, 2005
________________________________________

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 19, 2005 (the “Execution Date”), is by and among Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Buyer”), North Central Equity LLC, a Minnesota limited liability company (“Guarantor”), Acceris Communications Inc., a Florida corporation (“ACI”), Acceris Communications Corp, a Delaware corporation (the “Company,”and together with ACI, the “Sellers”) and Counsel Corporation, an Ontario corporation (the “Parent,” and together with the Sellers, the “Seller Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to sell, transfer and otherwise convey, and the Buyer desires to purchase and assume, the Acquired Assets and the Assumed Liabilities of the Business, on the terms and subject to the conditions of this Agreement; and

WHEREAS, ACI’s board of directors has adopted resolutions approving the transactions contemplated by this Agreement and recommended that ACI’s stockholders approve and adopt this Agreement and the transactions contemplated hereby and the Parent’s board of directors has adopted resolutions approving the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

SECTION 1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“ACC Website”- See the Section 5.1(e).

“ACI”- See the Preamble hereto.

“ACI Website”- See Section 5.1(e).

“Acquired Assets” means all of the Company’s right title and interest in, to and under all of the assets (other than the Excluded Assets) that are owned by, used or in any way related to the Business, including without limitation the following: (a) the Financial Assets; (b) real property, leaseholds, subleaseholds, improvements, fixtures, fittings, easements, rights-of-way and other appurtenants; (c) tangible personal property, including machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, computers, automobiles, trucks, tractors, trailers, tools, jigs and dies, wherever located; (d) Intellectual Property, associated goodwill, licenses and sublicenses, remedies against infringements, and rights to protection of interests under any Law; (e) leases and subleases; (f) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties and other similar arrangements; (g) accounts, notes and other receivables; (h) securities, except for the capital stock in its subsidiaries; (i) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of Taxes); (j) Licenses and Permits to the extent legally transferable; (k) customer agreements, customer lists, books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials; and (l) all of the assets specified as Acquired Assets on Schedule 1.1.

“Action”- See Section 3.14.

“Affiliates” means, with respect to a Person, any Person directly or indirectly controlling, controlled by or under common control with the Person specified.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, or unitary group defined under state, local, or foreign income Tax Law).

“Assumed Liabilities” means only the following liabilities of the Company, none of which include any of Seller Parties’ income tax Liabilities: (a) the Company Liabilities; (b) all liabilities incurred by the Company in the ordinary course of business between the Effective Date and the Closing Date; (c) the costs incurred between the Effective Date and the Closing Date related to the management and operations of the Company (including litigation related costs and expenses but excluding the Excluded Litigation); and (d) all of the liabilities specified as Assumed Liabilities on Schedule 1.2, but not in excess of the amount of such liabilities set forth on Schedule 1.2.

“Agreement”- See the preamble hereto.

“Benefit Plans”- See Section 3.16(a).

“Break Up Fee” - See Section 5.11(a).

“Break Up Fee Loan Documents” means the following documents executed and delivered in connection with this Agreement: (a) a promissory note made jointly and severally by the Sellers in the amount of the Break Up Fee substantially in the form attached hereto as Exhibit A; (b) a security agreement between the Company and the Buyer substantially in the form attached hereto as Exhibit B; and (c) a guaranty of the Parent in favor of the Buyer in substantially the form attached hereto as Exhibit C.

“Business” means all of the business activities of the Company, including without limitation the Company’s broad-based communications business that serves residential, small and medium-sized businesses and large enterprise customers in the United States by providing them a range of products and services from domestic and international long distance voice services to managed and integrated data and enhanced services.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of Minnesota are not required or authorized to close.

“Business Employee”- See Section 3.16(a).

“Business Intellectual Property” means all of the Intellectual Property owned by the Company including without limitation any and all of the Company’s rights in and to the name “Acceris” and any derivative and variation thereof.

“Buyer”- See the preamble hereto.

“Buyer Indemnitees”- See Section 7.2.

“Closing”- See Section 2.5.

“Closing Date”- See Section 2.5.

“COBRA” means the requirements of Part 6, Subtitle B, Title I of ERISA and Code § 4980B and of any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended.

“Company”- See the preamble hereto.

“Company Balance Sheet” - See Section 3.5.

“Company Liabilities” means the Liabilities of the Company (but excluding the Excluded Liabilities) which are related to the Business that appear on the Company Balance Sheet.

“Confidential Information” means the following: (a) in the possession of the Buyer, all information relating to the Seller Parties that is not an Acquired Asset, including without limitation information concerning the Excluded Assets and Excluded Liabilities and ACI’s financial results, strategic plans, research and development, products, services, technology, marketing and sales; and (b) in the possession of the Seller Parties, all information relating to the Buyer and its Affiliates and all information that is an Acquired Asset, including without limitation information concerning the Acquired Assets and Assumed Liabilities and the Buyer’s and its Affiliates’ financial results, strategic plans, research and development, products, services, technology, marketing and sales. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is already published or available to the public other than by a breach of this Agreement, (ii) is rightfully received from a third party not in breach of any obligation of confidentiality, (iii) is independently developed by personnel or agents of one party without use of the other party’s Confidential Information (“use” shall not be deemed to include use of Confidential Information that may be retained in the unaided memories of the receiving party’s employees or agents who have otherwise rightfully accessed Confidential Information), or (iv) is produced in compliance with applicable law or a court order, provided that the receiving party first gives the disclosing party reasonable notice of such law or order and gives the disclosing party an opportunity to defend and/or attempt to limit such production; provided that it shall not be necessary for ACI to give Buyer notice with respect to disclosures that it makes in its required filings with the SEC.

“Consent”means each consent, notice, waiver, authorization or approval of any Governmental Entity or of any other Person that is required in connection with the execution and delivery or performance by the Seller Parties of this Agreement and the Transaction Documents.

“Contract” means all contracts, subcontracts, agreements, leases, licenses, commitments, loan agreement, mortgage, security agreement, trust indenture, sales and purchase orders, statements of work, and other instruments, arrangements or understandings of any kind, including any amendments or alterations thereto, to which the Company is a party to or by which any of its assets, properties or the Business are bound.

“Debt” means all liabilities or obligations, whether primary or secondary or absolute or contingent (a) for borrowed money, including outstanding checks and overdrafts, (b) evidenced by notes, bonds, debentures, guaranties or similar obligations, (c) secured by a Lien on any assets, other than Permitted Liens, or (d) under or pursuant to any capital lease arrangements.

“Effective Date”means April 30, 2005.

“Environmental Laws” means all federal, state, and local Laws, rules and regulations, orders, decrees, directives, permits and licenses relating to Releases of Hazardous Materials or otherwise relating to the generation, treatment, storage, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”- See Section 3.16(a).

“Excluded Assets” means only the following: (a) the Company’s corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of any of the Seller Parties as an entity; (b) any of the rights of the Seller Parties under this Agreement (or under any side agreement between the parties entered into on or after the date of this Agreement); (c) any of the capital stock, membership interests or other equity securities of Transpoint Holdings Corporation and Solomon Datatransport, Inc.; and (d) all of the assets specified as Excluded Assets on Schedule 1.1.

“Excluded Liabilities” means all of the Liabilities of the Seller Parties or their Affiliates except for the Assumed Liabilities, including without limitation the following: (a) any Liability for Taxes, including without limitation any Liability with respect to income Taxes and Taxes attributable to the Acquired Assets for taxable periods, or any portion thereof, ending on or before the Effective Date (except to the extent that such liabilities are specifically included in the Assumed Liabilities); (b) any Liability for the unpaid Taxes of any Person under Treas. Reg. Section § 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise (except to the extent that such Liabilities are specifically included in the Assumed Liabilities); (c) any obligation to indemnify any Person (including the Seller Parties or their Affiliates) by reason of the fact that such Person was a director, officer, employee or agent of any of one of the Seller Parties or their Affiliates, or was serving at the request of the entity as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any Law, charter document, bylaw, agreement or otherwise); (d) any Liability of for costs and expenses incurred in connection with this Agreement and the contemplated transactions; (e) any Liability or obligation under this Agreement (or under any side agreement between the Seller Parties or their Affiliates on the one hand and the Buyer entered into on or after the date of this Agreement); (f) any other unknown, asserted or unasserted obligation or Liability of any of the Seller Parties or their Affiliates or any other Person not specifically included within the definition of Assumed Liabilities; (g) the Excluded Litigation; (h) any Liability arising after the Effective Date related to the actions of the Seller Parties or their Affiliates before the Effective Date not specifically included in the definition of Assumed Liabilities; and (i) all of the Liabilities specified as excluded liabilities on Schedule 1.2 including any Liabilities considered Excluded Liabilities by the parties in accordance with Section 2.4(c).

“Excluded Litigation” means any Liability related to litigation involving the Company which: (a) arises from a transaction or occurrence which occurred prior to the Execution Date, including without limitation the litigation identified on Schedule 3.14; (b) is initiated by a shareholder, employee or the Affiliates of a shareholder or employee of ACI challenging the transactions contemplated by this Agreement, and (c) is initiated by an employee of the Company that asserts a Liability under a Benefit Plan other than a claim for unpaid benefits and which arose or allegedly arose from the conduct of the Sellers.

“Execution Date” - See the preamble hereto.

“FCC” means the Federal Communications Commission.

“Final Company Balance Sheet” See Section 2.4(b).

“Financial Assets” means the cash, accounts receivable, prepaid items and prepaid deposits of the Company that appear on the Company Balance Sheet or that are otherwise held by the Company as of the Closing Date. The Company Balance Sheet indicates the amount of the Financial Assets is equal to $14,435,246.

“Financial Statements”- See Section 3.5.

“Foothills” means Wells Fargo Foothill, Inc. a California corporation or any of its successors or Affiliates.

“Foothills Loan” means all outstanding amounts due and owing by the Company to Foothills under the secured credit facility memorialized by that certain Loan and Security Agreement originally dated December 10, 2001 between ACI, the Company and Foothills, as amended.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis.

“Governmental Entity” means any federal, state, municipal or foreign governmental, court, governmental, administrative or regulatory or other public body, agency or authority (including self-regulatory organizations), domestic or foreign.

“Guaranteed Obligations” - See Section 5.17.

“Guarantor” - See preamble hereto.

“Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Law or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any petroleum and petroleum products, asbestos and asbestos containing products or PCBs or other matter which might subject the Company or the Business to any imposition of costs or liability under any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, including the Standards for Privacy of Individually Identifiable Health Information at 45 Code of Federal Regulations Parts 160 and 164.

“Indemnitee”- See Section 7.5(a).

“Indemnitor”- See Section 7.5(a).

“Intellectual Property”means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations; (b) all trademarks, service marks, trade dress, logos, trade names, slogans, Internet domain names, Internet addresses, corporate names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations and including all associated goodwill, and all applications, registrations and renewals; (c) all copyrightable works, all copyrights, and all applications, registrations and renewals; (d) all mask works and all applications, registrations and renewals; (e) all trade secrets and confidential business information, including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals; (f) all computer software, including all source code, object code, executable code, firmware, development tools, files, records, data, data bases and related documentation, regardless of the media on which it is recorded, and all Internet sites (and all contents of the sites); (g) all advertising and promotional materials; (h) all other proprietary rights; (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium); and (j) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

“IRS” means the Internal Revenue Service.

“Knowledge of the Sellers” or “Sellers’ Knowledge” means the actual knowledge (or knowledge that such person reasonably should have had given the facts and circumstances) of Allan C. Silber, Kelly D. Murumets, Gary M. Clifford, James Ducay, Kenneth L. Hilton, David Silverman and Stephen Weintraub.

“Laurus” means Laurus Master Fund, Ltd. a Cayman Islands company or any of its successors or Affiliates.

“Laurus Interest” means the Lien on the Acquired Assets held by Laurus.

“Laws” means all applicable laws of any country or any political subdivision thereof, including, without limitation, all federal, state and local statutes, regulations, ordinances, codes, orders or decrees or any other laws, common law theories or reported decisions of any court thereof.

“Leases”- See Section 3.9.

“Liability Cap”- See Section 7.4(a).

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes or reasonable attorneys’, accountants’ and experts’ fees and interest and penalties.

“Licenses and Permits”- See Section 3.12.

“Lien” means any charge, claim, lien, option, pledge, security interest, right of first refusal, or encumbrance.

“Material Contract”- See Section 3.15.

“Organizational Documents” means articles of incorporation, certificate of incorporation or charter, bylaws, articles of organization, certificate of formation, operating agreement, limited liability company agreement and all similar documents adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Parent” - See preamble hereto.

“Parent Stock” - See Section 5.2(c).

“Pension Plans”- See Section 3.16 (a).

“Permitted Liens” means (a) mechanics’, carriers’ non-contractual, workmen’s, repairmen’s or similar Liens arising or incurred in the ordinary course of business which involve obligations that are not due and payable, (b) statutory liens for Taxes (other than local, state and federal income Taxes) and other charges and assessments by any Governmental Entity that are not yet due and payable or are being contested in good faith and adequate reserves for which are contained in the Financial Statements and which are listed on Schedule 1.3 (c) Liens related to any Assumed Liability, (d) Liens related to the Contracts entered into by the Company in the ordinary course of business, and (e) any bonds, letters of credit and similar items posted or provided in accordance with regulatory requirements.

“Person” means any individual, corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Personal Property Lease”- See Section 3.10.

“Proxy Statement” means the proxy statement to be sent to ACI’s stockholders in connection with the ACI Stockholders Meeting.

“PUCs” means all state telecommunications regulatory agencies.

“Release” means the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release of any Hazardous Materials that is a violation of Environmental Law.

“Required ACI Stockholder Vote” means the affirmative vote by the holders of the outstanding shares of ACI’s capital stock representing the voting power of ACI’s capital stock required to vote on and approve this Agreement and the transactions contemplated by this Agreement.

“Revised Company Balance Sheet” See Section 2.4(a).

“Schedule 13D/A” - See Section 3.24.

“Schedules” means the schedules delivered by the Seller Parties to the Buyer and by the Buyer to the Seller Parties on the Execution Date and as corrected to the extent necessary to comply with the requirements of Section 5.4, as applicable, which, among other things, set forth certain exceptions to the representations and warranties contained in this Agreement. Each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule in the Schedules; provided, however, that a matter disclosed in one Schedule shall be deemed disclosed with respect to other Schedules to which such disclosure would be reasonably deemed related if it is reasonably apparent on the face of the disclosure of such matter that such matter also pertains another Schedule or Schedules.

“SEC” means the Securities and Exchange Commission.

“Seller Indemnitees” - See Section 7.3.

“Sellers”- See preamble hereto.

“Seller Parties” - See preamble hereto.

“Tax” or “Taxes” means all federal, state, local or foreign taxes, charges, levies, or other like assessments, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, value-added, alternative or add-on minimum, estimated and other taxes, or like charges of any kind whatsoever, including any interest, penalties or additions thereto, imposed by any Governmental Entity. This definition includes any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, report, information return or other similar document or statement (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including, without limitation, any information, return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

“Termination Restriction Date” means the day on which both of the following have occurred: (a) a third party, on terms and conditions that are reasonably acceptable to the Buyer and the Seller Parties, either directly or through a party to this Agreement, (i) closes on a loan of $3,000,000 or more to the Company, or (ii) accepts an assignment of all amounts due and owing under the Foothills Loan; and (b) to the extent that the Company’s borrowing capacity is in excess of $3,000,000 under the terms and conditions of a loan made in accordance with (a)(i) or an assignment made in accordance with (a)(ii), as the case may be, such excess amount is delivered by the Company to the Buyer in an amount necessary to repay any unreimbursed advances made by the Buyer to the Company to the full extent permitted by the terms and conditions of such loan or assignment.

“Third Party Claim”- See Section 7.5(b).

“Transaction Documents”means all documents and agreements to be entered into by one or more of the parties to this Agreement in connection with the transactions contemplated by this Agreement.

“USAC” - See Section 9.10.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101 et. seq. and any corresponding state laws that could be applied to any Business Employee.

SECTION 2. BASIC TRANSACTION.

2.1    Sale of Acquired Assets. On the terms and subject to the conditions of this Agreement, at the Closing the Company shall sell, transfer, convey and deliver the Acquired Assets to the Buyer, free and clear of all security interests, liens, claims, charges, restrictions or encumbrances of any kind (except for the Permitted Liens), in exchange for the Buyer’s acceptance of the assignment of the Assumed Liabilities from the Company set forth in Section 2.2.

2.2    Assumption of Assumed Liabilities. On the terms and subject to the conditions of this Agreement, at the Closing the Buyer agrees to assume and become responsible for the Assumed Liabilities in exchange for the Company’s transfer, conveyance and delivery of the Acquired Assets set forth in Section 2.1. The Buyer will not, however, assume or otherwise be obligated for the Excluded Liabilities or any other Liability.

2.3    Post-Effective Date Adjustment and Payment. In order to adjust the consideration under this Agreement for changes to the Company’s financial condition in the period between the Effective Date and the Execution Date, on or before the Execution Date ACI shall have paid the Company $496,155 which shall be deemed to be Acquired Assets.

2.4   Adjustment to Company Balance Sheet.

(a) As soon as practicable following the Execution Date, the Buyer will review the Company Balance Sheet. If the Buyer determines that the Company Balance Sheet contained material errors or omissions which affect the amount and type of Assumed Liabilities, as soon as reasonably practicable following the Execution Date the Buyer will deliver to the Seller Parties a revised Company Balance Sheet which accurately reflects the Company’s balance sheet at and as of April 30, 2005 (the “Revised Company Balance Sheet”). The Buyer, in conjunction with its regular outside accountants, will prepare the Revised Company Balance Sheet in accordance with GAAP.

(b) If the Seller Parties have any objections to the Revised Company Balance Sheet, they will deliver a detailed statement describing their specific objections to the Buyer within 20 days after receiving it. The Buyer and the Seller Parties will then use reasonable efforts to resolve any such objections themselves through good faith negotiation. If the parties do not obtain a final resolution of such a dispute within 30 days after the Buyer has received the statement of objection(s), however, the Buyer and the Seller Parties will select a mutually acceptable, nationally-recognized accounting firm to resolve any remaining objections. The Buyer shall pay 50% and the Seller Parties shall pay 50% of the costs and expenses of any accounting firm so used. The determination made by such accounting firm will be set forth in writing and will be conclusive and binding upon the parties. For purposes of this Agreement, “Final Company Balance Sheet” means the Revised Company Balance Sheet, together with any revisions made pursuant to this Section 2.4(b).

(c) Within ten days after the Final Company Balance Sheet has been determined in accordance with Section 2.4(b), if the Final Company Balance Sheet indicates Financial Assets less than $14,435,246, or Assumed Liabilities in excess of $24,264,569 , the Parent or ACI will either (i) pay to the Company, by wire transfer or delivery of other immediately available funds, an amount equal to such deficiency or excess, as applicable, or (ii) accept a reduction to the Assumed Liabilities equal to such deficiency or excess, as applicable.

2.5    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place as soon as reasonably practicable after satisfaction or waiver of all of the conditions set forth in Sections 8 and 9 at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A., 500 IDS Center, Minneapolis, Minnesota 55402, at 10:00 a.m. local time or at such other place and at such time as may be mutually agreed to by the parties (the “Closing Date”).

2.6    Deliveries at the Closing. At the Closing the parties will do the following: (a) the Seller Parties will execute, acknowledge (if appropriate) and deliver to the Buyer any certificates, instruments and documents, including those referred to in Section 9 of this Agreement, as the Buyer and its counsel may reasonably request; and (b) the Buyer will execute, acknowledge (if appropriate) and deliver to the Seller Parties any certificates, instruments and documents, including those referred to in Section 8 of this Agreement, as the Seller Parties and their counsel may reasonably request.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER.

The Seller Parties hereby jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date, or such other date that is stated; and, if specifically stated in a representation or warranty, such representation or warranty will be correct and complete at and as of the Closing Date:

3.1    Organization, Qualification and Power. Each of the Seller Parties is, and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the Laws of the State or Province set forth in the preface above. Except as set forth on Schedule 3.1, the Company is as of the Execution Date and will be on the Closing Date, duly authorized to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required. The Company has, as of the Execution Date and will have on the Closing Date, full corporate power and authority and all Licenses and Permits necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.

3.2    Authority. Subject to the Required ACI Stockholder Vote and receipt of all necessary Consents, the Seller Parties have (and on the Closing Date will have) all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which they are a party, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein. This Agreement and the Transaction Documents to which any of the Seller Parties are a party, have been (or, to the extent executed as of the Closing, will be at the Closing) duly and validly executed and delivered by such Seller Party and, assuming this Agreement and such Transaction Documents have been duly authorized, executed and delivered by the other parties thereto, this Agreement and the Transaction Documents to which they are a party, constitute the valid and binding agreements of the Seller Parties, enforceable against the Seller Parties in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity). The Seller Parties’ execution, delivery and performance of this Agreement and the Transaction Documents to which any of them are a party have been duly authorized by all necessary corporate action on the part of the Seller Parties other than the Required ACI Stockholder Vote.

3.3    No Conflict or Violation; Consents.

(a)    Subject to the receipt of all necessary Consents, the execution and delivery by the Seller Parties of this Agreement and the Transaction Documents to which the Seller Parties are parties, and the performance of their obligations hereunder and thereunder do not (i) violate any provision of any Organizational Document of the Seller Parties, (ii) materially violate any provision of Law, (iii) violate, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Contract in any material respect, (iv) result in the creation or imposition of any Lien upon any of the assets, properties or rights of the Company, including without limitation the Acquired Assets, or (v) result in the cancellation, modification, revocation or suspension of any License.

(b)    Schedule 3.3 identifies each Contract that satisfies each of the following criteria: (i) it required the payment or indicated the receipt by the Company of more than $250,000 during calendar year 2004, (ii) it requires the Consent of a third party for assignment to Buyer, and (iii) failure to obtain such Consent would have a material adverse effect on the Company.

3.4    Acquired Assets and Assumed Liabilities.

(a)    Except for the Permitted Liens, at Closing the Sellers shall have good and marketable title to or a valid leasehold interest in or license to the Acquired Assets, free and clear of any Lien or restriction on transfer. The Acquired Assets constitute all of the assets used in the Business that are not specifically identified as Excluded Assets. Except for the Acquired Assets, no other assets will be transferred to the Buyer in connection with this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents.

(b)    The Assumed Liabilities represent all of the Liabilities assumed by the Buyer in accordance with this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents. Except for the Assumed Liabilities, no other Liabilities will be transferred to the Buyer in connection with this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents.

3.5    Financial Statements.  The (a) audited balance sheets of ACI at and as of December 31, 2002, December 31, 2003 and December 31, 2004, and the related statements of income and cash flow for ACI for the fiscal years then ended, and (b) the unaudited balance sheet for the Company at and as of April 30, 2005 (the “Company Balance Sheet”), the related statements of income for the Company for the four month period ended April 30, 2005 and the related statement of income for the Company for the one month period ended April 30, 2005 are set forth on Schedule 3.5 (all of the foregoing statements, collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the respective periods and fairly present in all material respects the financial position of ACI and the Company, respectively. The Financial Statements accurately reflect, respectively, the results of ACI’s or the Company’s operations and changes in cash flow at the respective dates thereof and the results of operations of ACI or the Company for the respective periods covered by the statements of income contained therein, subject to normal year-end adjustments and lack of footnotes and other presentation items.  The Company Balance Sheet and the related statements of income for the Company for the four month period ended April 30, 2005 accurately reflect in all material respects the assets, liabilities, costs and expenses of the Company as they relate to the business of the Company and are in all material respects accurate, complete, correct and in accordance with the books of account and records of the Company.

3.6    Absence of Certain Changes or Events. Since the Effective Date and up to the Execution Date there has been no material adverse change in the properties, assets, condition (financial or otherwise), liabilities or operations of the Company that has not been adjusted for pursuant to Section 2.3 or 2.4.

3.7    Absence of Undisclosed Liabilities. There are no Liabilities with respect to the Business or the Acquired Assets for which the Buyer may become obligated or otherwise responsible other than the Assumed Liabilities.

3.8    Tax Matters.  Except as set forth on Schedule 3.8 or except to the extent it is an Excluded Liability:

(a)    The Company has filed all Tax Returns required to be filed prior to the Effective Date, and all such Tax Returns were correct, complete and accurately reflect all Liability for Taxes for the periods covered thereby, in all material respects. The Company has paid all Taxes due and payable by Company (whether or not shown on a Tax Return). Without limiting the foregoing, none of the Tax Returns contains any position that is, or would be, subject to penalties under section 6662 of the Code (or any corresponding provisions of state, local or non-U.S. Tax law). The Company has not waived any statutes of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension remains in effect. No action, suit, proceeding, or audit is pending against or with respect to the Company regarding Taxes.

(b)    No federal, state or local examination or administrative or judicial proceeding currently exists or is outstanding and unresolved with regard to Taxes or Tax Returns of the Company. To the Knowledge of Sellers, there is no reason to believe that a Tax authority may assess any additional Taxes against the Company with respect to a pre-Effective Date Tax period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax liability of the Company asserted by any Taxing authority in writing. The Company (i) is not a party to any Tax sharing, Tax indemnity, Tax allocation or other agreement or arrangement with any entity and (ii) is not a party to or bound by any closing agreement or offer in compromise with any Taxing authority.

(c)    There is no Tax Lien (other than Permitted Liens) against the Acquired Assets.

(d)    True, correct and complete copies of all income Tax Returns, income Tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with the IRS in the one year period preceding the Effective Date and any similar items requested by Buyer have been delivered to the Buyer.

(e)    The Company (or predecessor thereof) (i) is not and never has been a member of an Affiliated Group other than the ACI Affiliated Group, and (ii) does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.

(f)    Neither of the Sellers is a “foreign person” as that term is referred to in Code § 1445(f)(3).

(g)    The ACI Affiliated Group has filed all income Tax Returns required to be filed prior to the Effective Date and all such income Tax Returns were correct, complete, and accurately reflect all Liability for income Taxes for the periods covered thereby, in each case in all material respects. The ACI Affiliated Group has paid all income Taxes due and payable by the ACI Affiliated Group (whether or not shown due on a Tax Return). ACI’s only consolidated Tax Returns are for income Taxes.

(h)    No federal, state or local examination or administrative or judicial proceeding exists or to the Sellers’ Knowledge has been initiated with regard to income Taxes or income Tax Returns of the ACI Affiliated Group. There is no material dispute or claim concerning any income Tax liability of the ACI Affiliated Group asserted by any Taxing authority in writing.

3.9    Real Property. The Company does not own any real property. Schedule 3.9 lists all real property leases to which Company is a party (each a “Lease” and, collectively, the “Leases”). All of the Leases are valid and in full force and effect, and the Company is not in default thereunder nor to the Knowledge of Sellers has any such breach been asserted in writing or otherwise.

3.10    Personal Property. True and correct copies of all leases for personal property, except for leases having future minimum lease payments of less than $50,000 in any twelve-month period, (each a “Personal Property Leases”) used or employed by the Company are listed on the attached Schedule 3.10, which includes the name of the lessor, the address of the lessor, the term of the lease, and the start date of the lease. All of the Personal Property Leases are valid and in full force and effect, and the Company is not in default thereunder nor to the Knowledge of Sellers has any such breach been asserted in writing or otherwise. The Acquired Assets related to the Company’s “switching” facilities are each free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used.

3.11    Intellectual Property.

(a)    Schedule 3.11(a) sets forth a complete and correct list of (i) all patents, registered trademarks, service marks, trade names, copyrights and applications for any of the foregoing included in the Business Intellectual Property, and (ii) all material Intellectual Property which is licensed by the Company from any third party. The Business Intellectual Property, together with all other Intellectual Property licensed by the Company, constitutes all of the proprietary rights used in the operation of the Business as currently conducted.

(b)    Except as set forth on Schedule 3.11(b), the Company has not received any written claim from or to the Knowledge of Sellers been advised by any Person that (i) the Company does not own or have the right to use any Business Intellectual Property, (ii) any governmental action to prohibit use of the Business Intellectual Property, or (iii) the use of any Business Intellectual Property infringes upon the Intellectual Property rights of a third party. The Company is not a party to any Action alleging infringement or misuse of any Intellectual Property. To the Knowledge of Sellers, no third party is infringing any Business Intellectual Property.

(c)    Notwithstanding any provision of this Agreement to the contrary, none of the Seller Parties makes any representation or warranty that any Intellectual Property, including the Business Intellectual Property, does not infringe the rights or any third party.

3.12    Licenses and Permits. Schedule 3.12 of this Agreement sets forth all material licenses, permits, franchises, authorizations and approvals issued or granted for use by the Company or in the Business by any Governmental Entity, including, but not limited to, the FCC and the PUCs (collectively, the “Licenses and Permits”), and all pending applications therefore. Each License and Permit has been fully paid for and is held by the Company and is valid and in full force and effect, and is not subject to any pending or, to the Knowledge of Sellers, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect or subject to any fine or penalty or civil penalty. The Company has all of the Licenses or Permits required of it to permit the continued lawful conduct of the Business in the manner now conducted and the ownership, occupancy and operations of its assets for their present use. The Company is not in violation in any material respect of any of the License or Permit requirements.

3.13    Compliance with Laws. The Company is in compliance in all material respects with all applicable Laws. None of the Sellers has received written notice, or to the Knowledge of Sellers has been advised of any violation of any such Law that could give rise to a material obligation or Liability of the Company or the Business. The Company is not in default in any respect with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator, material to the operations of the Business.

3.14    Litigation. Except for consumer complaints lodged in the ordinary course of business and as otherwise disclosed in Schedule 3.14, there is no action, claim, suit, proceedings, demand, litigation, arbitration, mediation or other proceeding by or before any Governmental Entity (each, an “Action”) pending or, to the Knowledge of the Sellers, threatened by or against the Company.

3.15    Contracts.

(a)    Schedule 3.15 sets forth the party names and effective date of any Contract that requires the receipt or payment by the Company of more than $100,000 in the twelve months following the Effective Date (each, a “Material Contract”), including without limitation any of the following types of Contracts that is a Material Contract: (i) any mortgage, indenture, security agreement, pledge or other Contract relating to the borrowing of money or extension of credit; (ii) any employment, severance, bonus, retention, employee plans, employment and labor agreements or material consulting Contract; (iii) any distributor, agency, reseller, sales, license, carrier, vendor or similar Contract; (iv) any Contract which (A) provides for the performance of services for customers of the Company, or (B) the sale of products by the Company; (v) intercompany Contracts to which the Company is a party or to which the Company is otherwise bound and that will continue following the Effective Date; (vi) any Contract where the counterparty is a Governmental Entity; (vii) any service and other similar contracts; (viii) any Lease; and (ix) any personal property leases; (x) any Benefits Plans; (xi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase an assets, property or rights; (xii) documents granting any powers of attorney with respect to the affairs of the Company; (xiii) suretyship, contracts, performance bonds, working capital maintenance or other forms of guaranty agreements; (xiv) contracts or commitments limited or restraining the Sellers or their Affiliates from engaging or competing in any lines of business or with any person, firm or corporation, (xv) any partnership or joint venture agreement; and (xvi) material licenses, including but not limited to material software licenses..

(b)    With respect to each such Material Contract: (i) it is legal, valid, binding, enforceable and in full force and effect; (ii) assuming all necessary Consents are obtained, it will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) Company is not and to the Knowledge of Sellers no other party is in breach or default; (iv) no event has occurred that, with notice or lapse of time, would constitute a material breach or default, or permit termination, modification, or acceleration, under the Material Contract; and (v) Company has not and to the Knowledge of Sellers no other party has repudiated any provision of the Material Contract.

3.16    Employee Plans

(a)    The attached Schedule 3.16 sets forth the following: (i) all “employee welfare benefit plans,” as defined in Section 3(1) of ERISA, sponsored or maintained by the Company or to which contributions are made by the Company on behalf of current employees of the Company (such employees are collectively referred to as the “Business Employees”) or with respect to which the Company or any ERISA Affiliate has any Liability or potential Liability (the “Welfare Plans”); (ii) all “employee pension benefit plans,” as defined in Section 3(2) of ERISA, sponsored or maintained by the Company or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or to which the Company or any ERISA Affiliate has contributed on behalf of the Business Employees or any former employee of the Company or with respect to which the Company or any ERISA Affiliate has any Liability or potential Liability (the “Pension Plans”); and (iii) all other employee benefit arrangements, programs, policies or payroll practices, including without limitation all severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, hospitalization, medical insurance, cafeteria, life insurance, tuition reimbursement and scholarship programs sponsored or maintained by the Company or to which contributions are made by the Company on behalf of Business Employees or with respect to which the Company or any ERISA Affiliate has any Liability or potential Liability (collectively, such programs, policies and practices, together with the Welfare Plans and Pension Plans, are referred to as the “Benefit Plans”).

(b)    The Company does not sponsor, maintain or contribute to or in any way directly or indirectly (including, without limitation, indirect liability as a member of a controlled group that includes an ERISA Affiliate that has any such responsibility)(whether contingent or otherwise) with respect to any plan to which the funding requirements of Section 412 of the Code apply or to any“multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA and has not had any direct or indirect responsibility within the three years preceding the date of the signing of this Agreement.

(c)    With respect to each Pension Plan that is intended to qualify under Code Section 401(a), such Pension Plan and its related trust has received or has an application pending for obtaining a determination letter from the IRS that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code and no facts or set of circumstances exist that could reasonably be expected to cause such plan and related trust to be disqualified or to be so non-exempt from Tax. Each Pension Plan has been administered in accordance with its terms and all applicable legal requirements. There have been no prohibited transactions within the meaning of Code Section 4975 or breach of fiduciary duty under ERISA and no investigations by any governmental agency or other actions or written claims against or directly involving any Benefit Plan (except claims for benefits payable in the normal operation of the Benefit Plans). With respect to each Benefit Plan, all required reports and descriptions (including without limitation Forms 5500 and summary plan descriptions) have been timely filed or distributed in accordance with applicable Law.

(d)    All contributions (including all employer contributions and employee salary reduction contributions) required to be made to or with respect to each Benefit Plan with respect to the service of Business Employees or former employees of the Company as of the Effective Date and all contributions for any period ending on or before the Effective Date that are not yet due have been made or have been accrued for in the books and records of the Company.

(e)    The Company has complied with the health care continuation requirements of Part 6 of Title I of ERISA and all similar state laws.

(f)    The Company does not maintain, contribute to or have an obligation to contribute to, nor has any liability with respect to, any employee welfare benefit plan providing health or life insurance or other welfare type benefits beyond termination of employment or retirement other than in accordance with COBRA.

(g)    None of the Benefit Plans is a deferred compensation plan within the meaning of Code Section 409A.

3.17    Insurance. Schedule 3.17 lists all policies of insurance insuring the Company, its assets, properties, employees, operations, and the Business. None of the Seller Parties has received written notice of cancellation or adverse modification of any such insurance.

3.18    Transactions with Sellers and Affiliates. Except as set forth on Schedule 3.18, no officer or director of the Seller Parties (each a “Related Party”), or, to the Knowledge of the Sellers, any individual related by blood, marriage or adoption to any Related Party or any entity controlled by a Related Party, is a party to any Contract with the Company.

3.19    Labor and Employment Matters.

(a)    The Company has complied in all material respects with all Laws relating to employment, including without limitation all Laws concerning equal employment opportunity, nondiscrimination, accommodations, leaves and absences, immigration, classification of employees as exempt or non-exempt, payment of wages, hours, unemployment taxes and benefits, other employment-related benefits, including ERISA, HIPAA and COBRA, any and all Laws relating to collective bargaining, the payment of social security and similar Taxes, occupational safety and health and plant closing or layoffs.

(b)    Except as set forth on Schedule 3.19(b), the Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has not committed any unfair labor practice.

(c)    Except as listed on Schedule 3.14, the Company has no unresolved employment-related charges, claims, lawsuits or other liabilities. Except as listed on Schedule 3.14, there are no unresolved complaints from any current or former employees concerning any matters relating to employment with the Company. Except for the Assumed Liabilities, the Company has no liability for any employment-related matters, including without limitation any claims for unpaid wages, salary, bonuses, benefits, severance or other compensation due to current or former employees, whether or not asserted.

(d)    The Company has not treated any Person who should have been treated as an employee, under any Law or otherwise, as an independent contractor.

(e)    Except for the Assumed Liabilities, no current or former employee has, and the Company has no liability for, any accrued and unpaid vacation, flexible time off, paid time off or other similar benefits.

(f)    Except as listed on Schedule 3.19(f), the Company is not a party to any agreement for the employment of any individual (other than pursuant to the Company standard form of employment offer letter and related standard documentation for at-will employment, which are attached to Schedule 3.19(f) along with a list of all Persons who are subject to such letter and documentation), and all of the current employees of the Company are employees at-will and may be terminated by the Company at any time and for any or no reason without any liability.

(g)    Schedule 3.19(g) sets forth a list of all Business Employees and their positions, rates of pay and original hire dates. To the Knowledge of the Sellers, none of the employees of the Company intend to voluntarily cease their employment with the Company prior to the Effective Date or following the Closing.

3.20    Environmental, Health and Safety Matters.

(a)    Each of the Company and its predecessors and Affiliates has complied and is in compliance with all Laws concerning public health and safety, worker health and safety, and pollution or protection of the environment, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and in effect, now or in the future, including without limitation all Environmental Laws. To the Knowledge of the Sellers, there are no facts or circumstances that would give rise to any Liability to Buyer under any such Laws.

(b)    To the Knowledge of the Sellers, no portion of the real property now or previously leased by the Company, including without limitation all real property covered by any lease of real property, contains or contained any Hazardous Materials or substances, tanks, lead paint, asbestos, any type of wells or petroleum, nor is or was there any other release or disposal that has occurred at such property during the Company’s occupancy that may violate any Laws.

3.21    Accounts Receivable; Accounts Payable.

(a)    Accounts Receivable. All notes and accounts receivable of the Company set forth on the Company Balance Sheet which are included within the Acquired Assets arose from the provision of services or the sale of goods in the ordinary course of business and are valid and enforceable claims, are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are collectible at their recorded amounts net of reserves.

(b)    Accounts Payable. The accounts payable of the Company set forth on the Company Balance Sheet which are included within the Assumed Liabilities represent or will represent valid obligations arising from transactions actually made or services actually performed in the ordinary course of the Business in accordance with GAAP.

3.22    No Brokers. Except for any amounts owed by the Seller Parties to Rebensdorf & Associates, Inc., the Seller Parties have not taken any action that would give rise to a claim by any broker, finder or similar intermediary against the Buyer for any broker’s, finder’s or similar fee or other commission in connection with this Agreement, the Transaction Documents or the transactions contemplated by this Agreement and the Transaction Documents.

3.23    Customer Relations. To the Knowledge of the Sellers, there exists no condition or state of facts or circumstances involving the customers, wholesale carriers, vendors, suppliers, distributors or commissioned sales agents of the Company that will result in the termination or material change in the business relationship between the Company and such party or parties except for changes in the ordinary course of business. To the Knowledge of Sellers, except as set forth on Schedule 3.23, no material customer, wholesale carrier, vendor, suppliers, distributors or commissioned sales agents has indicated that it will stop or materially decrease the rate of business done with the Sellers except for changes in the ordinary course of Company’s business.

3.24    Parent Stock. The Seller Parties are the registered and/or beneficial owners of that number of shares of ACI’s common stock set forth in the Schedule 13D/A filed by the Parent and ACI with the SEC on February 16, 2005 (the “Schedule 13D/A”). Except for the common stock set forth in Schedule 13D/A, none of the Parent, ACI or their Affiliates own or hold any rights to acquire any additional securities of ACI.

3.25    Qualifications. EXCEPT AS SET FORTH IN SECTION 3, SELLERS MAKE NO AND DISCLAIM ALL REPRESENTATIONS AND WARRANTIES INCLUDING ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby represents and warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the Effective Date, or such other date that is stated; and, if specifically stated in a representation or warranty, such representation or warranty will be correct and complete at and as of the Closing Date:

4.1    Corporate Organization. Each of the Buyer and Guarantor is and will be on the Closing Date a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Minnesota and have now and will have on the Closing Date all requisite limited liability company power to own their properties and assets and to conduct their business as now conducted.

4.2    Authorization. The Buyer and Guarantor have and on the Closing Date will have all requisite limited liability company power and authority to enter into this Agreement and the Transaction Documents, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated herein and therein. The execution and delivery of this Agreement and the Transaction Documents and the performance of the Buyer’s and Guarantor’s obligations hereunder and thereunder have been (or, to the extent executed as of the Closing, will be at the Closing) duly authorized by all necessary action by the governing body of the Buyer and Guarantor and no other proceedings on the part of the Buyer or Guarantor are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents have been duly and validly executed and delivered by the Buyer and Guarantor and assuming they have been duly authorized, executed and delivered by the other Persons who are parties thereto, constitute the Buyer’s and Guarantor’s valid and binding obligations, enforceable against the Buyer and Guarantor in accordance with their terms except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

4.3    No Conflict or Violation. The execution, delivery and performance by the Buyer and Guarantor of this Agreement and the Transaction Documents do not (a) violate any provision of Organizational Documents of the Buyer or Guarantor, (b) violate any provision of Law, or (c) violate or result in a breach of or constitute (with or without due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer or Guarantor is a party.

4.4    Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents on behalf of the Buyer does not require the consent or approval of, or filing with, any Governmental Entity or other Person, except for those required under or in relation to the Communications Act and any rules and regulations promulgated by the FCC or the PUCs.

4.5    No Brokers. The Buyer has not taken any action that would give rise to a claim by any broker, finder or similar intermediary against the Seller Parties for any broker’s, finder’s or similar fee or other commission in connection with this Agreement or the transactions contemplated hereby.

4.6    Proxy Statement. None of the information supplied in writing by the Buyer for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to ACI’s stockholders and at the time of the Required ACI Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 5. COVENANTS OF THE PARTIES.

5.1    Restructuring Matters.

(a)    Insurance. Prior to the Closing Date, ACI will maintain the insurance policies listed on Schedule 3.17 that are currently held by ACI. Effective on the Closing Date, the Company will cease to be a beneficiary and/or insured under any insurance policy maintained by Seller Parties. The Buyer shall be entitled to any insurance premium or other refund related to the removal of the Company from such insurance policies.

(b)    Assets. Notwithstanding any provision of this Agreement or the Transaction Documents whatsoever, neither this Agreement or the Transaction Documents transfers or grants to the Buyer or its Affiliates any right, title or interest to or in any Intellectual Property of the Sellers or their Affiliates other than the Business Intellectual Property.

(c)    Counsel Corporation. On or prior to the Closing Date, the Buyer shall provide all bonds and other security necessary to relieve the Parent and its Affiliates other than Company of any obligation or liability under and related to the items identified on Schedule 5.1(c) that are related to the Company’s Licenses and Permits. On or prior to the Closing Date, the Buyer shall provide all guarantees or other assurances necessary to relieve the Parent and its Affiliates of any obligation or liability under and related to the guarantees of the Company obligations identified on Schedule 5.1(c).

(d)    Acceris Name. Within sixty (60) Business Days after the Closing Date, the Seller Parties shall make or cause their Affiliates or subsidiaries to make any necessary filings with any Governmental Entity and take any other action necessary to amend their respective Organizational Documents so that the name of the Seller Parties and their Affiliates do not contain the word “Acceris” or any derivative or variation thereof. The Company hereby grants the Buyer a license to use the name “Acceris” or any derivative or variation thereof for the purpose of and so long as necessary to allow the Buyer to give the Company’s customers any notice of the transaction required by Law and for the purpose of facilitating the Buyer’s making of required filings with Governmental Entities. All use of the Company’s trademarks shall be in a manner consistent with the Company’s prior use of such trademarks.

(e)    Website. Effective on the Closing Date and for a period of one-year thereafter, the Buyer shall cause the website located at the URL www.acceris.com (the “ACC Website”) to display a prominent hyperlink to a website to be designed by ACI prior to the Closing (the “ACI Website”). The Buyer and ACI shall cooperate to move all content related to ACI from the ACC Website to the ACI Website effective on the Closing Date. Effective on the Closing Date, the Buyer shall take control of the website located at URL www.acceris.com and own the ACC Website.

5.2    Stockholder Approval Mechanics.

(a)    Proxy Statement. As soon as reasonably practicable following the Effective Date, the Seller Parties shall prepare and cause to be filed the Proxy Statement with the SEC. The Seller Parties shall cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and shall respond promptly to any comments of the SEC or its staff. The Buyer and its counsel shall be given an opportunity to review and comment on the Proxy Statement and any comments thereto by the SEC or its staff prior to any filing with the SEC. If the Seller Parties or the Buyer become aware of any information that should be disclosed in an amendment or supplement to the Proxy Statement, then it shall promptly inform the other thereof and the Seller Parties shall file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of ACI.

(b)    Stockholders’ Meeting. The Seller Parties shall take all action necessary under all applicable Laws to call, give notice of and hold a meeting of the holders of ACI’s capital stock to vote on a proposal to approve this Agreement and the transactions contemplated by this Agreement (the “ACI Stockholders Meeting”). The Seller Parties shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents. The ACI Stockholders Meeting shall be held (on a date selected by the Seller Parties ) within a reasonable time period after this Agreement is executed by the parties.

(c)    Parent Stock. The Parent agrees that it will cause all of the shares of capital stock of ACI beneficially owned by the Parent and its Affiliates, and outstanding as the record date for any meeting of the stockholders of ACI called to consider and vote to approve the transactions contemplated by this Agreement, including any shares of ACI’s capital stock acquired after the Effective Date (the “Parent Stock”), to be voted in favor of this Agreement and the transactions contemplated buy this Agreement. The Parent further agrees that it will not, and that it will cause its Affiliates not to, contract to sell, encumber, sell or otherwise transfer or dispose of any of the Parent Stock or any interest therein or securities convertible therein to or any voting rights with respect thereto other than (i) following termination of this Agreement, or (ii) with Buyer’s prior written consent. After the Execution Date and before the record date for the ACI Stockholders Meeting, ACI shall not issue any additional capital stock other than ordinary course issuances and under option plans that would result in a change of control of ACI.

5.3    Outstanding Debt. On or prior to the Closing Date, the Seller Parties shall satisfy those Debts of the Company that are set forth on Schedule 5.3 and obtain releases of those Liens that are set forth on Schedule 5.3.

5.4    Corrections to Schedules. Schedule 3.3 will be amended by the Seller Parties and such amendment shall be delivered to the Buyer in the 20 Business days following the Execution Date. If either party discovers that any of its representations or warranties prior to the Closing was not true and correct in any material respect when made, then such party shall promptly deliver to the other a correction to the applicable Schedule specifying such change. Any such correction made prior to the Closing shall be binding and shall be deemed to supplement or amend the Schedules for the purpose of determining the accuracy of any of the representations and warranties or other covenants made by such party in this Agreement as of the Closing Date but shall not affect the rights of the other party for the misstatement as of the Effective Date.

5.5    Covenant Not to Compete; Non-Solicitation.

(a)    For a period of three (3) years following the Closing Date, the Seller Parties shall not (and the Parent will cause its Affiliates to not) directly or indirectly, (i) own, manage, operate, control, support, financially or otherwise (e.g., by providing consulting services to, or lending a service or trade mark to), or participate in the ownership, management, operation, control or support of, any business that directly or indirectly competes with the Business; provided that nothing contained in this Agreement or the Transaction Documents shall restrict the right of the Seller Parties or their Affiliates to exploit, by way of sale, license or otherwise, the assets owned or licensed by the Seller Parties or their Affiliates or continuing to engage in related research and development activities, or (ii) induce or seek to induce any customer, supplier, agent, licensee or other Person with a prior or current business relationship with the Company to terminate or adversely change its business relationship with the Buyer or interfere in such relationship in any way other than as necessary to enforce the rights of the Seller Parties against any such customer, supplier, agent, licensee or other Person.

(b)    For a period of twenty four (24) months following the Closing Date, none of the Seller Parties or their Affiliates on one hand nor the Buyer and its Affiliates on the other hand shall directly or indirectly encourage, induce, attempt to induce, solicit or attempt to solicit, any employee of the other to terminate his or her relationship with his or her employer; provided however that each party and its Affiliates may publish solicitations for employees in the general media in the ordinary course of its business. Notwithstanding the foregoing, for a period of two (2) years following the Closing Date, neither the Seller Parties nor Buyer shall, and shall cause their Affiliates to not, directly or indirectly employ or otherwise engage in any manner any of their respective employees that are listed on Schedule 5.5(b) attached hereto.

(c)    Each party acknowledges that the remedy at Law for breach of the provisions of this Section 5.5 shall be inadequate and that, in addition to any other remedy the party may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages. If any court construes the covenant in this Section 5.5, or any part of this Section 5.5, to be unenforceable in any respect, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforced.

5.6    Compliance. The Buyer and the Seller Parties shall comply with the requirements of applicable Law with respect to the operations of the Company including preventing access to each other’s competitively sensitive information.

5.7    Consents.

(a)    Prior to the Closing, the Seller Parties shall use their commercially reasonable efforts to obtain the third party Consents listed on Schedule 3.3. If any consent is not obtained prior to the Closing despite the Seller Parties’ compliance with this Section 5.7(a), then to the extent it would not constitute a violation of Law, the Buyer may, but is not required to, deliver to the Seller Parties a written waiver of any condition to the Closing contained in Section 9.3 with respect thereto. If such a waiver is delivered to the Seller Parties, the Seller Parties shall continue to use their commercially reasonable efforts to obtain such consents for a period of 180 days following the Closing with the full cooperation and participation of the Seller Parties to obtain such consent within such one hundred eighty (180) day period. Notwithstanding the foregoing, if any Consent listed on Schedule 3.3 is not or cannot be obtained, or if an attempted assignment of the Contract for which such Consent is required would be ineffective or would affect the applicable contracting party’s rights so that the Buyer would not receive all of the benefits under the Contract for which Consent is required, each party to this Agreement will use its respective commercially reasonable efforts to provide the Buyer with the benefits and relieve the Sellers of the burdens of the Contract for which Consent is required, including without limitation enforcement for the benefit of the Buyer of any and all rights of the Sellers (and the extinguishment of the burdens of the Seller Parties) against a third party thereto arising out of the default or cancellation by such third party or otherwise.

(b)    Each party hereby agrees (i) to file all necessary applications for all Consents required under regulatory Law at the appropriate Governmental Entity with respect to the transactions contemplated hereby as promptly as practical after the Effective Date, and (ii) to file all necessary applications for required consents with PUCs and the FCC jointly to the extent permitted under applicable Laws and to the extent reasonably necessary under the circumstances. Each party further agrees that (1) all such joint filings shall be prepared by the Buyer in cooperation with the Seller Parties, and (2) with respect to all filings, whether or not joint filings, each party shall have the right to review and comment on in advance drafts of all communications, petitions, applications and other filings made or prepared by the Buyer or the Sellers in connection with obtaining the requisite Consents required under regulatory Law from the appropriate Governmental Entity for the transactions contemplated hereby.

(c)    Except with respect to counsel or other advisors retained by a party, for which such party shall bear its own expenses, the Buyer on one hand and the Seller Parties on the other hand shall share equally in all costs, including attorneys fees, filings fees and the like, incurred in seeking and obtaining the necessary Consents under regulatory Law.

5.8    Employee Benefit Matters.

(a)    The Sellers shall retain responsibility for any valid claim under a Benefit Plan made by a Business Employee on or after the Effective Date arising from a claim incurred on or before the Effective Date that is not an Assumed Liability. Buyer shall not be responsible for any claim under a Benefit Plan made by a Business Employee between the Effective Date and the Execution Date that is outside the ordinary course of Company’s business consistent with the history of the Benefit Plans, including but not limited to claims arising from death or an extraordinary or catastrophic injury. For purposes of this Section 5.8(a), (i) a claim for life insurance is deemed incurred when the death occurs, and (ii) a medical or dental claim is deemed incurred when the services are rendered, the supplies are provided or medication is prescribed, and not when the condition arose, except that claims relating to a hospital confinement that begins before the Effective Date shall be treated as incurred on or before the Effective Date. The Sellers shall retain responsibility for any Business Employee who has begun to receive payments under the Sellers’ long-term disability plans before the Effective Date.

(b)    Sellers shall retain responsibility for satisfying “continuation coverage” requirements for all “group health plans” under COBRA with respect to (i) each former employee of the Company who experienced a “qualifying event” under COBRA on or before the Closing Date and any spouse, dependents or beneficiary of such former employee, and (ii) Business Employees (and any spouse, dependents or beneficiary of such employee or other employee) with respect to qualifying events that occur on or before the Closing Date. The Sellers shall also retain responsibility for satisfying continuation coverage requirements with respect to Business Employees who are not hired by the Buyer for any reason. It is the understanding and intention of the parties that, with respect to Business Employees who are hired by the Buyer as of the Closing Date, that the Buyer shall be a “successor employer” and such Business Employees shall not have a “qualifying event” under COBRA.

(c)    After the Closing Date, the Sellers shall be solely responsible for all of the Benefit Plans and all Liabilities arising under the Sellers’ Benefit Plans that are not Assumed Liabilities. The Buyer shall not assume any of the Benefit Plans or any of the Liabilities arising under the Sellers’ Benefit Plans except the Assumed Liabilities.

5.9    Employees.

(a)    The Sellers have provided to the Buyer Schedule 3.19(g) which identifies all Business Employees. The Sellers will terminate the employment of each of the Business Employees as of the Closing except those listed on Schedule 5.5(b). The Buyer will have the right, but not the obligation, to hire any of such Business Employees as of the Closing except those listed on Schedule 5.5(b). No later than 60 days following the Effective Date, the Sellers shall cooperate in good faith with the Buyer to transfer to the Buyer such data relating to Business Employees that the Buyer determines is necessary for the Buyer to determine which of the Business Employees the Buyer wishes to extend an offer of employment. Such data shall be updated by the Sellers as of the Closing if required by the Buyer. The Sellers shall permit the Buyer reasonable access to the Business Employees for the purpose of conducting interviews and extending offers of employment.

(b)    Nothing in this Agreement shall create any rights in favor of any person not a party hereto, including the Business Employees, or constitute an employment agreement or condition of employment for any employee of the Sellers or their Affiliates.

(c)    On the Closing Date the Buyer shall pay to each Business Employee an amount equal to any and all accrued compensation (including without limitation salary, commission, bonus or incentive pay) and termination benefits (including any earned and/or accrued and unused vacation pay, or paid time off pay), earned by such Business Employee as of the Closing, consistent with the Sellers’ policies and procedures in effect as of the Closing.

(d)    The Sellers shall give any of the Business Employees notice under the WARN Act if required, and agree to defend, indemnify and hold the Buyer harmless, in accordance with Article 7 below, from and against any losses, damages and expenses, including without limitation attorneys’ fees and other costs of litigation, arising from or relating to any WARN Act claims by Business Employees and any claims related to the Buyer’s lawful decision to hire or not to hire any Business Employees.

5.10    [Intentionally Deleted]

5.11    Break Up Fee.

(a)    If this Agreement is terminated other than pursuant to Section 10.1(c) or the parties otherwise fail to close on the transactions contemplated by this Agreement, the Buyer shall be entitled to receive from Sellers an amount equal to the following and paid in accordance with the Break Up Fee Loan Documents: (i) any advances made by the Buyer to the Company which were made in connection with any written agreements between the Buyer and the Sellers, less the amount of any such advances already recovered by the Buyer; plus (ii) an amount equal to the net income of the Company from the period beginning on the Effective Date and ending on the date this Agreement is terminated; plus (iii) an amount equal to five percent of the net income of the Company from the period beginning on the Effective Date and ending on the date this Agreement is terminated (collectively, the “Break Up Fee”).

(b)    As security for the payment of the Break Up Fee, on or before the Effective Date the Buyer and the Seller Parties shall have entered into the Break Up Fee Loan Documents. The Buyer and the Seller Parties shall comply with their respective obligations under the terms and conditions of the Break Up Fee Loan Documents.

5.12    PUC Consents. If the Buyer waives or in any way amends or alters the condition precedent of the Seller Parties set forth in Section 9.3(ii) that all of the PUCs that are required by Law must be obtained at or before the Closing date, the Buyer, ACI and the Company will (a) terminate their existing Management Services Agreement, and (b) enter into a new management services agreement for any states where such PUC approval has not been obtained, which shall comport with all applicable Laws and provide that the Buyer will service the customers in those states where PUC Consents have not been obtained in consideration of the revenue generated by such customers until such time as such PUC approval is obtained at which time such new management services agreement shall automatically terminate.

5.13    Further Assurances.

(a)    Upon the terms and subject to the conditions contained herein, each of the parties agrees, both before and after the Closing Date, (i) to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and their Management Services Agreement, including using its reasonable best efforts to satisfy the conditions precedent to each party’s obligations hereunder, (ii) to execute, or cause to be executed, any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or under their Management Services agreement, and (iii) to reasonably cooperate with each other in connection with the foregoing.

(b)    To the extent the parties determine after the Closing that any of the assets of a party or its Affiliates are held by the other party or its Affiliates then they shall cause the holder of such assets to transfer such assets to their rightful owner without additional consideration and, upon request, to execute and deliver a bill of sale or other instrument of transfer evidencing such transfer.

5.14    Confidentiality. Following the Closing Date, Buyer and the Seller Parties agree to and to cause their Affiliates to: (a) maintain all Confidential Information in confidence; (b) not, directly or indirectly, make known or communicate the Confidential Information to any third party; and (c) protect the Confidential Information from loss or theft.

5.15    Lien Releases and Debt Restructuring Matters. On or before June 25, 2005, the Seller Parties shall deliver the following to the Buyer: (a) a written agreement from Laurus that the Laurus Interest will be released on or before the Closing; (b) a written agreement from Laurus that the Foothills Loan (i) can be assigned to the Buyer without the consent of Laurus, and (ii) if the Foothills Loan is paid off in full and replaced with another credit facility, such a credit facility will have a collateral position that has priority over the Laurus Interest; and (c) a written agreement from Foothills that upon satisfaction of the Foothills Loan, at the option of the Buyer Foothills will assign any rights it has in the Foothills Loan to the Buyer or a third party designated by the Buyer, including without limitation the collateral position of the Foothills Loan.

5.16    Proxy to Vote Shares. On the Execution Date, the Parent and its applicable Affiliates shall deliver an irrevocable proxy (which shall be considered coupled with an interest) to the Buyer signed by any necessary officer of the Parent or such Affiliates to vote the shares identified on the Schedule 13D/A in favor or the Required ACI Shareholder Vote.

5.17    Guaranty. Guarantor hereby guarantees to the Seller Parties the full and prompt performance and payment of the Buyer’s obligations under this Agreement and the Transaction Documents (collectively, the “Guaranteed Obligations”). Any act of the Seller Parties consisting of a waiver of any of the terms, covenants or conditions of the Guaranteed Obligations, or the giving of any consent to any matter or thing relating to the Guaranteed Obligations, or the granting of any indulgences or extensions of time to the Buyer or Guarantor, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder. The obligations of Guarantor hereunder shall not be released by any of the Seller Parties’ receipt, application or release of any security given for the payment, performance and observance of any of the Guaranteed Obligations. Similarly, the obligations of Guarantor hereunder shall not be released by any modification of any of the terms of the Guaranteed Obligations made by the Seller Parties and the Buyer, but in the case of any such modification, the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Buyer in any creditors’ receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Buyer or the estate of the Buyer in bankruptcy, or of any remedy for the enforcement of any of the Guaranteed Obligations resulting from the operation of any present or future provision of the Federal bankruptcy law or any other statute or the decision of any court, (c) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Guaranteed Obligations in any such proceedings, (d) the assignment or transfer of any of the Guaranteed Obligations by the Seller Parties, (e) the cessation from any cause whatsoever of the liability of the Buyer with respect to the Guaranteed Obligations. This is a guaranty of payment and performance and not of collection. The liability of Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Buyer or any other person, nor against any collateral available to the Seller Parties. Guarantor hereby waives any right to require that an action be brought against Buyer or any other person or to require that resort be had to any collateral in favor of the Seller Parties prior to discharging its obligations hereunder.

SECTION 6. TAX MATTERS.

6.1    Transfer Taxes. Notwithstanding any other provision of this Agreement, the Seller Parties shall be responsible for (without any right to be reimbursed by the Buyer) up to $60,000 and the Buyer shall be responsible for the remainder of any and all sales, transfer, document and stamp, bulk sale, or similar Taxes and any conveyance fees and charges resulting from the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

6.2     Tax Returns and Contests.

(a)    Any claim as a result of a notice from a Tax authority shall be treated as a Third Party Claim subject to the provisions of Section 7.5 hereof. In applying those provisions, neither the Buyer nor the Seller Parties shall resolve, settle, compromise, or abandon any issue or claim without the prior written consent of the Buyer or the Seller Parties, as applicable, if such action would materially and adversely affect the Tax liabilities of the Buyer or the Seller Parties, as applicable, in any period after the Closing Date (including the imposition of any income Tax deficiencies, the reduction of asset basis on cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards). Such consent shall not be unreasonably withheld.

(b)    The Buyer and the Seller Parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of all Tax Returns and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the request of any other party) the provision of records and information that are reasonably relevant to any Tax Return of the Company, audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Seller Parties agree (i) to retain all books and records with respect to Taxes or Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extension thereof) of the respective taxable periods, and (ii) to give the other party reasonable written notice before transferring, destroying, or discarding any such books and records and, if the other party so requests, to allow the other party to take possession of such books and records. The Buyer and Seller Parties further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or other Person as may be necessary to mitigate, reduce, or eliminate any Taxes that could be imposed (including with respect to the consummation of the transactions contemplated herein).

(c)    The consideration paid for the Acquired Assets shall be allocated among the Acquired Assets in accordance with a schedule to be mutually agreed upon by Buyer and Seller Parties within 60 days following Closing. The parties intend such allocation to be in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d) and the parties agree to report the acquisition for federal income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.

SECTION 7. INDEMNIFICATION.

7.1    Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period terminating twelve months after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.1 (Organization, Qualification and Power), 3.2 (Authority), 3.3 (No Conflict or Violation; Consents), 3.4 (Acquired Assets and Assumed Liabilities), 3.7 (Absence of Undisclosed Liabilities), 3.8 (Tax Matters), 3.16 (Employee Plans), 3.19 (Labor and Employment Matters), 3.20 (Environmental, Health and Safety Matters) 3.21 (Accounts Receivable and Accounts Payable) and Section 4 (Buyer Representations) shall survive until the expiration of the applicable statute of limitations. No Action arising out of or related to a breach of a representation or warranty under this Agreement shall be asserted by any indemnified party after the expiration of the applicable time period, if any, unless notice of such claim or action is given to the indemnifying party prior to the expiration of such applicable time period. The covenants and agreements of the parties contained in this Agreement shall survive indefinitely.

7.2    Indemnification by the Seller Parties. The Seller Parties shall jointly and severally indemnify defend and hold harmless the Buyer and its Affiliates, directors, governors, officers, managers, employees, agents and representatives (collectively, the “Buyer Indemnitees”) from any direct damages arising out of or related to third party claims and Liabilities incurred by any Buyer Indemnitee, to the extent such Liabilities arise out of or result from any one or more of the following:

(a)    any breach of any representation or warranty of the Seller Parties contained in Section 3 of this Agreement;

(b)    any breach of or default in the performance of any covenant or agreement of the Seller Parties contained in this Agreement or the Transaction Documents; or

(c)    any Liabilities arising from or related to the Excluded Assets or the Excluded Liabilities.

In no event shall the Seller Parties be required to indemnify the Buyer Indemnitees from any type of indirect damages, including, but not limited to special, incidental or consequential damages or lost profits.

7.3    Indemnification by the Buyer. The Buyer shall indemnify, defend and hold harmless the Seller Parties and their Affiliates, directors, officers, employees, agents or representatives (collectively, the “Seller Indemnitees”) from any direct damages that arise out of or relate to third party claims and Liabilities incurred by any Seller Indemnitee, to the extent such Liabilities arise out of or result from, any one or more of the following:

(a)    any breach of any representation or warranty of the Buyer contained in Section 4 of this Agreement;

(b)    any breach of or default in the performance of any covenant or agreement of the Buyer contained in this Agreement or the Transaction Documents; or

(c)    any Liabilities arising from or related to the Acquired Assets or the Assumed Liabilities, other than the Excluded Liabilities.

In no event shall the Buyer be required to indemnify the Seller Indemnitees from any type of indirect damages, including, but not limited to special, incidental or consequential damages or lost profits.

7.4    Limitations on Indemnification. The rights of the Buyer Indemnitees or the Seller Indemnitees to indemnification under Section 7.2(a) or 7.3(a), as the case may be, shall be limited as follows:

(a)    The aggregate amount of indemnification obligations for all Liabilities under Section 7.2(a) or 7.3(a) shall not exceed $2,000,000 (the “Liability Cap”);

(b)    The Seller Parties and Buyer shall not be liable for Liabilities under Section 7.2(a) and 7.3(a), respectively, unless and until such Liabilities exceed an amount equal to $200,000 in the aggregate, at which point the other party, shall be liable for all Liabilities from the first dollar of such loss amount.

(c)    Notwithstanding anything else in this Agreement to the contrary, the amount of any Liabilities shall be reduced to the extent of any indemnitee’s insurance coverage for such Liabilities and such indemnitee shall be obligated to seek recovery from any available insurance.

7.5    Procedures for Indemnification.

(a)    Whenever a claim for Liabilities shall arise for which one party (the “Indemnitee”) shall be entitled to indemnification hereunder, such Indemnitee shall notify the other party (the “Indemnitor”) in writing within thirty (30) days of the first receipt of notice of such claim; provided, however, that the failure to give notice as herein provided shall not relieve the Indemnitor of its obligation to indemnify the Indemnitee except to the extent that the Indemnitor shall have been prejudiced in its ability to defend such claim. Such notice shall describe the nature of such claim, the facts and circumstances that give rise to such claim and the amount of such claim if reasonably ascertainable at the time such claim is made, and if not then a good faith estimate thereof. If the Indemnitor shall be duly notified of such dispute and such dispute is not a Third Party Claim, the parties shall attempt to settle and compromise the same, or if unable to do so within twenty (20) days of the Indemnitee’s delivery of notice of a dispute, the parties may seek whatever remedy they may have in Law or equity to enforce such indemnification obligations. Any rights of indemnification established by reason of such settlement, compromise or Action shall promptly thereafter be paid and satisfied by the Indemnitor.

(b)    Upon receipt by the Indemnitor of a notice from the Indemnitee with respect to any claim of a third party against the Indemnitee (a “Third Party Claim”), for which the Indemnitee seeks indemnification hereunder, provided that the Indemnitor has acknowledged in writing its indemnification obligations with respect to such Third Party Claim within thirty (30) days of the first receipt of such notice, the Indemnitor shall have the right to assume the defense of such Third Party Claim, at its cost and expense, with counsel reasonably satisfactory to the Indemnitee, and the Indemnitee shall cooperate to the extent reasonably requested by the Indemnitor in defense or prosecution thereof. If the Indemnitor in a timely basis elects to assume the defense of such Third Party Claim, the Indemnitee shall have the right to employ its own counsel in any such case, and the fees and expenses of such counsel shall be at the expense of the Indemnitee; provided that in the case that the Indemnitor assumes the defense of a Third Party Claim and Indemnitor’s legal counsel determines that it has a conflict under applicable ethical or legal rules in representing both the Indemnitor and the Indemnitee in such matter, then the Indemnitee shall have the right to employ its own counsel in such matter, and the fees and expenses of such counsel shall be at the expense of Indemnitor. If the Indemnitor does not in a timely basis assume the defense of a Third Party Claim and/or disputes the Indemnitee’s right to indemnification, the Indemnitee shall have the right to assume control of the defense of such Third Party Claim through counsel of its choice, the reasonable costs of which shall be at the Indemnitor’s expense in the event that the Indemnitee’s right of indemnification is ultimately established through settlement, compromise the Indemnitee, the Indemnitor shall not have the right to settle any Third Party Claim for which indemnification has been sought and is available hereunder without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed, except for any such settlement that would have an adverse effect upon Buyer or the Sellers, in which case the party believing (in its sole discretion) that the settlement would have any adverse effect upon it must consent to such settlement. If the Indemnitor has not assumed the defense of a Third Party Claim but the Indemnitee intends to or attempts to hold the Indemnitor liable, the Indemnitee will not have the right to settle such Third Party Claim without the prior written consent of Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed.

7.6    Character of Payments. Any payments made pursuant to this Section 7 shall be treated by the Buyer and the Seller Parties as adjustments to the Purchase Price for all purposes.

7.7    Cooperation. Notwithstanding anything to the contrary contained in this Section 7, the parties shall cooperate with each other in connection with any Action for indemnification hereunder, including keeping each other reasonably informed with respect to the status of any Action and to obtain the benefits of any insurance coverage for Third Party Claims that may be in effect at the time a Third Party Claim is asserted. Each Indemnitee shall make commercially reasonable efforts to mitigate any claim or liability that such Indemnitee asserts under this Agreement. In the event that an Indemnitee shall fail to make such commercially reasonable efforts to mitigate any claim or liability, then notwithstanding anything else to the contrary contained herein, the Indemnitor shall not be required to indemnify such Indemnitee for that portion of any Loss that could reasonably be expected to have been avoided if such Indemnitee had made such efforts. The parties specifically acknowledge that the litigation listed on Schedule 3.14 shall be considered Actions for which the Seller Parties have agreed by signing this Agreement to be covered by the indemnity provisions of this Agreement. The Seller Parties will defend such Actions. The Buyer shall be free to hire its own legal counsel at its own expense; provided, however, that in the event that defense of the Buyer is necessary and the legal counsel for the Seller Parties determines it has a conflict under applicable ethical or legal rules in representing both the Seller Parties and the Buyer in such Actions, then the Buyer shall have the right to employ its own counsel in such matter, and the fees and expenses of such counsel with respect to such Actions (including all out of pocket costs and expenses, court costs, judgments or settlement amounts of the Buyer related to such settlement or trial of such Actions) shall be at the expense of the Seller Parties.

7.8    Exclusive Remedy. Except with respect to specific performance, the rights of each Indemnitee under this Section 7 shall be the sole and exclusive remedies of any Indemnitee and their respective Affiliates with respect to claims covered by Section 7.2, 7.3 or otherwise arising out of or related to this Agreement.

SECTION 8.   CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLER PARTIES.

The obligations of Seller Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Seller Parties in their sole discretion:

8.1    Representations and Warranties of the Buyer. All representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects as of the date(s) specified in Section 4 hereof.

8.2    Performance of the Obligations of the Buyer. The Buyer shall have performed, in all material respects, all covenants, agreements and obligations required under this Agreement to be performed by it on or before the Closing Date, and Seller Parties shall have received a certificate to that effect dated the Closing Date and signed by a manager of the Buyer.

8.3    Transaction Documents. The Buyer shall have executed and delivered to the Seller Parties the Transaction Documents and such documents as the Seller Parties may reasonably request in order to effect the transactions contemplated hereunder.

8.4    No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no Action before any Governmental Entity shall have been instituted or threatened by any Governmental Entity or by any other Person, which seeks to prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the written opinion of counsel to the Seller Parties.

8.5    Required Consents. The following Consents shall have been obtained or granted by and be in full force and effect on the Closing Date: (a) all Consents that are required by the FCC under the Communications Act and the rules and regulations promulgated thereunder by the FCC; and (b) the number of ACI stock holders necessary under ACI’s Organizational Documents and applicable Law shall have approved this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents pursuant to the Required ACI Stockholder Vote.

8.6    Buyer Legal Opinion. On or before the Closing Date the Seller Parties shall have received a legal opinion from the Buyer’s counsel in form and substance reasonably satisfactory to the Seller Parties and their counsel.

SECTION 9. CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYER.

The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Effective Date and on the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

9.1    Representations and Warranties of Seller Parties. All representations and warranties made by Seller Parties shall be true and correct in all material respects as of the date(s) specified in Section 3 hereof.

9.2    Performance of the Obligations of Seller Parties. The Seller Parties shall have performed, in all material respects, all covenants, agreements and obligations required under this Agreement to be performed by them on or before the Closing Date, and the Buyer shall have received a certificate to that effect dated the Closing Date and signed by an executive officer of each of the Seller Parties.

9.3    Required Consents. The following Consents shall have been obtained or granted by and be in full force and effect on the Closing Date: (i) all Consents that are required by the FCC under the Communications Act and the rules and regulations promulgated thereunder by the FCC; (ii) the PUCs that are required by Law; (iii) the number of ACI stockholders necessary under ACI’s Organizational Documents and applicable Law shall have approved this Agreement, the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents pursuant to the Required ACI Stockholder Vote; and (iv) the consents described on Schedule 3.3.

9.4    Transaction Documents. The Seller Parties shall have executed and delivered to the Buyer the Transaction Documents and such documents as the Buyer may reasonably request in order to effect the transactions contemplated hereunder.

9.5    No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no Action before any Governmental Entity shall have been instituted or threatened by any Governmental Entity or by any other Person, which seeks to prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the written opinion of counsel to the Buyer.

9.6    Seller Parties’ Legal Opinion. On or before the Closing Date the Buyer shall have received a legal opinion from the Seller Parties’ counsel in form and substance reasonably satisfactory to the Buyer and its counsel.

9.7    Tax Clearance Letters. The Buyer shall have received Tax clearance letters from the applicable state Taxing agencies of the states of California, Florida, New York, New Jersey and Pennsylvania.

9.8    FIRPTA Affidavit. The Sellers shall have delivered to the Buyer an affidavit they are not “foreign persons” in the form and substance required by the Treasury Regulations pursuant to Code Section 1445.

9.9    Seller Party Liens. The Seller Parties shall have delivered releases and terminations of any Liens held by any of the Seller Parties or their Affiliates on the Acquired Assets on or before the Closing.

9.10   USF Settlement.  The Company and/or the Buyer and the Universal Services Administrative Company (the “USAC”) shall have entered into a settlement proposal with USAC for approval by the FCC and the FCC petition to approve a written settlement agreement on such terms shall have been filed for approval with the FCC on terms reasonably acceptable to the Buyer with respect to amounts owed to the USAC by the Company which are included within the Assumed Liabilities. If the term of repayment of the final FCC approved written repayment agreement is more than 24 but less than 36 months from the Execution Date, the Seller Parties shall loan to the Buyer the difference monthly of the amount due to USF under the written settlement agreement versus the amount due monthly to USF if the repayment term were 36 months at such time of the written settlement agreement to be repaid by the Buyer to the Seller Parties at 9% interest upon such terms as the Buyer and Seller Parties so agree such that the cash flow effect of the actual USF repayment plan and the repayment of the Seller Parties loan is the same cash flow as if the USF written settlement agreement provided for 36 monthly payments.

SECTION 10. TERMINATION.

10.1    Termination Before Termination Restriction Date. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Termination Restriction Date only:

(a)    By mutual consent of the Seller Parties and the Buyer;

(b)    By the Buyer, if the Seller Parties have materially breached any representation, warranty, covenant, obligation or agreement contained in this Agreement and have not, in the case of a material breach of a covenant or agreement, cured such material breach within twenty (20) Business Days after written notice to the Seller Parties;

(c)    By the Seller Parties, if the Buyer has materially breached any representation, warranty, covenant, obligation or agreement contained in this Agreement and has not, in the case of a material breach of a covenant or agreement, cured such material breach within twenty (20) Business Days after written notice to the Buyer;

(d)    By the Buyer if: (i) there shall be an order or administrative ruling of the FCC, a PUC, or a federal or state court in effect preventing the consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal;

(e)    By the Seller Parties if the Closing Date shall not have been consummated by December 31, 2005;

(f)    By the Buyer if the Closing Date shall not have been consummated by September 30, 2005; provided, however, that this shall not be exercised if the Seller Parties comply with the terms of 10.2(c) below on or prior to September 30, 2005; or

(g)    By the Buyer or the Seller Parties, if the ACI Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and ACI’s stockholders shall have taken a final vote on a proposal to adopt this Agreement and this Agreement shall not have been adopted by the Required ACI Stockholder Vote.

(h)    By the Buyer, if any of the Seller Parties liquidates or voluntarily files, or has filed against them involuntarily, a petition under the United States Bankruptcy Code, the Canadian bankruptcy code or a similar state statutory scheme.

(i)    By the Buyer, if the Seller Parties are unable to comply with their obligations under Section 5.15 of this Agreement.

10.2    Termination After Termination Restriction Date. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time on or after the Termination Restriction Date only:

(a)    By mutual consent of the Seller Parties and the Buyer;

(b)    By the Buyer if: (i) there shall be an order or administrative ruling of the FCC, a PUC, or a federal or state court in effect preventing the consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal;

(c)    By the Seller Parties or the Buyer, if the Closing Date shall not have been consummated by December 31, 2005; provided that Buyer may terminate this Agreement at any time after September 30, 2005, if the Seller Parties do not arrange to fund and fund in advance the ordinary course expenses of operating Company on a weekly basis after September 30, 2005; or

(d)    By the Buyer or Seller Parties if the ACI Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and ACI’s stockholders shall have taken a final vote on a proposal to adopt this Agreement and this Agreement shall not have been adopted by the Required ACI Stockholder Vote.

(e)    By the Buyer, if any of the Seller Parties liquidates or voluntarily files, or has filed against them involuntarily, a petition under the United States Bankruptcy Code, the Canadian bankruptcy code or a similar state statutory scheme.

(f)    By the Buyer, if the Seller Parties are unable to comply with their obligations under Section 5.15 of this Agreement.

10.3    Effect of Termination. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Seller Parties or the Buyer, or their respective Affiliates, officers, directors, stockholders, partners or other Persons under their control; provided, however, that any termination of this Agreement pursuant to Section 10.1(b) or Section 10.1(c) shall not relieve the defaulting or breaching party from any liability to the non-defaulting or non-breaching party. Notwithstanding the foregoing, if this Agreement is terminated other than pursuant to Section 10.1(c), Company shall pay the Break Up Fee to the Buyer. In addition, a termination other than pursuant to Section 10.1(c) shall constitute an event of default under the Break Up Fee Loan Documents that will enable the Buyer to avail itself to the remedies available to it under the Break Up Fee Loan Documents and under applicable Law.

SECTION 11. MISCELLANEOUS.

11.1    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be directly or indirectly assigned (by change of control, operation of Law or otherwise) without the prior written consent of the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any purported assignment in violation of this Section 11.1 shall be null and void and of no force or effect.

11.2    Governing Law, Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Illinois, without giving effect to the conflict or choice of Law rules thereof. Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Cook County, Illinois, in any action or proceeding arising out of or relating to this Agreement or the Transaction Documents and agrees that all claims in respect of the action or proceeding shall be heard and determined there. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party. Each party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

11.3    Expenses. Except as otherwise expressly provided in this Agreement, all of the fees, expenses and costs (including legal, accounting or other advisor fees and costs and court costs) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, expenses and costs.

11.4    Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially, or by arbitral award, declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

11.5    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, with confirmation of receipt and followed by notice given pursuant to any of the other methods permitted by this Section 11.5; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth calendar day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to any Seller Party:	Acceris Communications Corp.
c/o Counsel Corporation
Scotia Plaza, Suite 3200
40 King Street West
Toronto, Ontario M5H 3Y2
Canada
Attn: Chief Executive Officer
Facsimile: 416-866-3061

Copy to:	Harwell Howard Hyne Gabbert & Manner, P.C.
315 Deaderick Street, Suite 1800
Nashville, TN 37238-1800
Attn: Curtis Capeling
Facsimile: (615)-251-1059

If to the Buyer:	Acceris Management and Acquisition LLC
c/o North Central Equity LLC
60 South Sixth Street, Suite 2535
Minneapolis, MN 55402
Attn: Elam Baer and Drew S. Backstrand, Esq.
Facsimile: (612) 455-1022

Copy to:	Gray, Plant, Mooty Mooty & Bennett, P.A.
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attn: J.C. Anderson, Esq.
Facsimile: (612) 632-4444

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

11.6    Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

11.7    Public Announcements. Except as may be required by applicable Law, no party to this Agreement shall, or shall allow any of its Affiliates, to make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

11.8    Entire Agreement. This Agreement shall not constitute or evidence a binding agreement between the parties until it has been executed and delivered by the parties. This Agreement and the Transaction Documents contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto are expressly made a part of this Agreement, as fully as though completely set forth herein and shall constitute part of any representation or warranty, covenant or agreement stated by the party providing such schedules under the Agreement.

11.9    Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Seller Parties or the Buyer. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Seller Parties or the Buyer.

11.10    Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.11    Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. This Agreement, the Stockholder Support Agreement and the Management Services Agreement and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by Law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to this Agreement, the Management Services Agreement or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three (3) Business Days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

11.12    Interpretation. Except as otherwise provided or if the context otherwise requires, whenever used in this Agreement, (a) any noun or pronoun shall be deemed to include the plural and the singular, (b) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) unless the context otherwise requires, all references to Articles and Sections refer to Articles and Sections of this Agreement, all references to Schedules are to Schedules attached to this Agreement, and all references to Exhibits are to Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes, (d) the words “herein,”“hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (e) any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (f) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder, and (g) any use of “Dollars” or “$” shall refer to United States dollars and any component thereof. The parties hereto have participated jointly in the negotiations and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.13    Specific Performance. Each of the parties acknowledge and agree that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agree that the other party is entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 11.2 above), in addition to any other remedy to which it may be entitled, at law or in equity.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and made effective as of the Execution Date.

BUYER:

ACCERIS MANAGEMENT AND ACQUISITION LLC

By:	/s/
Name: Elam Baer
Title: Chief Executive Officer

SELLER PARTIES:

COUNSEL CORPORATION

By:	/s/
Name:
Title:

ACCERIS COMMUNICATIONS INC.

By:	/s/
Name:
Title:

GUARANTOR:

NORTH CENTRAL EQUITY LLC

By:	/s/
Name: Elam Baer
Title: Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

TABLE OF CONTENTS
Section 1	Definitions	1

Section 2	Basic Transaction	9
2.1	Sale of Acquired Assets	9
2.2	Assumption of Assumed Liabilities	10
2.3	Post-Effective Date Adjustment and Payment	10
2.4	Adjustment to Company Balance Sheet	10
2.5	The Closing	10
2.6	Deliveries at the Closing	11

Section 3	Representations and Warranties	11
3.1	Organization, Qualification and Power	11
3.2	Authority	11
3.3	No Conflict or Violation; Consents	12
3.4	Acquired Assets and Assumed Liabilities	12
3.5	Financial Statements	12
3.6	Absence of Certain Changes or Events	13
3.7	Absence of Undisclosed Liabilities	13
3.8	Tax Matters	13
3.9	Real Property	14
3.10	Personal Property	14
3.11	Intellectual Property	14
3.12	Licenses and Permits	15
3.13	Compliance with Laws	15
3.14	Litigation	15
3.15	Contracts	15
3.16	Employee Plans	16
3.17	Insurance	18
3.18	Transactions with Sellers and Affiliates	18
3.19	Labor and Employment Matters	18
3.20	Environmental, Health and Safety Matters	19
3.21	Accounts Receivable; Accounts Payable	19
3.22	No Brokers	19
3.23	Customer Relations	20
3.24	Parent Stock	20
3.25	Qualifications	20

Section 4	Representations and Warranties of the Buyer	20
4.1	Corporate Organization	20
4.2	Authorization	20
4.3	No Conflict or Violation	21
4.4	Consents and Approvals	21

4.5	No Brokers	21
4.6	Proxy Statements	21

Section 5	Covenants of the Parties	21
5.1	Restructuring Matters	21
5.2	Stockholder Approval Mechanics	22
5.3	Outstanding Debt	23
5.4	Corrections to Schedules	23
5.5	Covenant Not to Compete; Non-Solicitation	23
5.6	Compliance	24
5.7	Consents	24
5.8	Employee Benefit Matters	25
5.9	Employees	26
5.10	[Intentionally Deleted]	26
5.11	Break Up Fee	26
5.12	PUC Consents	27
5.13	Further Assurances	27
5.14	Confidentiality	27
5.15	Lien Releases and Debt Restructuring Matters	27
5.16	Proxy to Vote Shares	28
5.17	Guaranty	28

Section 6	Tax Matters	28
6.1	Transfer Taxes	28
6.2	Tax Returns and Contests	29

Section 7	Indemnification	29
7.1	Survival	29
7.2	Indemnification by the Seller Parties	30
7.3	Indemnification by the Buyer	30
7.4	Limitations on Indemnification	31
7.5	Procedures for Indemnification	31
7.6	Character of Payments	32
7.7	Cooperation	32
7.8	Exclusive Remedy	33

Section 8	Conditions Precedent to Performance by the Seller Parties	33
8.1	Representations and Warranties of the Buyer	33
8.2	Performance of the Obligations of the Buyer	33
8.3	Transaction Documents	33
8.4	No Violation of Orders	33
8.5	Required Consents	33
8.6	Buyer Legal Opinion	34

Section 9	Conditions Precedent to Performance by the Buyer	34
9.1	Representations and Warranties of Seller Parties	34
9.2	Performance of the Obligations of Seller Parties	34
9.3	Required Consents	34
9.4	Transaction Documents	34
9.5	No Violation of Orders	34
9.6	Seller Parties’ Legal Opinion	35
9.7	Tax Clearance Letters	35
9.8	FIRPTA Affidavit	35
9.9	Seller Party Liens	35
9.10	USF Settlement	35

Section 10	Termination	35
10.1	Termination Before Termination Restriction Date	36
10.2	Termination After Termination Restriction Date	36
10.3	Effect of Termination	37

Section 11	Miscellaneous	37
11.1	Successors and Assigns	37
11.2	Governing Law, Jurisdiction	37
11.3	Expenses	38
11.4	Severability	38
11.5	Notices	38
11.6	Amendments; Waivers	39
11.7	Public Announcements	39
11.8	Entire Agreement	39
11.9	Parties in Interest	39
11.10	Section and Paragraph Headings	40
11.11	Counterparts; Facsimile Signatures	40
11.12	Interpretation	40
11.13	Specific Performance	40

EXHIBITS AND SCHEDULES

Exhibit A - Secured Promissory Note
Exhibit B- Security Agreement
Exhibit C - Guaranty of Counsel Corporation

Schedule 1.1 - Acquired Assets and Excluded Assets
Schedule 1.2 - Assumed Liabilities and Excluded Liabilities
Schedule 1.3 - Permitted Liens
Schedule 3.1 - Good Standing
Schedule 3.3 - Consents
Schedule 3.5 - Financial Statements
Schedule 3.8 - Tax Matters
Schedule 3.9 - Leases
Schedule 3.10 - Personal Property Leases
Schedule 3.11(a) - Intellectual Property
Schedule 3.11(b) - Infringement
Schedule 3.12 - Licenses and Permits
Schedule 3.14 - Litigation
Schedule 3.15 - Material Contracts
Schedule 3.16 - Benefit Plans
Schedule 3.17 - Insurance
Schedule 3.18 - Related Party Contracts
Schedule 3.19(b) - Labor Matters
Schedule 3.19(f) - Employment Agreements
Schedule 3.19(g) - Employees
Schedule 3.23 - Customer Relations
Schedule 5.1(c) - Guarantees
Schedule 5.3 - Debts and Liens
Schedule 5.5(b) - Restricted Employees

Appendix E

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (“Agreement”) is made and entered into as of May 19, 2005 (“Effective Date”) by and among Acceris Management and Acquisition LLC, a Minnesota limited liability company (“Manager”), Acceris Communications Corp., a Delaware corporation (“Company”), Acceris Communications Inc., a Florida corporation (“ACI,” and together with the Company, the “Sellers”), Counsel Corporation, an Ontario, Canada company (“Counsel”) (collectively the Company, ACI and Counsel are the “Company Parties”), and, for the sole purpose of making the guaranty contained in Section 22, North Central Equity LLC, a Minnesota limited liability company (“Guarantor”).

BACKGROUND

WHEREAS, the Sellers have agreed to retain the Manager to manage the Company during the interim period from the Execution Date to the Closing Date under the Asset Purchase Agreement (the “Purchase Agreement”) among the Company Parties and the Manager.

WHEREAS, the Closing under the Purchase Agreement will not occur until after, among other things, the receipt of all governmental consents required by the Purchase Agreement and the approval of ACI’s stockholders;

WHEREAS, the Sellers desire to utilize Manager’s services on an exclusive basis to manage, to fullest extent permissible under Law (as defined below), the operations of the Company pending receipt of the foregoing consents and approvals and Manager desires to provide such services to the Company on the terms and subject to the conditions stated herein.

NOW, THEREFORE, in consideration of the above recitals and mutual promises and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    Definitions. “Funds Advance” means for any period of calculations for the Company the sum of: (i) operating cash flow as determined in accordance with GAAP, (ii) actual capital expenditures as determined in accordance with GAAP, (iii) payments with respect to the Leases and Personal Property Leases, and (iv) reductions in the Wells Fargo, Inc. asset based loan facility, less any payments made by the Manager in respect of Excluded Liabilities. Payments by Manager or Company of Excluded Liabilities shall not be deemed to be or included in the definition of Funds Advance. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning assigned in the Purchase Agreement.

2.    Compliance with Applicable Laws and Regulations.

2.1    The Company Parties and Manager desire that this Agreement and the obligations performed hereunder be in substantial and good faith compliance with (i) all applicable rules, regulations and policies of the Federal Communications Commission (“FCC”) and any state public utility commission(s) (the “State PUC(s)”); (ii) the Communications Act of 1934, as amended (the “Act”), 47 U.S.C 151, et seq., (iii) applicable state and provincial laws applicable to the Company Parties and (iv) any other applicable Canadian or US federal, state and local law, regulation or policy (collectively, “Law(s)”).

2.2    It is expressly understood by the parties that nothing in this Agreement is intended to give Manager any right that would be deemed to constitute a transfer of control (as is defined in the Act and/or any applicable FCC or other relevant Law) of any of the applicable licenses from the Company to Manager to the extent prohibited by applicable Law. Each party shall perform its obligations under this Agreement in accordance with applicable Law.

2.3    If the FCC or any State PUC or other governmental body of competent jurisdiction determines that a provision of this Agreement violates any applicable Law, or if the staff of the FCC or any State PUC has advised the parties, orally or in writing, that the review of any request by the parties for authority for the transactions contemplated hereby will be inordinately delayed or will likely be determined adversely to the parties, the parties will use their respective reasonable efforts to negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order, decree, action or determination and/or remove any controversy identified by the FCC or a State PUC without material economic detriment or effect to either party, and to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. This Agreement, as so modified, shall then continue in full force and effect.

3.    Appointment of Manager. The Sellers hereby appoint Manager, to the fullest extent permissible under Law, as the sole and exclusive provider of all services necessary or appropriate for the supervision and management of the Company, as described more fully in Section 4 (the “Services”). The Company Parties consent to and agree to the appointment of the Manager. Manager hereby accepts such appointment on the terms and subject to the conditions stated herein.

4.    Scope of the Services.

4.1    Management. During the Term (defined below), and under the supervision, control and direction from time to time of the Company and the Company’s Board of Directors and by its Designated Executive (as defined below), Manager shall establish and implement operational policies and provide general management and direction of the day-to-day operations of the Company and shall exercise general supervision and direction of the Company and the affairs of the Company to the fullest extent permissible under Law and shall make decisions with respect to operations of the Company, subject to the reporting duties to the Designated Executive (defined below) and the Company’s Board of Directors.

(a)    Manager agrees to report regularly at mutually agreeable times to the Company’s chief executive officer or a designee of the chief executive officer (“Designated Executive”) concerning the status of the operations of the Company, but no less frequently than bi-monthly, unless such update is waived by the Company or the Company Parties.

(b)    It is understood that the Sellers have not given Manager any authority to pay or cause the Company to pay any Excluded Liabilities, and that the Sellers have instructed Manager that Manager shall not cause the Company to pay any Excluded Liabilities.

(c)    Manager shall manage the Company and report to the Designated Executive from time to time as provided for in this Agreement and shall use its best efforts to manage the Company in substantial good faith compliance with its obligations under this Agreement. Manager shall use its good faith best efforts to manage the responsibilities of operating and managing the Company’s operations under this Agreement. Day to day operations shall include customer billing, management of Company cash flows and cash collections and outflows, processing employee payroll and other related duties.

5.    Responsibilities of the Company. During the Term the Company Parties shall assist and fully cooperate on a timely basis with Manager in its performance of the Services. Time is of the essence under this Agreement and all Company Parties will work diligently to make decisions and execute any agreements or action plans for the Company in as reasonably expeditious manner as reasonably possible to allow Manager to perform the Services. The Company Parties shall have the Designated Executive [available either on site or by telephone during all regular business hours and such Designated Executive shall have full and complete authority to bind the Company to decisions regarding operation of the Company, check signing for the Company, and contractual obligations or agreements that the Manager recommends that the Company execute or perform during the Term. To the extent that, in the reasonable opinion of Manager, the Designated Executive is not reasonably fulfilling these cooperation, signing or approval requirements under this Agreement to allow the Manager to successfully perform its duties under this Agreement, the Manager’s obligation to advance funds under the second sentence of Section 7 shall cease until such time as the Company Parties have cured or remedied such decision making issue to the reasonable satisfaction of the Manager. Without limiting the foregoing, the Company Parties shall undertake the following responsibilities to assist the Manager and to allow the Manager to manage the day to day operations of the Company:

(a)    shall provide Manager with all information and materials in their possession or subject to their control to enable Manager to provide the Services under this Agreement;

(b)    shall perform any acts reasonably necessary to conduct the operations of the Company, excluding those acts that are to be performed by Manager in connection with the Services, pursuant to and in accordance with the request of Manager;

(c)    shall continue to communicate with third parties, including state and federal regulatory commissions, in cooperation with Manager, including responding to their inquiries, requests and correspondence;

(d)    shall promptly inform Manager, and provide Manager with copies of, all correspondence and communications relating to the Company from third parties; and

(e)    At the request of Manager, they shall cause the Company to timely exercise rights it has under any of the contracts or agreements of the Company, including, but not limited to, rights, whether in law or equity, with respect to breach, termination, set-off, indemnity, waiver, sub-contracting and assignment and shall execute commitments, agreements, contracts, instruments or agreements as are reasonable for operation of the Business and are requested by the Manager.

(f)    shall be responsible for preparing and filing federal, state or local income tax returns due during the Term of this Agreement.

(g)    Sellers currently maintain directors and officer’s liability, commercial general liability and umbrella liability insurance policies related to the operations of the Company. Sellers shall use their commercially reasonable best efforts to cause the Manager to be named as an additional insured, with respect to this Agreement, under the foregoing policies and to give to Manager  endorsements naming the Manager as an additional insured. Manager shall pay any related premium or other charge required by any insurer or agent.

6.    Independent Contractor Status. Manager is an independent contractor in the performance of the Services under this Agreement and shall determine the method, details and means of performing the Services. Without limiting the generality of the foregoing, Manager shall be permitted, in its sole discretion, but in no way shall be required to (i) enter into and perform contracts and agreements in its own name for the furnishing of services, equipment, parts and supplies in connection with the Services, and (ii) recruit and hire and terminate its own employees and independent contractors to provide the Services. Manager shall solely establish the terms and conditions of employment for its employees and shall pay all salaries and other compensation due to such employees.

7.    Compensation. As its compensation for the Services, the Company shall pay Manager a fee equal to the net income (determined according to GAAP) of the Company during the Term, plus 5% of such net income (the “Fee”). It is further agreed that in performing the Services, Manager will provide to or procure for the Company funds in an amount equal to the Funds Advance. The parties agree that if the net income of the Company is not sufficient to entitle Manager to the Fee, then Manager shall not be entitled to the Fee or any reimbursement from Company Parties for funds it may have advanced to or for the Company under this Agreement and that such advances instead shall be considered non-reimbursable expenses incurred by Manager in the performance of this Agreement. Nothing herein shall be construed to limit Managers right to recover the Break Up Fee, it being expressly understood that that Manager’s right to recover the Break Up Fee survives this Section 7 and is in no way limited by this Section 7.

8.    Expenses. Except as may be otherwise specifically provided herein, the parties hereto shall pay their own legal fees, accounting and other expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

9.    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date hereof and shall expire upon the earlier of: (i) the Closing Date; or (ii) the termination of the Purchase Agreement pursuant to the terms thereof. Upon the termination of this Agreement, neither party shall be further obligated under this Agreement except for the parties’ respective indemnification obligations set forth in Section 10.

10.    Indemnification.

(a)    Subject to the other terms and conditions contained in this Agreement, the Company Parties will indemnify, defend and hold harmless the Manager and any of its Affiliates from and against any and all damages, liabilities, losses, costs and expenses (including all reasonable attorneys’, fees and costs) (collectively, “Losses”) incurred by the Manager arising our of or related to (i) the Company Parties’ breach of this Agreement, or (ii) the defense or disposition of any action, claim, suit, demand, litigation, arbitration, mediation or other proceeding initiated by a third party by or before any governmental entity or arbitral forum (each, an “Action”), whether civil, administrative, investigative or criminal, out of or related to the Manager’s performance under this Agreement or relating to the operations of the Company by the Company Parties. In the event Manager requests indemnification from the Company Parties with respect to the defense of any Action, the Company Parties shall advance such defense costs as Manager may reasonably request. If the Company Parties do not advance such defense costs, Manager shall have no obligation to cooperate or provide information to the Company Parties with respect to their defense of such claims.

(b)    The Company Parties expressly agree that Manager will have no liability to them or any third party based on the failure of the Company to achieve profitability, minimize losses, or based upon Manager’s lawful decision-making with respect to operation of the Company under this Agreement. Any claim of either party arising under or relating to this Agreement shall be made only against the other party as a corporation or limited liability company, as the case may be, and any liability relating thereto shall be enforceable only against the corporate or limited liability company assets of the party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any parent company, Affiliated company, subsidiary, shareholder, employee, officer or director of the other party

(c)    Notwithstanding anything to the contrary contained in this Section 10 (except for the exception provided for with respect to Manager in 10(a)), the parties shall cooperate with each other in connection with any Action, including keeping each other reasonably informed with respect to the status of any Action and to obtain the benefits of any insurance coverage for third party claims that may be in effect at the time a third party claim is asserted.

11.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth calendar day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Company Parties:	Acceris Communications Corp.
c/o Counsel Corporation
Scotia Plaza, Suite 3200
40 King Street West
Toronto, Ontario M5H 3Y2
Canada
Attn: Chief Executive Officer
Facsimile: 416-866-3061

Copy to:	Harwell Howard Hyne Gabbert & Manner, P.C.
315 Deaderick Street, Suite 1800
Nashville, TN 37238-1800
Attn: Curtis Capeling
Facsimile: 615-251-1059

If to Manager:	Acceris Management and Acquisition LLC
60 South Sixth Street, Suite 2535
Minneapolis, MN 55402
Attention: Drew S. Backstrand, Esq. and Elam Baer
Facsimile: 612-455-1022

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

12.    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof (the management services agreement), and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) relating to the subject matter hereof are merged herein and superseded hereby, it being the intention of the parties hereto that this Agreement and the instruments and agreements contemplated hereby shall serve as the complete and exclusive statement of the terms of their agreement together, except for the matters agreed to by the parties in the Purchase Agreement and related Transaction Documents.

13.    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (by contract, operation of law, change of control or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.    Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.    Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially, or by arbitral award, declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

16.    Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Illinois, without regard to the conflict of law rules of Illinois or any other state. The parties hereto consent to the exclusive venue and jurisdiction of an appropriate federal or state court in Cook County, Illinois for any suit or action arising out of or related to this Agreement. The parties hereto waive any arguments of forum non conveniens in any matter relating to this Agreement.

17.    Parties in Interest—No Third Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Company Parties or Manager. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company Parties or Manager.

18.    Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

19.    Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties. This Agreement may be executed in facsimile copy with the same binding effect as an original.

20.    Interpretation. Except as otherwise provided or if the context otherwise requires, whenever used in this Agreement, (a) any noun or pronoun shall be deemed to include the plural and the singular, (b) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) unless the context otherwise requires, all references to Sections refer to Sections of this Agreement, (d) the words “herein,”“hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (e) any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (f) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder, and (g) any use of “Dollars” or “$” shall refer to United States dollars and any component thereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

21.    WAIVER OF JURY TRIAL. COMPANY PARTIES AND THE MANAGER EACH ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AGREEMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE PARTIES BY THEIR ACCEPTANCE OF THIS AGREEMENT WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AGREEMENT OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

22.    Guaranty. Guarantor hereby guarantees to the Company Parties the full and prompt performance and payment of the Manager’s obligations under Section 7 of this Agreement (the “Guaranteed Obligations”). Any act of the Company Parties consisting of a waiver of any of the terms, covenants or conditions of the Guaranteed Obligations, or the giving of any consent to any matter or thing relating to the Guaranteed Obligations, or the granting of any indulgences or extensions of time to the Manager or Guarantor, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder. The obligations of Guarantor hereunder shall not be released by any of the Company Parties’ receipt, application or release of any security given for the payment, performance and observance of any of the Guaranteed Obligations. Similarly, the obligations of Guarantor hereunder shall not be released by any modification of any of the terms of the Guaranteed Obligations made by the Company Parties and the Manager, but in the case of any such modification, the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Manager in any creditors’ receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Manager or the estate of the Manager in bankruptcy, or of any remedy for the enforcement of any of the Guaranteed Obligations resulting from the operation of any present or future provision of the Federal bankruptcy law or any other statute or the decision of any court, (c) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Guaranteed Obligations in any such proceedings, (d) the assignment or transfer of any of the Guaranteed Obligations by the Company Parties, (e) the cessation from any cause whatsoever of the liability of the Manager with respect to the Guaranteed Obligations (except for the Managers right to cease the Funds Advance as provided in this Agreement or except upon termination of this Agreement). This is a guaranty of payment and not of collection. The liability of Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Manager or any other person, nor against any collateral available to the Company Parties. Guarantor hereby waives any right to require that an action be brought against Manager or any other person or to require that resort be had to any collateral in favor of the Company Parties prior to discharging its obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

MANAGER:

ACCERIS MANAGEMENT AND ACQUISITION LLC

By:	/s/
Name: Elam Baer
Title: Chief Executive Officer

COMPANY PARTIES:

COUNSEL CORPORATION

By:	/s/
Name:
Title:

ACCERIS COMMUNICATIONS INC.

By:	/s/
Name:
Title:

ACCERIS COMMUNICATIONS CORP.

By:	/s/
Name:
Title:

GUARANTOR:

NORTH CENTRAL EQUITY LLC

By:	/s/
Name: Elam Baer
Title: Chief Executive Officer

[Signature Page to Management Services Agreement]

Appendix F

May 16, 2005

Acceris Communications Inc.
9775 Business Park Avenue
San Diego, CA 92131
USA

Attn: Mr. Henry Y.L Toh, Chairman of the Audit Committee

Dear Mr. Toh

By this letter, Counsel Corporation and its subsidiary Counsel Corporation (US) (collectively “Counsel”) wish to confirm in writing that, subject to the legal Closing of the proposed transaction with North Central Equity LLC (the “Transaction”) for the sale of substantially all of the telecommunication assets of Acceris Communications Corp. (“the Condition Precedent”), Counsel will extend the maturity date from April 30, 2006 to December 31, 2006 in respect of all outstanding and future loans payable (including interest) owing to Counsel by Acceris Communications Inc. (“Acceris”). Accordingly, the underlying respective loan agreements will be amended effective on the signing of the Transaction to reflect this extension. All other terms of the respective loan agreements remain in full force and effect.

We also confirm the commitment of Counsel Corporation and its subsidiary Counsel Communications LLC to fund, through long-term intercompany advances of equity contributions, all capital investment, working capital or other operational cash requirements of Acceris and its controlled subsidiaries in order for Acceris to continue as a going concern through December 31, 2006 pursuant to the above Condition Precedent.

We also wish to advise that the compensation arrangement with Mr. Allan Silber in his capacity as Chief Executive Officer of Acceris will be modified effective July 1, 2005 to reduce Mr. Silber’s annual compensation from $275,000 plus 100% bonus entitlement to $137,500 plus 100% bonus entitlement. This change is in recognition of the reduced complexity of the Acceris business following the expected disposition of the telecommunications business.

Sincerely,

/s/ Allan Silber	/s/ Stephen Weintraub

Allan Silber Chairman and Chief Executive Officer Counsel Corporation	Stephen Weintraub Senior Vice-President & Secretary Counsel Corporation

cc:   Gary Clifford
Gary Taylor
Kelly Murumets
Hal Heaton
Ralph DeMartino
Sam Shimer

Appendix G

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) between Acceris Communications Inc., a Florida corporation (“ACI”) and Acceris Communications Corp. , a Delaware corporation (the “Company”)(ACI and the Company are collectively, the “Debtors”), and Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Secured Party”) takes effect on the Execution Date. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in that certain Asset Purchase Agreement between the Debtors, Counsel Corporation and the Secured Party (the “Purchase Agreement”).

RECITALS

A.
If the Purchase Agreement is terminated before the Closing, Section 5.11 of the Purchase Agreement provides that the Secured Party is entitled to recover certain advances and fees pursuant to any written agreements between the Secured Party and the Debtors (collectively, the “Break Up Fee”).

B.
As security for the Break Up Fee that is owed or will be owed to the Secured Party upon the termination of the Purchase Agreement, the Debtors have delivered to the Secured Party a Note whereby the principal amount will be equal to the Break Up Fee (the “Note”).

C.	As a condition to entering into the Purchase Agreement, the Secured Party has required that the Debtors deliver this Agreement as security for their obligations under the Note.

AGREEMENT

In consideration of the above recitals, and the promises set forth in this Agreement, the parties agree as follows:

1.
Obligations. For purposes of this Agreement, “Obligations” means collectively the Note, this Agreement and the repayment or performance of any of the foregoing if any such payment or performance is at any time avoided, rescinded, set aside, or recovered from or repaid by Secured Party, in whole or in part, in any bankruptcy, insolvency, or similar proceeding instituted by or against the Debtors of any Obligation, or otherwise, including but not limited to all principal, interest, fees, expenses and other charges.

2.
Collateral. For purposes of this Agreement, “Collateral” means collectively all of the assets and property of ACI and the Company and any of the assets upon which Wells Fargo Foothills, Inc., a California corporation, has a first lien, whether now owned or hereafter acquired and wherever located, including without limitation the following types of assets and property: (a) accounts (including, but not limited to, health-care-insurance receivables), documents, instruments, investment property, letter-of-credit rights, letters of credit, chattel paper, general intangibles, other rights to payment, deposit accounts, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, payment intangibles, inventory, equipment, and fixtures; (b) accessions, additions and improvements to, replacements of, and substitutions for any of the foregoing; (c) all products and proceeds of any of the foregoing; and (d) books, records and data in any form relating to any of the foregoing.

3.
Security Interest and Subordination. The Debtors hereby grant to the Secured Party a security interest (the “Security Interest”) in the Collateral to secure the payment and performance of the Obligations. The Security Interest continues in effect until this Agreement is terminated in writing by the Secured Party or until the Note is terminated in accordance with its terms.

4.	Representations, Warranties and Covenants. The Debtors represent, warrant and agree to the following:

4.1
Principal Office. The Company’s chief executive office is located at the address specified on Schedule 1 attached to this Agreement. The Debtors will give the Secured Party written notice prior to any change in the location of the Company’s principal office. The Company’s organizational identification number and Federal Tax Identification Number are as specified on Schedule 1.

4.2
Organization; Authority. Each of the Debtors is duly organized, validly existing and in good standing under the laws of its state or province of its organization and has full power and authority to enter into this Agreement. ACI is a corporation organized under the laws of the State of Florida and its exact legal name is as set forth in this Agreement. The Company is a corporation organized under the laws of the State of Delaware and its exact legal name is as set forth in this Agreement. The Debtors will not change their state of organization, form of organization or name without the Secured Party’s prior written consent.

4.3
Perfection of Security Interest. Subject to the Permitted Liens, the Debtors will execute and deliver and they irrevocably appoint the Secured Party (which appointment is coupled with an interest) the Debtors’ attorney-in-fact to execute, deliver and file in the Debtors’ name, all financing statements (including, but not limited to, amendments, terminations and terminations of other security interests in any of the Collateral), control agreements and other agreements which the Secured Party may at any time reasonably request in order to secure, protect, perfect, collect or enforce the Security Interest. Subject to the Permitted Liens, the Debtors have delivered all of the Collateral consisting of instruments, documents and chattel paper to the Secured Party or, at the time the Debtors acquires an interest therein, will deliver all after acquired Collateral consisting of instruments, documents and chattel paper to the Secured Party. Subject to the Permitted Liens, the Debtors shall, at any time and from time to time, take such steps as the Secured Party may reasonably request for Secured Party (a) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Secured Party, (b) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in the UCC, as hereinafter defined), with any agreements establishing control to be in form and substance reasonably satisfactory to Secured Party, and (c) otherwise to insure the continued perfection and priority of the Security Interest in any of the Collateral and the preservation of the rights of the Secured Party therein.

4.4
Enforceability of Collateral. To the extent the Collateral consists of accounts, instruments, documents, chattel paper, letter-of-credit rights, letters of credit or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

4.5
Title to Collateral. The Company holds, or will hold at the time the Company acquires an interest in after acquired Collateral, good and marketable title to the Collateral free of all security interests and encumbrances except for the Security Interest and the security interests and encumbrances specified on Schedule 1 (the “Permitted Liens”). The Debtors will keep the Collateral free of all security interests and encumbrances except for the Security Interest and the Permitted Liens. The Debtors will defend the Secured Party’s rights in the Collateral against the claims and demands of all other persons.

4.6	Collateral Location. The Debtors will keep all tangible Collateral at the principal office and at the locations specified on Schedule 1.

4.7
Collateral Use. The Debtors will use the Collateral only for business purposes. The Debtors will not use or keep any Collateral for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

4.8
Maintenance of Collateral. The Debtors will maintain all tangible Collateral in good condition and repair. The Debtors will not commit or permit damage to or destruction of any of the Collateral. The Debtors will give the Secured Party prompt written notice of any material loss of or damage to any tangible Collateral and of any other happening or event that materially affects the existence, value or amount of the Collateral.

4.9
Disposition of Collateral. The Debtors will not sell or otherwise dispose of any Collateral or any interest in any Collateral without the prior written consent of the Secured Party, except that until the occurrence of an Event of Default (as defined in Section 5 below), the Company may sell any inventory constituting Collateral in the ordinary course of the Company’s business.

4.10	Taxes, Assessments and Liens. Other than the Assumed Liabilities, the Debtors will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral.

4.11
Records; Access. The Debtors will keep accurate and complete records pertaining to the Collateral and to the Company’s business and financial condition and will submit to the Secured Party all reports regarding the Collateral and the Debtor’s business and financial condition as and when the Secured Party may reasonably request. During normal business hours, the Debtors will permit the Secured Party and its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Company’s books and records relating to the Collateral and the Company’s business and financial condition.

4.12
Insurance. The Debtors will keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft and other risks and in such amounts as the Secured Party may reasonably request, with any loss payable to the Secured Party to the extent of its interest. Subject to the Permitted Liens, the Debtors assigns to the Secured Party all money due or to become due with respect to, and all other rights of the Debtors with respect to, all insurance concerning the Collateral and the Debtors direct the issuer of any such insurance to pay all such money directly to the Secured Party.

4.13
Collection Costs. The Debtors will reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other expenses incurred by the Secured Party in connection with the perfection, protection, defense or enforcement of the Security Interest and this Agreement, including all reasonable attorneys’ fees incurred by the Secured Party whether or not any litigation or bankruptcy or insolvency proceeding is commenced.

4.14
Financing Statements. The Debtors authorize the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without Debtor’s signature where permitted by law, in each case in such form and substance as the Secured Party may determine. The Debtors shall pay all filing, registration and recording fees and any taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

5.
Events of Default. It shall be an “Event of Default” under this Agreement if any of the Debtors fails to pay any of the Obligations when due and any applicable grace period lapses without cure by the Debtors.

6.
Remedies Upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise one or more of the following rights and remedies, subject to the priority of the Permitted Liens: (a) declare any or all unmatured Obligations to be immediately due and payable without presentment or any other notice or demand and immediately enforce payment of any or all of the Obligations; (b) require any of the Debtors to make the Collateral available to the Secured Party at a place to be designated by the Secured Party; (c) exercise and enforce any rights or remedies available upon default to a secured party under the Uniform Commercial Code as amended from time to time, enacted in any applicable jurisdiction (the “UCC”), and, if notice to the Debtors of the intended disposition of Collateral or any other intended action is required by law, such notice shall be commercially reasonable if given at least ten calendar days prior to the intended disposition or other action; and (d) exercise and enforce any other rights or remedies available to the Secured Party by law or agreement against the Collateral, the Debtors, or any other person or property. The Secured Party’s duty of care with respect to the Collateral in its possession will be fulfilled if the Secured Party exercises reasonable care in physically safekeeping the Collateral or, in the case of Collateral in the possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person. Mere delay or failure to act will not preclude the exercise or enforcement of any of Secured Party’s rights or remedies. All rights and remedies of the Secured Party are cumulative and may be exercised singularly or concurrently, at the Secured Party’s option.

7.	Miscellaneous. The following miscellaneous provisions are a part of this Agreement:

7.1
Definitions. Terms not otherwise defined in this Agreement shall have the meanings ascribed to them, if any, under the UCC and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective.

7.2
Notices. All notices under this Agreement must be in writing and will be deemed given when delivered or placed in the United States mail, registered or certified, postage prepaid, addressed to the respective party at the address set forth in the Management Agreement. Any party may change its address for notices under this Agreement by giving written notice to the other parties.

7.3
Amendments/Waivers. This Agreement may be waived, amended, modified or terminated and the Security Interest may be released only in a writing signed by the Secured Party. Any waiver signed by the Secured Party will be effective only in the specific instance and for the specific purpose given.

7.4
Applicable Law. This Agreement is governed by the laws of the State of Illinois without regard to the conflict of law principles. If any provision of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability will not affect other provisions or applications that can be given effect and this Agreement will be construed and enforced as if the unlawful or unenforceable provision or application had never been contained in or prescribed by this Agreement.

7.5	Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

7.6	Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties and their successors and assigns.

7.7	Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, and all of which will constitute one and the same instrument.

[REMAINDER OF THIS PAGE BLANK. SIGNATURE PAGE FOLLOWS.]

The parties have executed this Agreement to be made effective as of the Execution Date, as that term is used and defined in the Purchase Agreement.

DEBTORS:

ACCERIS COMMUNICATIONS INC.

By:	/s/
Name:
Title:

ACCERIS COMMUNICATIONS CORP.

By:	/s/
Name:
Title:

SECURED PARTY:

ACCERIS MANAGEMENT AND ACQUISITION LLC

By:	/s/
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE 1
TO
SECURITY AGREEMENT

DEBTOR’S CHIEF EXECUTIVE OFFICE:	SECURED PARTY’S ADDRESS:

1001 Brinton Road	60 South 6th Street, Suite 2535
Pittsburgh, PA 15221	Minneapolis, Minnesota 55402
Attn: Chief Operating Officer	Attn: Elam Baer/Drew Backstrand
Fax#: 412-244-6622	Fax#: 612-455-1022

The Company’s Delaware Organizational and Federal Tax Identification Numbers:

Delaware Organizational Number: 3234808

Federal Tax Identification Number:________

Permitted Liens:

Secured Party	Collateral
Wells Fargo Foothill, Inc.	All of the Collateral
Laurus	All of the collateral set forth in the Laurus Credit Documents, expressly subordinated to Wells Fargo Foothills, Inc. by an Intercreditor Agreement

Collateral Locations in addition to the Company’s Principal Office:

611 Wilshire Blvd, LA, CA 90017

9775 Business Park Avenue, San Diego, CA 92131

1120 G Street, NW, Washington, D. C. 20005

2153 NW 22nd Street, Miami, Florida 33124

Printers Square, 600 S. Federal, Suite 250, Chicago, Illinois 60605

1 Main Street, Suite 411, Eatontown, NJ 07724

500 Atrium Drive, Somerset, NJ

60 Hudson Street, Suite 1508, NY, NY 10013

Energy Center Fax Bay 145D, 4350 Northern Pike, Monroeville, PA 15146

Hill behind Brinton Road office, Microwave Tower, Pittsburg, PA 15221

Green Hills Corporate Center, 300 Grundy Road, Suite 4501, Reading, PA 19607

2323 Bryan Street, Suite 1500, Dallas, Texas 75201

1260 East Elgin Avenue, Salt Lake City , UT 84106

527 Fairview Avenue, Seattle, WA 98109

485 Ardmore, Braddock Hills, PA 15221

4351 Industrial Access Road, Douglasville, GA 30133

Appendix H

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned Acceris Communications Inc., a Florida corporation (“ACI”) and Acceris Communications Corp., a Delaware corporation (the “Company”) (ACI and the Company are collectively, the “Makers”) hereby promise to pay to Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Buyer”), or order, at 60 South Sixth Street, Suite 2535, Minneapolis, Minnesota 55402, or such other place as the holder of this Note may designate in writing to the Makers, a principal sum equal to the following: (a) any advances made by the Buyer to the Company which were made in connection with any written agreements between the Buyer and the Makers, less the amount of any such advances already recovered by the Buyer; plus (b) an amount equal to the net income of the Company from the period beginning on the date of this Note and ending on the termination date of that certain Asset Purchase Agreement of even date between the Makers and the Buyer (the “Purchase Agreement”); plus (c) an amount equal to five percent of the net income of the Company from the period beginning on the date of this Note and ending on the termination date of the Purchase Agreement (collectively, the “Principal”). No interest shall accrue on the Principal under this Note.

The Principal shall be due and payable to the Buyer or the holder of this Note in immediately available funds on the date on which the Purchase Agreement is terminated other than in accordance with a termination pursuant to Section 10.1(c) of the Purchase Agreement. Notwithstanding the foregoing, if the Closing of the Purchase Agreement occurs, this Note shall be terminated and the Makers shall not be obligated to pay any amounts of the Principal outstanding.

This Note may be fully or partially prepaid at any time without penalty or premium. Any prepayment shall be applied first to accrued but unpaid interest and the remainder to principal.

Maker waives presentment, dishonor, protest, demand, diligence, notice of protest, notice of demand, notice of dishonor, notice of nonpayment, and any other notice of any kind otherwise required by law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note and expressly agrees that this Note, or any payment hereunder, may be extended or subordinated (by forbearance or otherwise) at any time, without in any way affecting the liability of Maker.

Maker agrees to pay on demand all costs of collecting or enforcing payment under this Note, including attorneys’ fees and legal expenses, whether suit be brought or not, and whether through courts of original jurisdiction, courts of appellate jurisdiction, or bankruptcy courts, or through other legal proceedings.

This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any amendment, modification, or waiver is sought. This Note shall be governed by and construed according to the laws of the State of Illinois, without regard to its conflicts of laws principles.

The Makers have caused this Note to be executed and made effective as of the Execution Date, as that term is used and defined in the Purchase Agreement.

MAKERS:

ACCERIS COMMUNICATIONS INC.

By:	/s/
Name:
Title:

ACCERIS COMMUNICATIONS CORP.

By:	/s/
Name:
Title:

[Signature Page to Promissory Note]

Appendix I

IRREVOCABLE PROXY

This Irrevocable Proxy (this “Proxy”) between Counsel Corporation, an Ontario corporation, Counsel Capital Corporation, an Ontario corporation, Counsel LLC, a Delaware limited liability company, Counsel Communications, LLC, a Delaware limited liability company, CounselCare Ltd, a Delaware corporation, Counsel Corporation (US), a Delaware corporation (collectively, the “Stockholders”) and Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Proxy Holder”), takes effect on the Execution Date. Capitalized terms used but not defined in this Proxy have the meanings ascribed to them in that certain Asset Purchase Agreement of even date between the Counsel Corporation, the Proxy Holder and certain other parties (the “Asset Purchase Agreement”).

RECITALS

A.
The Stockholders beneficially own an aggregate of 17,517,269 shares of the common stock (the “Acceris Stock”) of Acceris Communications Inc., a Florida corporation (the “Company”), as described in the Company’s Schedule 13D, Amendment No. 3, filed with the United States Securities and Exchange Commission on February 16, 2005 (the “Schedule 13D”).

B.
In order to induce the Proxy Holder to enter into the Asset Purchase Agreement, the Stockholders have agreed to appoint the Proxy Holder as their proxy to vote all of the Acceris Stock or other equity securities of the Company now held or hereafter directly or indirectly acquired by the Stockholders (with the Acceris Stock, the “Shares”).

C.	This Proxy is delivered by the Stockholders to the Proxy Holder in satisfaction of the terms and conditions of Section 5.16 of the Asset Purchase Agreement.

PROXY

In consideration of the above recitals and the promises set forth in this Proxy, the parties agree as follows:

1.    Irrevocable Proxy.

1.1
The Stockholders hereby irrevocably appoint the Proxy Holder as their true and lawful attorney-in-fact and proxy, with full power of substitution for and in their name, to vote the Shares and any other capital stock or equity securities of the Company hereinafter acquired by the Stockholders, in favor of the approval of the Asset Purchase Agreement, the Transaction Documents and the transactions contemplated by the Asset Purchase Agreement at any meetings of the stockholders of the Company (or by written action in lieu thereof) where such matters are to be voted upon or approved..

1.2
The parties acknowledge and agree that the appointment and proxy granted by the Stockholders to the Proxy Holder set forth in this Section 1 is irrevocable and, because of the consideration being provided by the Proxy Holder, this Proxy is coupled with an interest within the meaning of Delaware General Corporation Law Title 8, ch. 1, § 212. This Proxy will not terminate by operation of law, or by dissolution, bankruptcy or adjudication of incompetence or insanity of the Stockholders or the occurrence of any other event except as set forth in this Proxy. By executing this Proxy, the Stockholders hereby revoke and terminate any proxy previously given with respect to the Shares.

1.3
By executing this Proxy, the Stockholders acknowledge and agree that any officer or manager of the Proxy Holder may be designated to represent the Proxy Holder at any meetings of the stockholders of the Company (or by written action in lieu thereof) and at any other time the Shares are required to or may be voted or acted upon with respect to the Asset Purchase Agreement, the Transaction Documents and the transactions contemplated under the Asset Purchase Agreement.

1.4
The Stockholders will defend and indemnify the Proxy Holder against any and all claims of any kind asserted or made against the Proxy Holder relating to any and all actions taken by the Proxy Holder with respect to exercise of the Proxy, which indemnity obligations shall follow the terms of and be governed by the language of Section 7 of the Asset Purchase Agreement with regard to the indemnity obligations of the Seller Indemnitors, with the term Seller Indemnitors being replaced with the term Stockholders under this Proxy for purposes of the indemnification of the Proxy Holder.

2.
Term. This Proxy and the appointment specified herein will terminate on the earlier of (a) the date on which the Asset Purchase Agreement is terminated, in accordance with the terms and conditions of the Asset Purchase Agreement or otherwise, or (b) the Closing.

3.
Representation and Warranty. The Stockholders jointly and severally represent and warrant to the Proxy Holder that (a) they have full power and authority to enter into this Proxy and to revoke and terminate any previously granted proxies with respect to the Shares without the need to give notice to, make any filing with, or obtain the authorization, consent, or approval of any governmental authority or other person in order to grant this Proxy, and (b) as of the Execution Date, the Stockholders hold the Acceris Stock in the manner and amounts set forth on the Schedule 13D.

4.
Recapitalization. This Proxy is intended to apply to all of the capital stock and other equity securities of the Company now or hereafter held by the Stockholders, including without limitation any shares issued upon any reorganization of the Company or any split, exchange or other change in the capitalization of the Company.

5.
Benefit and Burden. This Proxy will inure to the benefit of, and will be binding upon the parties hereto and their respective legatees, distributees, estates, executors, administrators, personal representatives and legal representatives.

6.	Modifications. Neither this Proxy, nor any provision hereof, may be modified, waived, discharged or terminated orally, but only by an instrument in writing executed by the parties hereto.

7.	Applicable Law. This Proxy will be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

8.
Proxy Binding Upon Transferees. In the event that at any time or from time to time any of the Shares are transferred to any party, the transferee will take the Shares pursuant to all provisions, conditions and covenants of this Proxy, and, as a condition precedent to the transfer of such Shares, the transferee will agree as a condition to such transfer (for and on behalf of himself, herself or itself, his, her or its legal and personal representatives and his, her or its transferees and assigns) in writing to be bound by all provisions of this Proxy.

9.	Construction. This Proxy is solely intended to be an irrevocable proxy and is not intended to be or construed as a voting trust, voting agreement or pooling agreement.

[REMAINDER OF THIS PAGE LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

The Stockholders have executed this Proxy to be made effective as of the Execution Date (as defined in the Asset Purchase Agreement).

STOCKHOLDERS:

COUNSEL CORPORATION	COUNSEL COMMUNICATIONS, LLC

/s/	/s/
By:	By:
Its:	Its:

COUNSEL CAPITAL CORPORATION	COUNSELCARE LTD

/s/	/s/
By:	By:
Its:	Its:

COUNSEL LLC	COUNSEL CORPORATION (US)

/s/	/s/
By:	By:
Its:	Its:

PROXY HOLDER:

ACCERIS MANAGEMENT AND ACQUISITION LLC

/s/
By: Elam Baer
Its: Chief Executive Officer

[Signature Page to Irrevocable Proxy]

Appendix J

GUARANTY

This Guaranty (this “Guaranty”) is made and given as of the Execution Date by Counsel Corporation, an Ontario corporation (“Guarantor”), in favor of Acceris Management and Acquisition LLC, a Minnesota limited liability company (“Buyer”). Capitalized terms used but not defined in this Guaranty shall have the meanings ascribed to them in the Asset Purchase Agreement between Guarantor, Buyer and certain other parties (the “Purchase Agreement”).

RECITALS

A.
If the Purchase Agreement is terminated (other than in accordance with Section 10.1(c) of the Purchase Agreement) before the Closing, Section 5.11 of the Purchase Agreement provides that Buyer is entitled to recover certain advances and fees pursuant to written agreements between Buyer and the Seller Parties under the Purchase Agreement (collectively, the “Break Up Fee”).

B.
As security for the Break Up Fee that is owed or will be owed to Buyer, ACI and the Company have delivered to Buyer (a) a Note, whereby the principal amount will be equal to the Break Up Fee (the “Note”), (b) a Security Agreement which secures the Note with all of the assets of the Company, ACI, and any of the assets upon which Wells Fargo Foothill, Inc., a California corporation, has a first lien, and (c) this Guaranty.

C.	As a condition to entering the Purchase Agreement, Buyer has required that Guarantor deliver this Guaranty as security for ACI’s and the Company’s obligations under the Note.

D.
Guarantor expects to derive benefits, direct and indirect, from the Purchase Agreement, the Note, the Security Agreement and transactions contemplated thereby and Guarantor finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty to Buyer.

GUARANTY

In consideration of the above recitals and for other good and valuable consideration, each Guarantor hereby covenants and agrees with Buyer as follows:

1.	Defined Terms. As used in this Guaranty, the following terms shall have the meaning indicated:

(a)
For purposes of this Guaranty, “Obligations” means collectively the Note, the Security Agreement and the repayment or performance of any of the foregoing if any such payment or performance is at any time avoided, rescinded, set aside, or recovered from or repaid by Buyer, in whole or in part, in any bankruptcy, insolvency, or similar proceeding instituted by or against Guarantor of any Obligation, or otherwise, including but not limited to all principal, interest, fees, expenses and other charges.

(b)
For purposes of this Guaranty, “Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

2.
Guaranty. Guarantor hereby absolutely and unconditionally guarantees to Buyer the payment or performance of the Obligations when due (Buyer may demand payment or performance of any or all of the other Obligations, when such payment or performance is due or required and Guarantor shall immediately pay or perform the same, whether or not Buyer has (a) accelerated payment of the Obligations, or (b) commenced repossession of, or foreclosure of any security interest, mortgage or other lien in, any or all of the collateral securing the Obligations, or (c) otherwise exercised its rights and remedies hereunder or under the Obligations, the documents related thereto or applicable law) and Guarantor shall immediately pay the same to Buyer.

3.
Continuing Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations and the Obligations of Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or any Guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof, need be given to Guarantor, and none of the foregoing acts shall release Guarantor from liability hereunder. Guarantor hereby expressly waives the following: (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Company pertaining to the Obligations except for the defense of discharge by payment. Guarantor shall not be exonerated with respect to Guarantor’ liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of each Guarantor and that the covenants, agreements and all obligations of such Guarantor hereunder be absolute, unconditional and irrevocable. Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Company or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by Buyer is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Company to Buyer.

4.
Other Transactions. Buyer is expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Company or by any other Person, or to forward or deliver any or all such collateral and security directly to the Company for collection and remittance or for credit, or to collect the same in any other manner without notice to Guarantor, and (b) to amend, modify, extend or supplement the Note or the Security Agreement and any other agreement with respect to the Obligations in accordance with their terms, waive compliance by the Company or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to Guarantor and without in any manner affecting the absolute liabilities of each Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of each Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of Buyer to realize upon any of the Obligations of the Company to Buyer, or upon any collateral or security for any or all of the Obligations, nor by the taking by Buyer of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by Buyer of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of Buyer, whether or not such action or failure to act varies or increases the risk of or affects the rights or remedies of Guarantor, shall affect or impair the obligations of Guarantor hereunder. Each Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by Buyer shall be conclusive evidence of due delivery hereof by Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other Guarantor of the Obligations or any part thereof.

5.
Actions Not Required. Guarantor hereby severally waives any and all right to cause a marshalling of the assets of the Company or any other action by any court or other governmental body with respect thereto or to cause Buyer to proceed against any security for the Obligations or any other recourse which Buyer may have with respect thereto and further waives any and all requirements that Buyer institute any action or proceeding at law or in equity, or obtain any judgment, against the Company or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against Guarantor upon this Guaranty. Guarantor further acknowledges that time is of the essence with respect to Guarantor’s obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

6.
No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by Buyer, Guarantor waives all rights of subrogation to any of the rights of Buyer against the Company or any other Person liable for payment of any of the Obligations or any collateral security or guaranty or right of offset held by Buyer for the payment of the Obligations, and Guarantor waives all rights to seek any recourse to or contribution or reimbursement from the Company or any other Person liable for payment of any of the Obligations in respect of payments made by Guarantor hereunder. Notwithstanding any of the foregoing, to the extent (a) any right of subrogation which Guarantor may have pursuant to this Guaranty or otherwise, or (b) any right of reimbursement or contribution or similar right against the Company, any property of the Company or any other guarantor of any of the Obligations would result in any Guarantor being “creditors” of or the holders of a “claim” against the Company within the meaning of Title 11 of the United States Bankruptcy Code as now in effect or hereafter amended, or any comparable provision of any successor statute, the Guarantor hereby irrevocably waives such right of subrogation, reimbursement or contribution.

7.
Application of Payments. Any and all payments upon the Obligations made by Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by Buyer on such items of the Obligations as Buyer may elect.

8.
Recovery of Payment. If any payment received by Buyer and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

9.
The Company’s Financial Condition. Guarantor is familiar with the financial condition of the Company, and the Guarantor has executed and delivered this Guaranty based on such Guarantor’s own judgment and not in reliance upon any statement or representation of Buyer. Buyer shall not have any obligation to provide Guarantor with any advice whatsoever or to inform Guarantor at any time of Buyer’s actions, evaluations or conclusions on the financial condition or any other matter concerning the Company.

10.
Remedies. All remedies afforded to Buyer by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by Buyer, shall be deemed to be in exclusion of any of the other remedies available to Buyer and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which Buyer may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Buyer.

11.
Bankruptcy of the Company. Guarantor expressly agree that the liabilities and obligations of Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Company or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against Guarantor.

12.
Costs and Expenses. Guarantor will pay or reimburse Buyer on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of Guarantor) incurred by Buyer arising out of or in connection with the enforcement of this Guaranty against Guarantor or arising out of or in connection with any failure of Guarantor to fully and timely perform the obligations of Guarantor hereunder.

13.,
Waivers and Amendments. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by Buyer. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

14.
Notices. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or express, certified or registered United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

15.
Representations and Warranties. Guarantor hereby represents and warrants to Buyer that it is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged. ACI hereby represents and warrants to Buyer that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged. The Company hereby represents and warrants to Buyer that it is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged. Each Guarantor further represents and warrants severally to Buyer that:

(a)
It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

(b)
This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)
The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. It is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

(d)
No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

(e)
There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to it, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

(f)
It expects to derive benefits from the transactions resulting in the creation of the Obligations. Buyer may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefited by the loan evidenced by the Note and Buyer shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Buyer without regard to the receipt, nature or value of any such benefits.

16.
Continuing Guaranty. Except as explicitly stated in this Section 16, this Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations, (b) be binding upon the Guarantor and its respective successors, and (c) inure to the benefit of, and be enforceable by, Buyer and its respective successors, transferees, and assigns.

17.
Reaffirmation. The Guarantor agrees that when so requested by Buyer from time to time it will promptly execute and deliver to Buyer a written reaffirmation of this Guaranty in such form as Buyer may require.

18.
Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

19.
General. All representations and warranties contained in this Guaranty or in any other agreement between Guarantor and Buyer shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.

20.
Intercreditor Agreement. Guarantor hereby agrees to absolutely subordinate any and all amounts due to it by ACI and the Company to the Note due to the Secured Party and shall sign an Intercreditor Agreement and Subordination Agreement to that effect within ten (10) days of the Execution Date.

Guarantor has executed this Guaranty as of the Execution Date, as that term is used and defined in the Purchase Agreement.

GUARANTOR:

COUNSEL CORPORATION

By:	/s/
Name:
Title:

[Signature Page to Guaranty]